Exhibit 99.2

CREDIT AGREEMENT

dated as of March 13, 2020

among

CSG HOLDINGS II LLC,

as Borrower,

THE LENDERS PARTY HERETO FROM TIME TO TIME

and

INVESTEC BANK PLC,

as Administrative Agent

Senior Secured Credit Facility

$50,000,000 Term Facility

Lead Arranger and Sole Bookrunner: INVESTEC INC.

i

(Continued)

(Continued)

(Continued)

Index of Exhibits

Exhibit A	Definitions and Rules of Interpretation
Notes
Exhibit B	Form of Note
Loan Disbursement Procedures
Exhibit C-1	Form of Notice of Borrowing
Exhibit C-2	Form of Notice of Conversion of Loan Type
Credit and Security-Related Documents
Exhibit D-1	Schedule of Security Filings
Exhibit D-2	Form of Affiliated Debt Subordination Agreement
Project Description Exhibits
Exhibit E-1	Hazardous Substances Disclosure
Exhibit E-2	Project Litigation
Other
Exhibit F	Lenders’ Commitments and Proportionate Shares
Exhibit G-1	Form of U.S. Tax Compliance Certificate (Foreign Lenders, Not Partnerships)
Exhibit G-2	Form of U.S. Tax Compliance Certificate (Foreign Participants, Not Partnerships)
Exhibit G-3	Form of U.S. Tax Compliance Certificate (Foreign Participants, Partnerships)
Exhibit G-4	Form of U.S. Tax Compliance Certificate (Foreign Lenders, Partnerships)
Exhibit H	[Reserved]
Exhibit I	Form of Assignment and Assumption Agreement
Exhibit J	List of Closing Date Legal Opinions
Exhibit K	[Reserved]
Exhibit L	Form of Solvency Certificate
Exhibit M	Form of Closing Certificate

v

This CREDIT AGREEMENT, dated as of March 13, 2020 (this “Agreement”), is entered into among CSG HOLDINGS II LLC, a Delaware limited liability company, as borrower (“Borrower”), the Lenders party hereto from time to time, and INVESTEC BANK PLC, as administrative agent for the Lenders referred to herein (together with its successors and permitted assigns in such capacity, “Administrative Agent”).

RECITALS

A.    Borrower indirectly owns 100% of the Securities of Cardinal States Gathering Company LLC, a Virginia limited liability company (the “Project Company”).

B.    The Project Company owns and/or controls gathering systems and compressor stations in Virginia, Kentucky and West Virginia (together with all other gathering lines, laterals, transport assets, storage facilities, surface leases, rights of way and servitudes related to the foregoing, as more fully described herein, the “Project”).

C.    Borrower has requested Lenders to extend, and Lenders have agreed to extend, on the terms and conditions set forth in this Agreement and the other Credit Documents, the term facility to Borrower, as more fully described herein.

AGREEMENT

In consideration of the agreements herein and in the other Credit Documents and in reliance upon the representations and warranties set forth herein and therein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1    DEFINITIONS. Except as otherwise expressly provided herein, capitalized terms used in this Agreement (including its exhibits and schedules) shall have the meanings given to such terms in Exhibit A.

1.2    RULES OF INTERPRETATION. Except as otherwise expressly provided herein or therein, the rules of interpretation set forth in Exhibit A shall apply to this Agreement.

ARTICLE 2

THE CREDIT FACILITY

2.1    TERM FACILITY.

2.1.1    Term Facility.

(a)    Availability.

(i)    Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties of Borrower set forth herein, each Lender severally, but not jointly, agrees to advance to Borrower on the Closing Date such loans as Borrower may request pursuant to this Section 2.1.1 (individually, a “Loan” and, collectively, the “Loans”) in an aggregate principal amount which does not exceed such Lender’s Commitment.

(ii)    Amounts prepaid or repaid in respect of Loans may not be reborrowed.

(b)    Notice of Borrowing. Borrower shall request Loans by delivering to Administrative Agent a Notice of Borrowing, which contains or specifies, among other things:

(i)    the portion of the requested Loan which shall bear interest as is provided in (A) Section 2.1.1(c)(i) (individually, a “Base Rate Loan” and, collectively, the “Base Rate Loans”) or (B) Section 2.1.1(c)(ii) (individually, a “LIBOR Loan” and, collectively, the “LIBOR Loans”);

(ii)    the aggregate principal amount of the requested Loan; and

(iii)    the proposed date of the requested Loan (which shall be a Banking Day).

Borrower may make only one Borrowing under the Term Facility, which shall be on the Closing Date. Each Lender’s Commitment shall terminate immediately without further action on the Closing Date, in each case after giving effect to the funding in full of such Lender’s Proportionate Share of the requested Loan. Borrower shall give the Notice of Borrowing to Administrative Agent so as to provide not less than the Minimum Notice Period applicable to Loans of the Type requested. The Notice of Borrowing may be modified or revoked by Borrower until the final Banking Day prior to the Minimum Notice Period, and shall thereafter be irrevocable.

The proceeds of all Loans on the Closing Date shall be applied in accordance with the Funds Flow Memorandum.

(c)    Interest. Subject to Section 2.4.3, Borrower shall pay interest on the unpaid principal amount of the Loan from the date of Borrowing of the Loan until the maturity or prepayment thereof at the following rates per annum:

(i)    With respect to the principal portion of such Loan which is, and during such periods as such Loan is, a Base Rate Loan, at a rate per annum equal to the Base Rate (such rate to change from time to time as the Base Rate shall change) plus the applicable Rate Margin in respect of Base Rate Loans; or

(ii)    With respect to the principal portion of such Loan which is, and during such periods as such Loan is, a LIBOR Loan, at a rate per annum, at all times during each Interest Period for such LIBOR Loan, equal to the Adjusted LIBO Rate for such Interest Period plus the applicable Rate Margin in respect of LIBOR Loans.

(d)    Loan—Scheduled Principal Amortization. On each Quarterly Payment Date, Borrower shall repay to Administrative Agent, for the account of each Lender, the aggregate unpaid principal amount of the Loan made by such Lender in installments in accordance with the Amortization Schedule, with any remaining unpaid principal, interest, fees and costs due and payable on the Final Maturity Date.

2.1.2    Interest Provisions Relating to All Loans.

(a)    Determination of Applicable Interest Rate. Subject to Section 2.4.3, the applicable basis for determining the rate of interest with respect to any Loan shall be selected by Borrower initially at the time the Notice of Borrowing is given pursuant to Section 2.1.1(b). The basis for determining the interest rate with respect to any Loan may be changed from time to time as specified in a Notice of Conversion of Loan Type delivered pursuant to Section 2.1.5. If on any day a Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day such Loan shall bear interest determined by reference to the Adjusted LIBO Rate. If at any time an Event of Default has occurred and is continuing, at the election of any Lender, (a) no outstanding Base Rate Loan of such Lender may be converted to a LIBOR Loan; and (b) no outstanding LIBOR Loan of such Lender may be continued as a LIBOR Loan and, unless repaid, each such LIBOR Loan shall be converted to a Base Rate Loan at the end of the Interest Period therefor. Administrative Agent shall promptly provide to each Lender a copy of each Notice of Conversion of Loan Type.

(b)    Interest Payment Dates. Borrower shall pay accrued interest on the unpaid principal amount of each Loan (i) in the case of each Base Rate Loan, on the last Banking Day of each calendar quarter; (ii) in the case of each LIBOR Loan, on the last day of each Interest Period related to such LIBOR Loan; and (iii) in all cases, upon repayment or prepayment (to the extent thereof and including any Optional Prepayments or Mandatory Prepayments), upon conversion from one Type of Loan to another Type of Loan and on the Final Maturity Date.

(c)    LIBOR Loan Interest Periods.

(i)    (A) Any Interest Period which would otherwise end on a day which is not a Banking Day shall be extended to the next succeeding Banking Day unless such next Banking Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Banking Day, (B) any Interest Period which begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of a calendar month, (C) any Interest Period for any Loan which would otherwise end after the Final Maturity Date shall end on the Final Maturity Date, (D) LIBOR Loans for each Interest Period shall be in the minimum amount of $250,000, and (E) Borrower may not at any time have outstanding more than six different Interest Periods relating to LIBOR Loans.

(ii)    Borrower may contact Administrative Agent at any time prior to the end of an Interest Period for a quotation of Interest Rates in effect at such time, and Administrative Agent shall promptly provide such quotation. If Borrower fails to notify Administrative Agent of the next Interest Period for any LIBOR Loans in accordance with this Section 2.1.2(c), such Loans shall automatically (x) continue as LIBOR Loans on the last day of the current Interest Period therefor or (y) if an Event of Default has occurred and is continuing and a Lender has elected not to provide LIBOR Loans during such Event of Default, automatically convert to a Base Rate Loan on the last day of the current Interest Period therefor. Administrative Agent shall as soon as practicable notify Borrower of each determination of the Interest Rate applicable to each Loan.

(d)    Interest Computations. All computations of interest on Base Rate Loans (other than Base Rate Loans where the Base Rate is determined by reference to the LIBO Rate pursuant to clause (c) of the definition of Base Rate) shall be based upon a year of 365 days or, in the case of a leap year, 366 days, shall be payable for the actual days elapsed (including the first day but excluding the last day), and shall be adjusted in accordance with any changes in the Base Rate to take effect on the beginning of the day of such change in the Base Rate. All computations of interest on LIBOR Loans (and Base Rate Loans where the Base Rate is determined by reference to the LIBO Rate pursuant to clause (c) of the definition of Base Rate) shall be based upon a year of 360 days and shall be payable for the actual days elapsed (including the first day but excluding the last day). Borrower agrees that all computations of interest by Administrative Agent shall be conclusive and binding in the absence of manifest error.

2.1.3    Promissory Notes. The obligation of Borrower to repay the Loans made by a Lender and to pay interest thereon at the rates provided herein shall, upon the written request of such Lender, be evidenced by promissory notes in substantially the form of Exhibit B (individually, a “Note” and, collectively, the “Notes”), each payable to such requesting Lender or its registered assigns and in the principal amount of such Lender’s Commitment. Borrower authorizes each such requesting Lender to record on the schedule annexed to such Lender’s Note the date and amount of each Loan made by such requesting Lender and each payment or prepayment of principal thereunder, and agrees that all such notations shall constitute prima facie evidence of the matters noted; provided that in the event of any inconsistency between the records or books of Administrative Agent and any Lender’s records or Notes, the records of Administrative Agent shall be conclusive and binding in the absence of manifest error. Borrower further authorizes each such requesting Lender to attach to, and make a part of, such requesting Lender’s Note or Notes continuations of the schedule attached thereto as necessary. No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of Borrower’s obligations to repay the full unpaid principal amount of the Loans or the duties of Borrower hereunder or thereunder. Upon the payment in full in cash of the aggregate principal amount of, and all accrued and unpaid interest on, the Loans the Lenders holding such Notes shall promptly mark the applicable Notes cancelled and return such cancelled Notes to Borrower.

2.1.4    Loan Funding.

(a)    Notice. The Notice of Borrowing and each Notice of Conversion of Loan Type shall be delivered to Administrative Agent in accordance with Sections 2.1.1(b) and 2.1.5, respectively. Administrative Agent shall promptly provide to each Lender a copy of the Notice of Borrowing and each Notice of Conversion of Loan Type and of each Lender’s portion of the requested Borrowing.

(b)    Lender Funding. Subject to the satisfaction or waiver (such waiver to be in writing by the Administrative Agent with the consent of each Lender and any such waiver shall be binding on each Lender) of the conditions precedent specified in Section 3.1, each Lender shall, before 1:00 p.m. New York City time on the Closing Date, make available to Administrative Agent by wire transfer of immediately available funds in Dollars to the account of Administrative

Agent most recently designated by it for such purpose, such Lender’s Proportionate Share of the Loan to be made on such date. The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation hereunder to make its Loan on the Closing Date. No Lender shall be responsible for the failure of any other Lender to make Loans as required on the Closing Date.

(c)    Failure of Lender to Fund. Unless Administrative Agent shall have been notified by any Lender prior to the Closing Date that such Lender does not intend to make available to Administrative Agent such Lender’s Proportionate Share of the Loan requested on such date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such date in accordance with the prior paragraph, and Administrative Agent may, in its sole discretion and in reliance upon such assumption (but without any obligation), make available to Borrower a corresponding amount on such date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand (and, in any event, within two Banking Days from the Closing Date) from such Lender together with interest thereon, for each day from the Closing Date until the date such amount is paid to Administrative Agent, at the Federal Funds Rate for the first two Banking Days after such date. If such Lender pays such amount to Administrative Agent, then such amount (excluding any interest paid to Administrative Agent thereon) shall constitute such Lender’s Proportionate Share of such Loan. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor or within two Banking Days from the Closing Date, Administrative Agent may notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from the Closing Date until the date such amount is paid to Administrative Agent, at the rate then payable under this Agreement for Base Rate Loans. Nothing in this Section 2.1.4(c) shall be deemed to relieve any Lender from its obligation to fulfill its obligations hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

(d)    Account. No later than 4:00 p.m. New York City time on the Closing Date, if the applicable conditions precedent listed in Section 3.1 have been satisfied or waived in accordance with the terms thereof, and, subject to Section 2.1.4(c), to the extent Administrative Agent shall have received the appropriate funds from the Lenders, Administrative Agent shall make available the Loans requested in such Notice of Borrowing in Dollars and in immediately available funds, and shall apply the proceeds of such Loans in accordance with the Funds Flow Memorandum.

2.1.5    Conversion of Loans. Borrower may convert Loans from one Type of Loan to another Type of Loan; provided that (a) any conversion of LIBOR Loans into Base Rate Loans shall be effective on, and only on, the first Banking Day after expiration of an Interest Period for such LIBOR Loans or shall be subject to amounts payable pursuant to Section 2.7, (b) Loans shall be converted only in amounts of $250,000 and increments of $100,000 in excess thereof and (c) no Base Rate Loan of a Lender may be converted into a LIBOR Loan (i) at the election of the such Lender when any Event of Default has occurred and is continuing or (ii) after the date that is three (3) months prior to the Final Maturity Date. Borrower shall request such a conversion by delivering to Administrative Agent a Notice of Conversion of Loan Type, which contains or specifies, among other things:

(i)    the Loans, or portion thereof, which are to be converted;

(ii)    the Type of Loans into which such Loans, or portion thereof, are to be converted; and

(iii)    the proposed date of the requested conversion (which shall be a Banking Day and otherwise in accordance with this Section 2.1.5); and

(iv)    if a Lender has elected not to convert a Base Rate Loan to a LIBOR Loan during an Event of Default and if Base Rate Loans are to be converted to LIBOR Loans, a certification by Borrower that no Event of Default has occurred and is continuing.

Borrower shall so deliver each Notice of Conversion of Loan Type so as to provide at least the applicable Minimum Notice Period. The Notice of Conversion of Loan Type may be modified or revoked by Borrower until the final Banking Day prior to the Minimum Notice Period, and shall thereafter be irrevocable. Each Notice of Conversion of Loan Type shall be delivered to Administrative Agent in the manner provided in Section 11.1. Administrative Agent shall promptly notify each Lender of the contents of each Notice of Conversion of Loan Type.

2.1.6    Prepayments.

(a)    Terms of All Prepayments.

(i)    Upon the prepayment of any Loan (whether such prepayment is an Optional Prepayment or a Mandatory Prepayment), Borrower shall pay to Administrative Agent for the account of the Lender which made such Loan (A) all accrued interest to the date of such prepayment on the amount of such Loan prepaid, (B) if such prepayment is an Optional Prepayment prior to the six-month anniversary of the Closing Date or a Mandatory Prepayment pursuant to Section 2.1.6(c)(v), 1.00% of the principal amount being prepaid, and (C) if such prepayment is the prepayment of a LIBOR Loan on a day other than the last day of an Interest Period for such LIBOR Loan, all Liquidation Costs incurred by such Lender as a result of such prepayment (pursuant to the terms of Section 2.7).

(ii)    Notwithstanding the foregoing, but only in respect of any Mandatory Prepayment, Borrower shall have the right, by giving three (3) Banking Days’ notice to Administrative Agent, in lieu of prepaying a LIBOR Loan on a day other than the last day of an Interest Period for such LIBOR Loan, to deposit or cause Administrative Agent to deposit into the Prepayment Account (as defined in the Depositary Agreement) an amount equal to the LIBOR Loans to be prepaid together with (x) accrued but unpaid interest payable, and (y) any Swap Termination Payments anticipated to be payable to any Secured Swap Counterparty pursuant to Section 2.1.6(a)(iii), in each case in connection with such prepayment. Such funds shall be held in the Prepayment Account until the expiration of the Interest Period applicable to the LIBOR Loan to be prepaid, at which time the amount deposited in such account shall be applied to prepay such LIBOR Loan and to make such Swap Termination Payments, as applicable, and any interest accrued on such amount shall be deposited into the Revenue Account. The deposit of amounts into the Prepayment Account to be held by Depositary Agent for the Mandatory Prepayment of LIBOR Loans as described above shall not constitute a prepayment of Loans, and all Loans to be prepaid using the proceeds from such account shall continue to accrue interest at the then-applicable interest rate for such Loans until actually prepaid. All amounts in such account shall only be invested in Permitted Investments under clause (a) of the definition thereof as directed, in writing, by and at the expense and risk of Borrower in accordance with the Depositary Agreement.

(iii)    If any prepayment of Loans is made pursuant to this Section 2.1.6 and such prepayment would result in the aggregate notional amounts under the Permitted Swap Agreements exceeding the amounts permitted pursuant to Section 5.13.2, then the Borrower (x) shall terminate, or to the extent permitted by the applicable Permitted Swap Agreement, transfer or novate, a portion of one or more Permitted Swap Agreements such that, after giving pro forma effect to any such prepayment, the aggregate notional amount of the Permitted Swap Agreements satisfies the maximum hedging requirements of the Borrower pursuant to Section 5.13.2 and (y) may apply a portion of the proceeds to be prepaid to terminate or, to the extent permitted by the applicable Permitted Swap Agreements, transfer or novate a portion of the Permitted Swap Agreements, such that, after giving pro forma effect to such prepayment of Loans, the aggregate notional amount of the Permitted Swap Agreements is not less than the minimum hedging requirements of the Borrower pursuant to Section 5.13.1. Any such early termination of Permitted Swap Agreements shall be on a pro rata basis among all of the Permitted Swap Agreements, according to the notional amounts then outstanding under each such Permitted Swap Agreement; provided, however, that nothing in this clause shall require Borrower to terminate any Permitted Swap Agreements except to the extent required pursuant to Section 5.13.2.

(iv)    (A)    all Optional Prepayments shall be applied as directed by Borrower (or, if no direction is given, to scheduled principal payments under Section 2.1.1(d) in direct order of maturity);

(B)    all Mandatory Prepayments shall be applied pro rata to scheduled principal payments under Section 2.1.1(d) and any Swap Termination Payments payable to any Secured Swap Counterparty pursuant to Section 2.1.6(a)(iii) in connection with such prepayment; provided that, if such Swap Termination Payments are not paid on the date of such Mandatory Prepayment as permitted by Section 5.13.2, Borrower shall make a reservation in the Prepayment Account (as defined in the Depositary Agreement) of an amount equal to 105% of the Swap Termination Payments reasonably projected as of the date of such Mandatory Prepayment to be payable by the Borrower to any Secured Swap Counterparty in connection with any such prepayment with respect to Secured Swap Agreements terminated in accordance with Section 2.1.6(a)(iii); and

(C)    a prepayment of Loans may be applied to prepay outstanding Base Rate Loans of such Type before any other Loans of such Type so long as such application does not affect the right any Lender would otherwise have to receive pro rata prepayments of the Loans or a Type of Loans, as applicable, held by such Lender.

(b)    Optional Prepayments.

(i)    Borrower may, at its option and without premium or penalty but subject to Section 2.1.6(a)(i)(B) and Section 2.7, upon notice to Administrative Agent delivered within not less than the Minimum Notice Period applicable to the Loans being prepaid (which notice may state that it is conditioned upon the effectiveness of another credit facility or facilities or other agreement(s) providing the source of funds for such Optional Prepayment, in which case such notice may be revoked by Borrower by providing written notice to Administrative Agent through the final Banking Day prior to the Minimum Notice Period prior to the proposed date of the Optional Prepayment if one or more of such conditions is not satisfied), prepay any Loans in whole or from time to time in part in minimum amounts of $1,000,000 or an incremental multiple of $100,000 in excess thereof (provided that such minimum amounts shall not apply to a prepayment of all outstanding Loans) (each, an “Optional Prepayment”).

(ii)    Optional Prepayments of the Term Facility may not be re-borrowed.

(c)    Mandatory Prepayments. Borrower shall make the following mandatory prepayments (each, a “Mandatory Prepayment”):

(i)    On each Quarterly Payment Date in accordance with Section 3.1(b)(vi) of the Depositary Agreement;

(ii)    100% of Net Proceeds received by the Borrower from the Project Company as a result of any OpCo Asset Proceeds or OpCo Loss Proceeds or any other OpCo Mandatory Prepayment not required to prepay the OpCo Obligations as contemplated by the Depositary Agreement;

(iii)    As, when and to the extent contemplated by the Depositary Agreement as a result of any Asset Sale or any Loss Event;

(iv)    100% of the net proceeds from any direct or indirect sale of the Securities of CSG Holdings I LLC or the Project Company (including any liquidation distribution) as contemplated by the Depositary Agreement; and

(v)    Upon the receipt of any net cash proceeds from the issuance of any Debt by Borrower that is not permitted hereunder pursuant to Section 6.3 in the amount of any such net cash proceeds.

2.1.7    Register. Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain, at its address referred to in Section 11.1, a register for the recordation of the names and addresses of the Lenders (including any Person that becomes a Lender in accordance with Section 11.5 of this Agreement), the Commitments and Loans of each Lender from time to time and the name of each Lender which holds a Note (the “Register”). The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register (a) the Commitments and the Loans from time to time of each Lender, (b) the interest rates applicable to all Loans and the effective dates of all changes thereto, (c) the Interest Period for each LIBOR Loan, (d) the date and amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder, (e) each repayment or prepayment in respect of the principal amount of the Loans of each Lender, (f) the amount of any sum received by Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof, and (g) such other information as Administrative Agent may determine is necessary for the administering of the Loans and this Agreement. Any such recording shall be conclusive and binding in the absence of manifest error; provided that neither the failure to make any such recordation, nor any error in such recordation, shall affect Borrower’s Obligations in respect of any applicable Loans or otherwise; and provided, further, that in the event of any inconsistency between the Register and any Lender’s records, the Register shall govern absent manifest error. The Register is intended to cause the Commitments and Loans to be in registered form within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code, Treasury regulation Sections 5f.103-1(c) and 1.871-14(c), and Proposed Treasury regulations Section 1.163-5(b).

2.1.8    Re-Borrowing. Borrower may not re-borrow the principal amount of any Loan repaid or prepaid pursuant hereto.

2.2    FEES.

2.2.1    Agents’ Fees. Borrower shall pay to each applicable Agent, the fees payable to such Agent, as applicable, set forth in the applicable Agency Fee Letter.

2.3    TOTAL COMMITMENTS.

2.3.1    Total Commitment Amount. Notwithstanding anything that may be construed to the contrary in this Agreement, the aggregate principal amount of all Loans made by the Lenders shall not exceed the Total Commitment.

2.4    OTHER PAYMENT TERMS.

2.4.1    Place and Manner. Except as otherwise provided in the Fee Letters or any other provision contained in any of the Credit Documents, Borrower shall make all payments due to any Lender or Administrative Agent hereunder free and clear without setoff or counterclaim of any kind to Administrative Agent, for the account of such Lender or Administrative Agent (as the case may be), to the account denominated.

Bank Name: The Bank of New York Mellon

ABA/Swift/Routing No.: 021-000-018

Account No.: 1704048400

Attention: INVESTEC AGENCY SERVICES ACCOUNT

Reference: Loan/Transaction Name

or such other account as Administrative Agent shall notify Borrower from time to time, in Dollars and in immediately available funds not later than 1:00 p.m. New York City time on the date on which such payment is due. Any payment made after such time on any day shall be deemed received on the Banking Day after such payment is received. Administrative Agent shall disburse to each Lender each such payment received by Administrative Agent for such Lender, such disbursement to occur on the day such payment is received if received by 1:00 p.m. New York City time or if otherwise reasonably possible, or otherwise on the next Banking Day.

2.4.2    Date. Whenever any payment due hereunder shall fall due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day (unless such day is the Final Maturity Date, or such Banking Day falls in the next succeeding calendar month, in which case such payment shall be made on the immediately preceding Banking Day) and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

2.4.3    Default Interest. Notwithstanding anything to the contrary herein, upon the occurrence and during the continuation of any Event of Default, at the written direction of the Required Lenders, the outstanding principal amount of all Loans and, to the extent permitted by applicable Legal Requirements, any accrued and unpaid interest payments thereon and any accrued and unpaid fees, and other amounts hereunder, shall after and during the continuance of such Event of Default bear interest (including post-petition interest in any proceeding under applicable Bankruptcy Laws) payable upon demand, at a rate that is (a) 2.00% per annum in excess of the interest rate then otherwise payable under this Agreement with respect to the applicable Loans, or (b) in the case of any such fees and other amounts, at a rate that is 2.00% per annum in excess of the interest rate then otherwise payable under this Agreement for Base Rate Loans (the “Default Rate”); provided that, in the case of LIBOR Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective and to the extent a Lender has provided notice its LIBOR Loans are no longer permitted while an Event of Default exists, such Lender’s LIBOR Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate that is 2.00% per annum in excess of the interest rate then otherwise payable under this Agreement for Base Rate Loans (it being understood that from and after the date on which all continuing Events of Default have been cured or waived pursuant to Section 11.3, the Default Rate shall no longer apply); provided further that, the Default Rate may retroactively apply to all amounts due hereunder from the date of the occurrence of the Event of Default if the Required Lenders provide such written direction.

2.4.4    Net of Taxes, Etc.

(a)    Taxes. Any and all payments to or for the benefit of a Credit Party by or on behalf of Borrower hereunder or under any other Credit Document shall be made free and clear of and without deduction or withholding, setoff or counterclaim of any kind whatsoever of any present or future Taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto ((A) excluding net income, franchise and branch profits Taxes (including Taxes imposed on or measured by the net income, net profits or capital of such Credit Party) imposed by any jurisdiction or any political subdivision or Taxing authority thereof or therein as a result of a present or former connection between such Credit Party and such jurisdiction or political subdivision, unless such connection results solely from such Credit Party’s executing, delivering or performing its obligations or receiving a payment under, or enforcing, this Agreement or any Note or other Credit Document, (B) excluding any federal withholding Tax imposed by the United States that is in effect and would apply to amounts payable hereunder to such Credit Party at the time such Credit Party becomes a party to this Agreement (or such Credit Party designates a new lending office) (other than pursuant to an assignment request by Borrower under Section 2.8.2) except to the extent that such Credit Party (or its assignor, if any) was entitled, at the time of the designation of a new lending office (or assignment) to receive additional amounts from Borrower with respect to such withholding Tax pursuant to this Section 2.4.4(a), (C) excluding any withholding Tax that is attributable to a Credit Party’s failure to comply with Section 2.4.4(e) or Section 2.4.5, (D) excluding any Taxes imposed under FATCA and (E) excluding any interest or penalties imposed upon amounts described in (A), (B), (C) or (D) above) (all such Taxes described in (A), (B), (C), (D) and (E) above being hereinafter referred to as

“Excluded Taxes”) unless required by applicable law. If any Taxes are required to be deducted or withheld from or in respect of any sum payable by or on behalf of Borrower hereunder or under any other Credit Document to any Credit Party, (i) with respect to any Indemnified Taxes, the sum payable shall be increased as may be necessary so that after all required deductions or withholdings of Indemnified Taxes (including deductions or withholdings applicable to additional sums payable under this Section 2.4.4), such Credit Party receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) Borrower shall make (or cause to be made) such deductions or withholdings, and (iii) Borrower shall pay (or cause to be paid) the full amount deducted or withheld to the relevant Taxation authority or other authority in accordance with applicable Legal Requirements. In addition, Borrower agrees to timely pay to the relevant Governmental Authority any present or future stamp, recording or documentary Taxes and any other excise or property Taxes, charges or similar levies (and interest, fines, penalties and additions related thereto) (not including income, branch profits or franchise Taxes) that arise from any payment made hereunder or under any other Credit Document or from the execution or delivery or otherwise with respect to this Agreement or any other Credit Document except any such Taxes that are imposed as a result of any present or former connection between such Credit Party and the relevant Governmental Authority that are imposed with respect to an assignment (other than pursuant to an assignment request by Borrower under Section 2.8.2) (hereinafter referred to as “Other Taxes”).

(b)    Tax Indemnity. Borrower shall indemnify each Credit Party for and hold it harmless against the full amount of Indemnified Taxes and Other Taxes (including any Indemnified Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.4.4) paid by any Credit Party or its Affiliate, or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted; provided that Borrower shall not be obligated to indemnify any Credit Party for any penalties, interest or expenses relating to Indemnified Taxes or Other Taxes arising from such Credit Party’s bad faith, gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Each Credit Party agrees to give written notice to Borrower of the assertion of any claim against such Credit Party relating to such Indemnified Taxes or Other Taxes as promptly as is practicable after being notified of such assertion, and in no event later than 270 days after the principal officer of such Credit Party responsible for administering this Agreement obtains knowledge thereof; provided that any Credit Party’s failure to notify Borrower of such assertion within such 270 day-period shall not relieve Borrower of its obligation under this Section 2.4.4(b) with respect to Indemnified Taxes or Other Taxes, regardless of when they arise, and shall not relieve Borrower of its obligation under this Section 2.4.4(b) with respect to penalties, interest or expenses relating to such Indemnified Taxes or Other Taxes and arising prior to the end of such period, but shall relieve Borrower of its obligations under this Section 2.4.4(b) with respect to penalties, interest or expenses relating to such Indemnified Taxes or Other Taxes and incurred between the end of such period and such time as Borrower receives notice from such Lender as provided herein. Payments by Borrower pursuant to this indemnification shall be made within thirty (30) days from the date such Credit Party makes written demand therefor (submitted through Administrative Agent), which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof.

(c)    Notice. Within thirty (30) days after the date of any payment of Indemnified Taxes or Other Taxes by or on behalf of Borrower, Borrower shall furnish to Administrative Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof or, if such receipt is not obtainable, other evidence of such payment reasonably satisfactory to Administrative Agent.

(d)    Reimbursement by Credit Parties. If any Credit Party receives an indemnification payment pursuant to Section 2.4.4(b) (or if Borrower pays any additional amount under Section 2.4.4(a)) and if such Credit Party is able, in its sole discretion exercised in good faith, to apply or otherwise take advantage of any refund or credit in lieu thereof arising out of or in conjunction with any Indemnified Taxes or Other Taxes which give rise to such additional amount or indemnification, such Credit Party shall, to the extent that in its sole discretion exercised in good faith it can do so without prejudice to the retention of the amount of such refund and without any other adverse Tax consequences for such Credit Party, reimburse to Borrower such amount as the Credit Party shall, in its sole discretion exercised in good faith, have determined to be attributable to the relevant Indemnified Taxes or Other Taxes, net of all out-of-pocket expenses (including Taxes) of such Credit Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit in lieu thereof), and as will leave such Credit Party in no worse after-Tax position than it would have been in if the payment of such Indemnified Taxes or Other Taxes had not been required, provided, however, that if the Credit Party is required to repay all or any portion of any refund or credit in lieu thereof or any interest thereon to such Governmental Authority, then, upon the request of such Credit Party, Borrower agrees to repay such Credit Party, as soon as reasonably practicable, the amount of the refund or credit in lieu thereof required to be paid to such Governmental Authority by such Credit Party that is required to be forfeited, in each case plus any penalties, interest or other charges imposed by such Governmental Authority with respect to such refund or credit in lieu thereof, as the case may be. Nothing in this Section 2.4.4(d) shall oblige any Credit Party to disclose to Borrower or any other Person any information regarding its Tax affairs or Tax computations that such Credit Party deems confidential, or interfere with any Credit Party’s absolute discretion to manage its own Tax affairs in whatever manner it sees fit.

(e)    FATCA. (i) If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.4.4(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (ii) Each Lender shall indemnify each Agent for any Excluded Taxes attributable to such Lender, in each case that are payable or paid by any Agent in connection with any Credit Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.

(f)    Survival of Obligations. The obligations of Borrower and each Credit Party under this Section 2.4.4 shall survive the termination of this Agreement and the repayment of Borrower’s Obligations.

2.4.5    Withholding Exemption Certificates. Each Lender upon becoming a Lender agrees that it will deliver to Administrative Agent and Borrower either (a) if such Lender is a United States person (as such term is defined in Section 7701(a)(30) of the Code), an executed copy of a United States Internal Revenue Service Form W-9 certifying that such Lender is exempt from United States backup withholding, or (b) if such Lender is not a United States person (as such term is defined in Section 7701(a)(30) of the Code), two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8BEN-E, W-8ECI, W-8EXP or W-8IMY or successor applicable form, as the case may be (certifying therein an entitlement to an exemption from or reduction in, United States withholding Taxes) plus, in the case of a Lender using the so-called “portfolio interest exemption,” a duly completed and executed non-bank certificate in the form of Exhibits G-1, G-2, G-3 or G-4, as applicable to such Lender (each a “U.S. Tax Compliance Certificate”). Each Lender which delivers to Borrower and Administrative Agent a Form W-9, W-8BEN or W-8BEN-E, W-8ECI, W-8EXP or W-8IMY and a U.S. Tax Compliance Certificate, as the case may be, pursuant to the preceding sentence further undertakes to deliver to Borrower and Administrative Agent further copies of the Form W-9, W-8BEN or W-8BEN-E, W-8ECI, W-8EXP or W-8IMY, or successor applicable forms, or other manner of certification or procedure, and a U.S. Tax Compliance Certificate, as the case may be, on or before the date that any such form or certificate expires or becomes obsolete or within a reasonable time after gaining knowledge of the occurrence of any event requiring a change in the most recent forms previously delivered by it, and such extensions or renewals thereof as may reasonably be requested by Borrower or Administrative Agent, certifying in the case of a Form W-9, W-8BEN or W-8BEN-E, W-8ECI, W-8EXP or W-8IMY and a U.S. Tax Compliance Certificate, as the case may be, that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal Taxes, or at a reduced rate, unless in any such cases any change in treaty, law, regulation or the circumstance of any Loan Party or Affiliate of any Loan Party (other than an Affiliate that is a Credit Party) or any designation of a new lending office or assignment described in the exception contained in clause (B) of Section 2.4.4(a) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms or certificates inapplicable or which would prevent a Lender from duly completing and delivering any such form or certificate with respect to it and such Lender advises Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal Tax or at a reduced rate. For the avoidance of doubt, however, Borrower shall not be obligated to pay any additional amounts in respect of United States federal Tax pursuant to Section 2.4.4 (or make an indemnification payment pursuant to Section 2.4.4) to any Lender (including any entity to which any Lender sells, assigns, grants a participation in, or otherwise transfers its rights under this Agreement) if the obligation to pay such additional amounts (or such indemnification) would not have arisen but for a failure of such Lender to comply with its obligations under this Section 2.4.5. Notwithstanding any other provision of this Section 2.4.5, no Person shall be required to deliver any form pursuant to this Section 2.4.5 that such Person is not legally able to deliver.

2.4.6    Defaulting Lender Provisions. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply to the extent permitted by applicable law for so long as such Lender is a Defaulting Lender:

(a)    Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.3 and the definition of “Required Lenders”.

(b)    Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.2 or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 2.4 shall be applied at such time or times as may be determined by Administrative Agent as follows: (i) first, to the payment of any amounts owing by such Defaulting Lender to the Agents under the Credit Documents; (ii) second, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; (iii) third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; (iv) fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any then final and non-appealable judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and (v) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction (provided that, with respect to this clause (v), if such payment is a prepayment of the principal amount of any Loans in respect of which a Defaulting Lender has funded its participation obligations, such payment shall be applied solely to prepay the Loans of all Non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans owed to such Defaulting Lender). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.4.6 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)    If Administrative Agent states in writing, based on the cure of the applicable basis of default, that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.5    PRO RATA TREATMENT.

2.5.1    Borrowings, Etc. Except as otherwise provided herein, (a) the Borrowing shall be made or allocated among the relevant Lenders pro rata according to their respective Proportionate Shares of the Commitments and (b) each payment of principal of and interest on Loans shall be made or shared among the relevant Lenders holding such Loans pro rata according to their respective unpaid principal amounts of such Loans held by such Lenders.

2.5.2    Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of its Loans resulting in such Lender receiving payment in excess of its pro rata share of the aggregate payments obtained by the Lenders in respect of the Loans, then such Lender shall forthwith purchase from the other Lenders such participations in the Loans as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that (a) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from such Lender shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender’s Proportionate Share of the Term Facility (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered and (b) the provisions of this paragraph shall not be construed to apply to (i) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Borrower or any Affiliate thereof (as to which the provisions of this paragraph shall apply). Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.5.2 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender was the direct creditor of Borrower in the amount of such participation.

2.6    CHANGE OF CIRCUMSTANCES.

2.6.1    Inability to Determine Rates. If, in connection with any request for a LIBOR Loan or a conversion to or continuation thereof, (a) Administrative Agent determines (or is advised by the Required Lenders) that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such LIBOR Loan, or (ii) adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed LIBOR Loan or in connection with an existing or proposed Base Rate Loan (in each case, “Impacted Loans”), or (b) Administrative Agent determines that for any reason the LIBO Rate for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to such Lenders of funding such LIBOR Loan, Administrative Agent will promptly so notify Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended (to the extent of the affected LIBOR Loans or Interest Periods) and (y) in the event of a determination described in the preceding sentence with respect to the LIBO Rate component of the Base Rate, the utilization of the LIBO Rate component in determining the Base Rate shall be suspended, in each case until Administrative Agent upon the instruction of the affected Lenders revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for conversion to or continuation of LIBOR Loans (to the extent of the affected LIBOR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for Base Rate Loans in the amount specified therein.

2.6.2    Illegality. If any Lender reasonably determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or to make, maintain or fund or charge interest with respect to any Loan or to determine or charge interest rates based upon the Adjusted LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Borrower through Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Loan or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the LIBO Rate component of the Base Rate, the interest rate on such Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the LIBO Rate component of the Base Rate, in each case until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all LIBOR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the LIBO Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBO Rate, Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the LIBO Rate component thereof until Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBO Rate. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted.

2.6.3    Increased Costs. If any Change of Law occurring after the date of this Agreement:

(a)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement (except any such reserve requirement reflected in the Adjusted LIBO Rate) against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Lender;

(b)    shall impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or any Loan or Commitment made by such Lender; or

(c)    shall subject any Lender to any Taxes on its capital reserves, deposit or other similar requirement reasonably attributable to or directly related to this Agreement or any Loan made by it, but excluding any Indemnified Taxes or Other Taxes that are indemnified pursuant to Section 2.4.4 and Excluded Taxes;

and the effect of any of the foregoing is to increase the cost to such Lender of making, issuing, creating, participating in (subject to the limitations in Section 11.4) or maintaining any such Loan in respect thereof or to reduce any amount receivable by such Lender hereunder, then Borrower shall from time to time, within thirty (30) days after demand by such Lender, pay to such Lender additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts. A certificate of a Lender setting forth in reasonable detail the amount of such increased costs or reduced amounts and the basis for determination of such amount, submitted by such Lender to Borrower, shall, in the absence of manifest error, be conclusive and binding on Borrower as to the amount of such increased costs or reduced amounts for purposes of this Agreement.

2.6.4    Capital Requirements. If any Lender determines that any Change of Law occurring after the date of this Agreement regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on the capital or liquidity of such Lender, or the Lending Office of such Lender or such Lender’s Parent Company, if any, as a consequence of the Loans or the Commitments, below that which such Lender or such Lender’s Parent Company could have achieved but for such Change of Law (taking into account such Lender’s or such Person’s policies with respect to capital or liquidity adequacy), then Borrower shall pay to such Lender or such Person, within thirty (30) days after delivery of demand by such Lender or such Person, such amounts as such Lender or such Person shall reasonably determine are necessary to compensate such Lender or such Person for the increased costs to such Lender or such Person of such increased capital or liquidity. A certificate of such Lender or such Person, setting forth in reasonable detail the computation of any such increased costs, delivered to Borrower by such Lender or such Person shall, in the absence of manifest error, be conclusive and binding on Borrower as to the amount of such increased costs or reduced amounts for purposes of this Agreement.

2.6.5    Notice; Participating Lenders’ Rights. Failure or delay of a Lender to demand compensation pursuant to Section 2.6 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.6 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation; provided further that if the Change of Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof. No Person purchasing from a Lender a participation in any Commitment (as opposed to an assignment) shall be entitled to any payment from or on behalf of Borrower pursuant to Section 2.6.3 or Section 2.6.4 which would be in excess of the applicable proportionate amount (based on the portion of the Commitment in which such Person is participating) which would then be payable to such Lender if such Lender had not sold a participation in that portion of the Commitment.

2.6.6    Adjusted LIBO Rate Replacement.

(a)    If at any time Administrative Agent determines in good faith (which determination shall be conclusive absent manifest error) or Borrower or the Required Lenders notify Administrative Agent in writing (with, in the case of the Required Lenders, a copy to Borrower), that Borrower or Required Lenders (as applicable) have determined that a LIBO Rate Discontinuance Event has occurred, then, on or promptly after the LIBO Rate Discontinuance Event Date, Administrative Agent and Borrower shall endeavor to establish an alternate benchmark rate to replace the Adjusted LIBO Rate, together with any spread or adjustment to be applied to such alternate benchmark rate to account for the effects of transition from the Adjusted LIBO Rate to such alternate benchmark rate, giving due consideration to the then prevailing market convention for determining a rate of interest (including the application of a spread and the making of other appropriate adjustments to such alternate benchmark rate and this Agreement to account for the effects of transition from the Adjusted LIBO Rate to such replacement benchmark, including any changes necessary to reflect the available Interest Periods and timing for determining such alternate benchmark rate) at such time, provided that any such alternate benchmark rate and adjustments shall be required to be commercially practicable for Administrative Agent to administer (as determined by Administrative Agent in its reasonable discretion) (any such rate, the “Successor LIBO Rate”).

(b)    After such determination that a LIBO Rate Discontinuance Event has occurred, on or promptly following the LIBO Rate Discontinuance Event Date, Administrative Agent and Borrower shall enter into an amendment to this Agreement to reflect such Successor LIBO Rate and such other related changes to this Agreement as may be reasonably necessary or appropriate, as Administrative Agent may determine in good faith (which determination shall be conclusive absent manifest error), to implement and give effect to the Successor LIBO Rate under this Agreement on the LIBO Rate Replacement Date and, notwithstanding anything to the contrary in Section 11.3, such amendment shall become effective without any further action or consent of any other party to this Agreement on the fifth (5th) Banking Day after Administrative Agent shall have posted such proposed amendment to all Lenders and Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to Administrative Agent written notice that such Required Lenders do not accept such amendment; provided, that if a Successor LIBO Rate has not been established pursuant to the foregoing, at the option of Borrower, Borrower and the Required Lenders may select a different Successor LIBO Rate that is commercially practicable for Administrative Agent to administer (as determined by Administrative Agent in its reasonable discretion) and, upon not less than fifteen (15) Banking Days’ prior written notice to Administrative Agent, Administrative Agent, such Required Lenders and Borrower shall enter into an amendment to this Agreement to reflect such Successor LIBO Rate and such other related changes to this Agreement as may be applicable and, notwithstanding anything to the contrary in Section 11.3, such amendment shall become effective without any further action or consent of any other party to this Agreement; provided, further, that if no Successor LIBO Rate has been determined pursuant to the foregoing and a LIBO Rate Discontinuance Event Date has occurred, Administrative Agent will promptly so notify Borrower and each Lender and thereafter, until such Successor LIBO Rate has been determined pursuant to this paragraph, (i) the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Loan shall be ineffective and (ii) all outstanding Borrowings shall be converted to Base Rate Loans (on the last day of the Interest Period therefor) until a Successor LIBO Rate has been chosen pursuant to this paragraph. Notwithstanding anything else herein, any definition of Successor LIBO Rate shall provide that in no event shall such Successor LIBO Rate be less than zero (0) for purposes of this Agreement.

2.7    FUNDING LOSSES. If Borrower shall (a) repay or prepay any LIBOR Loans on any day other than the last day of an Interest Period for such Loans (whether an Optional Prepayment or a Mandatory Prepayment), (b) fail to make any Borrowing of or to convert any Loans into LIBOR Loans in accordance with a Notice of Borrowing or Notice of Conversion of Loan Type delivered to Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise) after such Notice of Borrowing or Notice of Conversion of Loan Type has become irrevocable, (c) fail to continue a LIBOR Loan and such LIBOR Loan is not automatically continued hereunder, (d) convert LIBOR Loans to Base Rate Loans on any day other than the last day of an Interest Period for such Loans or (e) fail to make any prepayment in accordance with any notice of prepayment delivered to Administrative Agent after such notice has become irrevocable, then Borrower shall, within thirty (30) days after demand by any Lender, reimburse such Lender for all costs, losses and expenses incurred by such Lender as a result of such repayment, prepayment or failure (“Liquidation Costs”). Borrower understands that such costs and losses may include losses incurred by a Lender as a result of funding and other contracts entered into by such Lender to fund LIBOR Loans (other than non-receipt of the margin applicable to such LIBOR Loans). In the case of a LIBOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the London interbank eurodollar market. Each Lender demanding payment under this Section 2.7 shall deliver to Borrower a certificate setting forth in reasonable detail the basis for and the amount of costs and losses for which demand is made. Such a certificate so delivered to Borrower shall, in the absence of manifest error, be conclusive and binding as to the amount of such loss for purposes of this Agreement.

2.8    ALTERNATE OFFICE; MINIMIZATION OF COSTS.

2.8.1    If any Lender requests compensation under Section 2.6, to the extent reasonably possible upon the request of Borrower, each Lender shall designate an alternative Lending Office with respect to its LIBOR Loans and otherwise take any reasonable actions to reduce any liability of Borrower to any Lender under Sections 2.4.4(a), 2.6.3, 2.6.4 and 2.7, and to avoid the unavailability of any Type of Loans under Section 2.6.2 so long as (in the case of the designation of an alternative Lending Office) such Lender, in the reasonable judgment of such Lender, determines that (a) such designation is not disadvantageous to such Lender in any material respect and (b) such actions would eliminate or reduce liability to such Lender; provided that no Lender shall be required to designate an alternative Lending Office if such designation requires internal credit approval until such time as such Lender receives such internal credit approval. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or actions within thirty (30) days of demand thereof to Borrower.

2.8.2    If and with respect to each occasion that (a) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 11.3 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, (b) a Lender either makes a demand for compensation pursuant to Sections 2.4.4, 2.6.3 or 2.6.4 or is unable to fund LIBOR Loans pursuant to Section 2.6.2 or (c) a Lender is a Defaulting Lender, then Borrower may, at its sole expense, upon at least five (5) Banking Days prior irrevocable written notice to each of such Lender and Administrative Agent, in whole permanently replace all of the Loans and Commitments of such Lender and require such Lender to assign and delegate all of its interests, rights (other than its existing rights to payments pursuant to Sections 2.4.4, 2.6.3, 2.6.4 and 2.7, as applicable) and obligations under this Agreement and the related Credit Documents. Such replacement Lender shall upon the effective date of replacement purchase Borrower’s Obligations hereunder owed to such replaced Lender for the aggregate amount thereof and shall thereupon for all purposes become a “Lender” hereunder, and, if applicable, shall consent to the proposed amendment, waiver, discharge or termination. Such notice from Borrower shall specify an effective date for the replacement of such Lender’s Loans and Commitments, which date shall not be later than the fifteenth (15th) day after the day such notice is given. On the effective date of any replacement of such Lender’s Loans and Commitments pursuant to this Section 2.8.2, Borrower shall pay to Administrative Agent for the account of such Lender (a) any fees due to such Lender to the date of such replacement, (b) the principal of and accrued interest on the principal amount of outstanding Loans held by such Lender to the date of such replacement (such amount to be represented by the purchase of Borrower’s Obligations hereunder of such replaced Lender by the replacing Lender and not as a prepayment of such Loans) and (c) the amount or amounts due to such Lender pursuant to each of Sections 2.4.4, 2.6.3, 2.6.4 and 2.7, as applicable, and any other amount then payable hereunder to such Lender. Borrower will remain liable to such replaced Lender for any Liquidation Costs that such Lender sustains or incurs as a consequence of the purchase of such Lender’s Loans (unless such Lender has defaulted on its obligation to fund a Loan hereunder or is a Defaulting Lender). Upon the effective date of the purchase of any Lender’s Loans owed to such Lender and termination of such Lender’s Commitments pursuant to this Section 2.8.2, such Lender shall cease to be a Lender hereunder. No such termination of any such Lender’s Commitments and the purchase of such Lender’s Loans pursuant to this Section 2.8.2 shall affect (i) any liability or obligation of Borrower or any other Lender to such terminated Lender, or any liability or obligation of such terminated Lender to Borrower or any other Lender, which accrued on or prior to the date of such termination, or (ii) such terminated Lender’s rights hereunder in respect of any such liability or obligation. Nothing in this Section shall be deemed to prejudice any rights that Borrower may have against any Lender that is a Defaulting Lender.

Notwithstanding the foregoing, any Lender that has been replaced as a Lender pursuant to this Section 2.8.2 and that is (or has an Affiliate that is) a party to a Secured Swap Agreement shall have the right, but not the obligation, to novate to another Lender or an Affiliate thereof such Secured Swap Agreements; and if such replaced Lender or its Affiliate, as applicable, has not exercised such right, then Borrower may elect to cause such replaced Lender or its Affiliate to use commercially reasonable efforts, as applicable, to novate to another Lender or an Affiliate thereof all applicable Secured Swap Agreements provided by such replaced Lender or its Affiliate, as applicable, subject to the satisfaction of the following conditions: (A) the parties shall enter into a novation agreement (based on the ISDA standard form novation agreement) in which the applicable Secured Swap Counterparty is the transferor and will act as the calculation agent and

Borrower is the remaining party; (B) the transferee shall be acceptable to such Secured Swap Counterparty in its absolute discretion, including subject to such Secured Swap Counterparty’s internal credit approval, other internal policies and regulatory considerations; (C) the pricing of such novation shall be acceptable to such Secured Swap Counterparty in its absolute discretion; and (D) Borrower shall bear all costs and expenses (including legal costs and expenses) in relation to the novation agreement. For the avoidance of doubt and notwithstanding anything to the contrary herein, (i) a Lender shall have no obligation with respect to such assignment if such Lender determines in its reasonable discretion that such assignment would violate its internal credit policies, (ii) this Agreement (including this Section 2.8.2) does not in any way impair the rights of any Permitted Swap Counterparty to terminate a Permitted Swap Agreement if an automatic termination event, event of default or other termination event occurs thereunder nor in any way impairs the rights of any Permitted Swap Counterparty to otherwise terminate a Permitted Swap Agreement and upon a Permitted Swap Counterparty exercising such rights of termination, any election by Borrower to cause such Permitted Swap Counterparty to novate its applicable Permitted Swap Agreement, including any Hedge Transactions thereunder, pursuant to the first sentence hereof shall be null and void.

2.8.3    Upon written notice to Administrative Agent, any Lender may designate a Lending Office other than the Lending Office most recently designated to Administrative Agent and may assign all of its interests under the Credit Documents and its Notes (if any) to such Lending Office; provided that such designation and assignment do not at the time of such designation and assignment increase the liability or the reasonably foreseeable liability of Borrower under Section 2.4.4, 2.6.3, 2.6.4 or 2.7 or make an Interest Rate option unavailable pursuant to Section 2.6.2.

ARTICLE 3

CONDITIONS PRECEDENT

3.1    CONDITIONS PRECEDENT TO THE CLOSING DATE AND BORROWING. The effectiveness of this Agreement, the occurrence of the Closing Date, and the obligation of the Lenders to make the Loans are subject to the receipt by Administrative Agent of each of the following documents and/or the satisfaction (unless waived by the Administrative Agent and each Lender) of the conditions precedent set forth below (as the context requires), each of which shall be reasonably satisfactory in form and substance to Administrative Agent and each Lender:

3.1.1    Resolutions. Delivery of a copy of one or more resolutions or other authorizations of each Loan Party certified by a Responsible Officer of such Loan Party pursuant to Section 3.1.6(b), as applicable, as being in full force and effect on the Closing Date, authorizing, in the case of Borrower only, the Borrowings herein provided for, and, in the case of each Loan Party only, the granting of the Liens under the Collateral Documents or the incurrence of guarantee or contribution obligations to which such Loan Party is a party and delivery and performance of the Credit Documents to which such Loan Party is a party and any instruments or agreements required thereunder.

3.1.2    Incumbency. Delivery of a certificate from each Loan Party signed by the appropriate authorized officer or manager of each such Loan Party, as applicable, and dated as of the Closing Date, as to the incumbency of the natural Persons authorized to execute and deliver the Credit Documents to which such Loan Party is a party and any instruments or agreements required thereunder, certified by a Responsible Officer of such Loan Party pursuant to Section 3.1.6(b).

3.1.3    Formation Documents. Delivery of (a) a copy of the articles of incorporation, certificate of incorporation, certificate of formation, charter or other state certified constituent documents of each Loan Party, as applicable, certified by the secretary of state of such Loan Party’s state of incorporation or formation, as applicable, and (b) a copy of the bylaws, limited liability company operating agreement or other comparable constituent documents, if applicable, of each Loan Party, in each case, certified by a Responsible Officer of such Loan Party as being true, correct and complete on the Closing Date pursuant to Section 3.1.6(b).

3.1.4    Good Standing Certificates. Delivery of good standing certificates in a form customarily issued by the secretary of state of the state in which each Loan Party is formed or incorporated, as applicable, in each case dated a date reasonably recent prior to the Closing Date, certified by a Responsible Officer of such Loan Party as of the Closing Date pursuant to Section 3.1.6(b).

3.1.5    Credit Documents and Major Project Documents. Delivery of (a) executed counterparts to this Agreement and each other Credit Document to be executed by Loan Parties on or prior to the Closing Date, (b) a true, correct and complete copy of each Major Project Document in effect as of the Closing Date (together with any supplements or amendments thereto), (c) executed copies of each of the material OpCo Credit Documents, and (d) copies of the financial statements, Annual Operating Budget, UCC financing statements, lien search results, surveys and title policies delivered by the Project Company pursuant to Article 3 of the OpCo Credit Agreement.

3.1.6    Certificates.

(a)    Delivery of a certificate in substantially the form attached as Exhibit M, dated as of the Closing Date, duly executed by a Responsible Officer of Borrower, certifying as to the matters set forth in Sections 3.1.11, 3.1.12, 3.1.15, 3.1.16 and 3.1.18, as specified therein.

(b)    Delivery of a certificate, dated as of the Closing Date, duly executed by a Responsible Officer of each of Borrower and Pledgor, certifying as to the matters set forth in Sections 3.1.1, 3.1.2, 3.1.3, and 3.1.4 as specified therein.

3.1.7    Legal Opinion. Delivery to the Administrative Agent of legal opinions of counsel listed on Exhibit J, dated as of the Closing Date and addressed to each Lender and each Agent.

3.1.8    Notice of Borrowing. Administrative Agent shall have received a duly completed Notice of Borrowing in accordance with Section 2.1.1(b).

3.1.9    Insurance.

(a)    Insurance complying with terms and conditions set forth in the OpCo Credit Agreement shall be in full force and effect and Administrative Agent shall have received a copy of the insurance broker certificate and each insurance policy evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer) delivered thereunder on the OpCo Closing Date.

(b)    Administrative Agent shall have received a copy of the certificate of the Insurance Consultant delivered pursuant to the OpCo Credit Agreement and dated as of the OpCo Closing Date.

3.1.10    Reports of the Independent Engineer and Market Consultant. Delivery of (a) the Independent Engineer Report, together with use of work product agreements permitting Administrative Agent and the Credit Parties to rely on such Independent Engineer Report and (b) the Independent Market Report, together with a use of work product agreement permitting Administrative Agent and the Credit Parties to rely on such Independent Market Report.

3.1.11    Material Adverse Effect. Since December 31, 2018, there has been no Material Adverse Effect that is continuing.

3.1.12    Financial Statements. Delivery of an accurate and complete copy of (a) the audited consolidated balance sheets of CNX, and the related audited consolidated statements of income, owners’ equity, and cash flows, in each case for the years 2016 through 2018, (b) the unaudited consolidated balance sheet and related statements of income of Borrower for the years 2016 through 2018, and (c) the unaudited consolidated statement of operations of Borrower as of and for the twelve (12) month period ending September 30, 2019, certified as having been prepared in conformity in all material respects with GAAP, consistently applied, and fairly presenting, in all material respects, the financial position of the Borrower for the applicable period then ended, subject, if applicable, in the case of any such unaudited consolidated financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure.

3.1.13    Collateral; Filings and Recordings.

(a)    Collateral Agent shall have been granted on the Closing Date, for the benefit of the Secured Parties, after the taking of all action contemplated by Section 4.20, first priority perfected Liens on the Collateral (subject only to Permitted Liens).

(b)    The Pledged Collateral shall have been duly and validly pledged under the Pledge Agreement and the Security Agreement to Collateral Agent, for the benefit of the Secured Parties, and certificates representing the Pledged Collateral, accompanied by instruments of transfer indorsed in blank, shall be delivered to Collateral Agent (or shall be delivered within one (1) Banking Day following the Closing Date).

(c)    Delivery to Administrative Agent of:

(i)    appropriately completed UCC financing statements (Form UCC-l), which shall be filed by the Borrower, naming Borrower and Pledgor as debtors and Collateral Agent as secured party, in form appropriate for filing under each jurisdiction as may be necessary to perfect the security interests purported to be created by the Collateral Documents, covering the applicable Collateral;

(ii)    copies of UCC, judgment lien, Tax lien and litigation lien search reports, which reports will be dated a recent date reasonably acceptable to Administrative Agent, listing all effective financing statements that name Borrower or Pledgor as debtor and that are filed in the jurisdictions in which the UCC-1 financing statements will be filed in respect of the Collateral and each jurisdiction where Borrower or Pledgor has assets, none of which shall cover the Collateral except (A) to the extent evidencing Permitted Liens, (B) for Liens which shall be terminated on or before the Closing Date, and with respect to which Borrower has provided appropriately completed UCC termination statements (Form UCC-3), which have been filed or duly authorized for filing by the appropriate Person, and all other documents as may be reasonably requested by the Administrative Agent necessary and appropriate to terminate and release such Liens;

(iii)    appropriately completed copies of all other recordings and filings of, or with respect to, the Collateral Documents as may be reasonably requested by Lenders and necessary to perfect the security interests purported to be created by the Collateral Documents; and

(iv)    evidence that all other actions reasonably requested by Collateral Agent and necessary to perfect and protect the security interests purported to be created by the Collateral Documents entered into on or prior to the Closing Date have been taken or will be taken on the Closing Date.

3.1.14    OpCo Closing. The OpCo Closing Date shall have occurred prior to or concurrently with the Closing Date.

3.1.15    Representations and Warranties.

(a)    Each representation and warranty of each Loan Party under the Credit Documents to which it is a party shall be true and correct (i) with respect to any representation or warranty that is qualified by materiality or Material Adverse Effect or similar phrase, in all respects and (ii) with respect to any other representation or warranty, in all material respects, in each case as of the Closing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or all respects, as applicable) as of such earlier date, as certified by a Responsible Officer of Borrower pursuant to Section 3.1.6(a).

(b)    Each representation and warranty of each OpCo Loan Party under the OpCo Credit Documents to which it is a party shall be true and correct (i) with respect to any representation or warranty that is qualified by materiality or OpCo Material Adverse Effect or similar phrase, in all respects and (ii) with respect to any other representation or warranty, in all material respects, in each case as of the OpCo Closing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or all respects, as applicable) as of such earlier date, as certified by a Responsible Officer of Borrower pursuant to Section 3.1.6(a).

3.1.16    No Default.

(a)    No OpCo Event of Default or OpCo Default shall have occurred and be continuing as of the OpCo Closing Date before and immediately after giving effect to the OpCo Credit Documents and the transactions contemplated thereby, as certified by a Responsible Officer of Borrower pursuant to Section 3.1.6(a).

(b)    No Event of Default or Default shall have occurred and be continuing as of the Closing Date before and immediately after giving effect to the Credit Documents and the transactions contemplated thereby, as certified by a Responsible Officer of Borrower pursuant to Section 3.1.6(a).

3.1.17    Establishment of Accounts. The Depositary Accounts under the Depositary Agreement shall have been opened.

3.1.18    Base Case Projections. Delivery of the Base Case Projections, certified as being prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time furnished to the Agents and the Lenders, it being understood that such Base Case Projections are not to be viewed as facts and are subject to uncertainties and contingencies, many of which are beyond the control of the Borrower and that actual results may differ and such differences may be material.

3.1.19    Know Your Customer Matters.

(a)    Each Agent and Lender shall have received, at least three (3) Banking Days prior to the Closing Date, to the extent requested at least ten (10) Banking Days prior to the Closing Date, all documentation and other information required by bank regulatory authorities and reasonably requested by it under applicable “know your customer” laws, AML Laws and Anti-Terrorism Laws, including the USA PATRIOT Act.

(b)    At least three (3) Banking Days prior to the Closing Date, to the extent requested at least ten (10) Banking Days prior to the Closing Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered a Beneficial Ownership Certification in relation to such Loan Party.

3.1.20    Payment of Fees. All Taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the Credit Documents and due on the Closing Date shall have been paid in full or provided for on the Closing Date (including out of the proceeds of the Loans on the Closing Date), to the extent invoiced at least three (3) Banking Days before the Closing Date. Borrower shall have paid (or caused to be paid) or shall pay out (or cause to be paid out) of the proceeds of the Loans on the Closing Date all outstanding amounts due as of the Closing Date, to the extent invoiced at least three (3) Banking Days before the Closing Date, and owing to (a) the Lenders, Agents or the Lead Arranger under any fee or other letter, including without limitation the Fee Letters or pursuant to Section 2.2.1, (b) the Lenders’ attorneys and consultants (including the Independent Consultants) for all services rendered and billed prior to the Closing Date and (c) Administrative Agent for any other amounts required to be paid or deposited by Borrower on the Closing Date.

3.1.21    Solvency Certificate. Delivery to the Administrative Agent of a certificate, dated as of the Closing Date, duly executed by a financial officer of Borrower, in substantially the form attached as Exhibit L.

3.1.22    Funds Flow Memorandum. Administrative Agent and Depositary Agent shall have received a copy of the Funds Flow Memorandum.

3.1.23    Debt Service Reserve Account. Borrower shall have funded or shall fund on the Closing Date the Debt Service Reserve Account in cash or through issuance of Acceptable Letters of Credit in an amount equal to the Debt Service Reserve Requirement on such date.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Borrower makes the following representations and warranties to and in favor of each Agent and each Lender as of the Closing Date (unless such representation and warranty expressly relates solely to an earlier date, in which case, such representation and warranty is made as of such date):

4.1    ORGANIZATION; OWNERSHIP OF SECURITIES.

4.1.1    Borrower is (a) duly organized or formed, validly existing and in good standing under the laws of the state of its formation, and (b) duly qualified as a foreign limited liability company, and is qualified to do business, under the laws of each other jurisdiction in which such qualification is required by law, except where the failure to so qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect. Borrower has all requisite limited liability company power and authority to (i) own or hold under lease and operate the property it purports to own or hold under lease, (ii) carry on its business as now being conducted and as now proposed to be conducted, (iii) execute, deliver and perform each Credit Document to which it is a party, and (iv) take each action as may be necessary to consummate the transactions contemplated thereunder.

4.1.2    100% of the Securities of CSG Holdings I LLC are owned directly by Borrower, all of which Securities are owned free and clear of all Liens other than the Liens created pursuant to the Security Agreement. Borrower is the sole member of CSG Holdings I LLC.

4.1.3    100% of the Securities of Borrower are owned directly by Pledgor, all of which Securities are owned free and clear of all Liens other than the Liens created pursuant to the Pledge Agreement. Pledgor is the sole member of Borrower.

4.1.4    As of the Closing Date, 100% of the Securities of Pledgor are owned directly or indirectly by CNX.

4.1.5    All of the Securities of Borrower have been duly authorized and validly issued in accordance with Borrower’s limited liability company agreement. Borrower does not have any outstanding securities convertible into or exchangeable for any of its Securities in or any rights to subscribe for or to purchase, or any warrants or options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any such Securities.

4.2    AUTHORIZATION; NO CONFLICT.

4.2.1    Borrower has duly authorized, executed and delivered each Credit Document to which Borrower is a party and neither Borrower’s execution and delivery thereof nor its consummation of the transactions contemplated thereby nor its compliance with the terms thereof (a) does or will contravene in any material respect any of its Governing Documents, (b) does or will contravene any Legal Requirement applicable to or binding on Borrower or any of its properties or the properties of any of its Subsidiaries, (c) does or will contravene or result in a breach of or constitute a default under, or result in or require the creation of any Lien (other than Permitted Liens) upon any of its property or the property of any of its Subsidiaries under, any agreement or instrument to which it is a party or by which it or any of its properties or the properties of any of its Subsidiaries may be bound or affected, or (d) does or will require any consent or approval of any Person, and with respect to any Governmental Authority, does or will require any registration with, or notice to, or any other action of, with or by any applicable Governmental Authority, in each case which has not already been obtained (except (i) such as are required by securities, regulatory or applicable law in connection with an exercise of remedies or (ii) the filing of any applicable renewal, extension or reissuance documentation in respect of Permits, except, with respect to clauses (b) through (d) of this Section 4.2.1, as could not reasonably be expected to have a Material Adverse Effect.

4.3    ENFORCEABILITY. Each of the Credit Documents to which Borrower is a party is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except to the extent that enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, (b) the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (c) implied covenants of good faith and fair dealing.

4.4    COMPLIANCE WITH LAW. (a) There are no violations by Borrower of any currently applicable Legal Requirement (except any Environmental Law, as specifically disclosed in Exhibit E-1), and (b) to the knowledge of Borrower, no notices of any violation of any currently applicable Legal Requirement (except any Environmental Law, as specifically disclosed in Exhibit E-1) relating to the Project or Real Property have been issued, entered into or received by Borrower, except, in each case, as could not reasonably be expected to have a Material Adverse Effect.

4.5    BUSINESS, CONTRACTS, JOINT VENTURES, ETC.

4.5.1    Borrower does not conduct any business other than the ownership and operation of the OpCo Loan Parties and the performance of its obligations under the Credit Documents to which it is a party and activities related and incidental thereto and other de minimis activities.

4.5.2    Borrower is not a general partner or a limited partner in any general or limited partnership or a joint venturer in any Joint Venture.

4.5.3    Borrower does not have any Subsidiaries other than the OpCo Loan Parties.

4.5.4    Borrower conducts its business in accordance with the terms and conditions of its limited liability company agreement.

4.6    NO MATERIAL ADVERSE EFFECT. No event or circumstance has occurred and is continuing which could reasonably be expected to have a Material Adverse Effect.

4.7    INVESTMENT COMPANY ACT. Borrower is not an “investment company” or a company “controlled” by an “investment company” or an “investment adviser,” in each case, within the meaning of the Investment Company Act of 1940, as amended.

4.8    EMPLOYEE MATTERS.

4.8.1    The Borrower does not have any employees, and neither Borrower, Pledgor, nor any ERISA Affiliate, has any current or contingent liability under Title IV of ERISA, including on account of an ERISA Affiliate.

4.8.2    To the Loan Parties’ knowledge, there is no strike, work stoppage or labor dispute in existence or threatened involving labor at or relating to the Project that could reasonably be expected to have a Material Adverse Effect.

4.8.3    Each Plan has been established and administered in compliance with all applicable provisions and requirements of ERISA and the Code and the regulations and published interpretations thereunder, except as would not reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events, could reasonably be expected to subject any Loan Party to any liabilities that would reasonably be expected to have a Material Adverse Effect.

4.8.4    Borrower does not maintain, sponsor, contribute to or have any direct liability with respect to any (a) “employee welfare benefit plan,” within the meaning of Section 3(1) of ERISA, or multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA) or (b) “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA, “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) or “multiple employer” plan described in Section 413 of the Code.

4.9    OPCO CREDIT DOCUMENTS.

4.9.1    The OpCo Credit Documents are in full force and effect and there are no OpCo Defaults or OpCo Events of Default by any OpCo Loan Party thereunder.

4.9.2    Each representation and warranty of each OpCo Loan Party under the OpCo Credit Documents to which it is a party shall be true and correct (i) with respect to any representation or warranty that is qualified by materiality or OpCo Material Adverse Effect or similar phrase, in all respects and (ii) with respect to any other representation or warranty, in all material respects, in each case as of the OpCo Closing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or all respects, as applicable) as of such earlier date.

4.10    ENVIRONMENTAL LAWS.

4.10.1    Except as set forth in Exhibit E-1 or as could not reasonably be expected to result in a Material Adverse Effect:

(a)    Borrower has not received, in the past five (5) years (or earlier if unresolved), any written notice from any Governmental Authority that, with respect to the Project or the Real Property, it is or has in the past been in violation of any Environmental Law which violation has resulted or would result in a material liability to Borrower, its properties and assets under any Environmental Law;

(b)    neither Borrower nor, to Borrower’s knowledge, any other Person has treated, stored, disposed of, arranged for or permitted the disposal of, used, Released, generated, manufactured, produced or stored in, on, or under the Project or the Real Property, transported thereto or therefrom, or exposed any Person to, any Hazardous Substances in such a manner that has subjected or would subject any Secured Party or Borrower to material liability under any Environmental Law;

(c)    there has been no exposure of any Person or property to any Hazardous Substances as a result of or in connection with the operations and businesses of the Project or the Real Property that could reasonably be expected to form the basis for a claim for damages or compensation, and, to Borrower’s or any other Loan Party’s knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of notice regarding such exposure;

(d)    the Project and the Real Property do not contain or have not contained any: (i) underground storage tanks as defined and regulated under Environmental Laws, whether operative or temporarily or permanently closed; (ii) friable asbestos-containing materials; (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to the Resource Conservation and Recovery Act of 1976 or any comparable state law; or (v) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law;

(e)    Borrower has no knowledge of the presence of any Hazardous Substances on the Project or the Real Property that has resulted in a material liability to any Secured Party or Borrower under any Environmental Laws; and

(f)    Borrower is not conducting or funding any material investigation, remediation, remedial action or cleanup of any Hazardous Substances at the Project or the Real Property.

4.10.2    Except as set forth on Exhibit E-1 or as could not reasonably be expected to result in a Material Adverse Effect, there is no pending or to Borrower’s knowledge threatened Environmental Claim, including any action or proceeding in writing by any Governmental Authority (including the U.S. Army Corps of Engineers and U.S. Environmental Protection

Agency) or any non-governmental third party with respect to the presence or Release of Hazardous Substances in, on, from or to the Project or the Real Property, or any alleged noncompliance with Environmental Laws, in each case that could reasonably give rise to liability under any Environmental Law.

4.10.3    (A) The activities of Borrower and the operations on the Project or the Real Property are in compliance with Environmental Laws (including any Permits issued pursuant thereto) in all material respects and (B) the activities of Borrower and the operations on the Project or the Real Property have been in compliance with Environmental Laws (including any Permits issued pursuant thereto) in all material respects, other than, in the case of this clause (B), any failure to so comply where such failure did not have or would not reasonably be expected to result in a Material Adverse Effect.

4.10.4    Borrower has not assumed, undertaken, provided an indemnity with respect to, or otherwise agreed to satisfy or become subject to any material liability of any other Person under Environmental Laws relating to the Project or the Real Property.

4.11    LITIGATION. Other than as listed on Exhibit E-2 or as could not reasonably be expected to result in a Material Adverse Effect, no action, suit, proceeding or investigation is pending or, to Borrower’s knowledge, threatened against Borrower.

4.12    DISCLOSURE.

4.12.1    As of the Closing Date, all written information (other than the Base Case Projections and other projections or budgets provided in connection with the transactions contemplated by this Agreement and other forward looking information and information of a general economic or general industry nature) furnished or made available by or on behalf of Borrower to the Agents, the Lenders, or to any Independent Consultant in connection with the transactions contemplated by this Agreement or the other Credit Documents when taken as a whole (including all supplements thereto), is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, when taken as a whole (including all supplements thereto), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances under which such statements were made (after giving effect to all supplements and updates thereto from time to time).

4.12.2    As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

4.13    TAXES.

(a)    Borrower has timely filed, or caused to be timely filed, all federal and other material tax returns and reports required to have been filed by it, and has paid all material Taxes, assessments, utility charges, fees and other governmental charges (including any interest, additions to Tax or penalties applicable thereto) it is required to have paid to the extent due (other than those Taxes that it is contesting in good faith and by appropriate proceedings in accordance with the requirements of Section 5.12). There is no Tax assessment against Borrower proposed to Borrower in writing or, to Borrower’s knowledge, threatened, which could reasonably be expected to have a Material Adverse Effect.

(b)    Borrower is a disregarded entity for applicable federal, state, local or foreign income or franchise Tax purposes, and has never been subject to any material entity-level Tax for applicable federal, state, local or foreign income or franchise Tax purposes.

(c)    Borrower has no liability for the Taxes of any Person (other than Borrower) (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, other than commercial contracts the principal purpose of which is to address non-Tax matters (such as an equipment supply agreement, an operations and maintenance contract, a real estate lease, or a loan agreement, in each case, solely to the extent entered into in a commercial context), or (iv) under any Tax sharing agreement or Tax indemnification agreement or similar arrangement pursuant to which it may have an obligation to make any payments after the Closing Date, other than commercial contracts described in subclause (iii) above.

(d)    Borrower does not intend to treat the Loans (including the incurrence thereof) as being a “reportable transaction” (within the meaning of Treasury Regulations Section 1.6011-4).

(e)    There is no ongoing, pending or, to Borrower’s knowledge, threatened, audit or investigation by any Taxing authority of Borrower and there has been no adjustment to Borrower’s Tax liability proposed in writing by any Taxing authority.

4.14    GOVERNMENTAL REGULATION.

4.14.1    None of the Agents or any Lender, nor any Affiliate of any of them will, solely as a result of the indirect ownership, leasing or operation of the Project by the Borrower or Project Company, the sale of natural gas therefrom by the Project Company or the entering into any Credit Document or any transaction contemplated hereby or thereby, be subject to, or not exempt from, regulation under the PUHCA, the NGA, the NGPA or under state laws and regulations respecting the rates or the financial or organizational regulation of gas utility companies or natural gas companies, provided that any exercise of remedies under the Credit Documents that results in the direct or indirect ownership or control of the Project by any Secured Party or any of its Affiliates may subject such Secured Party and its Affiliates to regulation under the PUHCA, the NGA, the NGPA or any state law or regulation respecting the rates of public utilities or of gas utility companies or natural gas companies or the financial and organizational regulation of such entities.

4.14.2    Borrower is not subject to, or is exempt from, (i) regulation as a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” within the meaning of the PUHCA or the implementing regulations of FERC or (ii) financial, organizational or rate regulation under the regulations of the “state commission” (as that term is defined under 18 C.F.R. § 1.101(k)) that itself has jurisdiction over Borrower or the Project.

4.14.3    Except as set forth on Exhibit F-1 to the OpCo Credit Agreement, no consent, notice or approval necessary for the operation of the Project, as such Project is currently designed, is required from FERC or any “state commission” (as that term is defined under 18 C.F.R. § 1.101(k)) in connection with any of the transactions contemplated hereby or by any other Credit Document.

4.15    MARGIN REGULATIONS. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental, or ultimate, of “buying”, “carrying” or “purchasing” margin stock (each as defined in Regulations T, U or X of the Federal Reserve Board), and no part of the proceeds of the Loans will be used by Borrower for the purpose of “buying”, “carrying” or “purchasing” any such margin stock or for any other purpose which violates the provisions of the regulations of the Federal Reserve Board.

4.16    PROJECTIONS. The Base Case Projections and other written projections provided in connection with the transactions contemplated by this Agreement that have been made available to the Administrative Agent and the Lenders by or on behalf of Borrower or any of Borrower’s representatives have been prepared in good faith based upon assumptions that are reasonable at the time made and at the time made available to the Administrative Agent and the Lenders and as of the date delivered, updated or supplemented are consistent in all material respects with the Credit Documents; in each case, it being understood and agreed that such Base Case Projections and other written projections are not a guaranty of performance, and are subject to significant uncertainties and contingencies, many of which are beyond the control of Borrower, and that actual results may differ therefrom and such differences may be material and Borrower makes no representation or warranty as to the attainability of such Base Case Projections and other written projections as to whether such Base Case Projections and other written projections will be achieved.

4.17    FINANCIAL STATEMENTS. The financial statements and accompanying information delivered by Borrower under Section 3.1.12 have been prepared in conformity in all material respects with GAAP, consistently applied, and fairly present, in all material respects, the financial position of Borrower and its Subsidiaries for the applicable period then ended, subject, if applicable, in the case of any such unaudited consolidated financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure. Except for (a) obligations under the Credit Documents to which it is a party, (b) liabilities that have been disclosed in writing to Administrative Agent prior to the Closing Date (including in Exhibits to this Agreement and in the contracts entered into by any Loan Party and delivered or made available to Administrative Agent prior to the Closing Date) and (c) the OpCo Credit Documents, Borrower and its Subsidiaries do not have any off-balance sheet liabilities, contingent obligations, unmatured liabilities, contingent liability or liability for Taxes, long-term lease or forward or long-term commitments required to be shown under GAAP or Debt for Borrowed Money that is not reflected in the foregoing financial statements and which in any such case is material in relation to the business, results of operations, properties or financial condition of Borrower or its Subsidiaries.

4.18    NO DEFAULT. No Event of Default or Default has occurred and is continuing.

4.19    INTELLECTUAL PROPERTY. (a) Borrower owns, possesses or has the right to use all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are necessary for the ownership and operation of its business in accordance with the Credit Documents, without known conflict with the rights of others, in each case, as to which the failure of Borrower to so own, possess or have the right to use could reasonably be expected to have a Material Adverse Effect.

(b)    No material product of Borrower infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person.

(c)    To Borrower’s knowledge, there is no violation by any Person of any right of Borrower with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by Borrower, in each case, as to which such violation could reasonably be expected to have a Material Adverse Effect.

4.20    COLLATERAL. The Liens granted to Collateral Agent (for the benefit of the Secured Parties) pursuant to the Collateral Documents constitute as to personal property included in the Collateral and subject to Article 9 of the UCC a valid security interest. The security interest granted to Collateral Agent (for the benefit of the Secured Parties) pursuant to the Collateral Documents in the Collateral consisting of personal property subject to Article 9 of the UCC will be perfected (i) with respect to any property that can be perfected by filing, upon the filing of financing statements in the filing office identified in Exhibit D-1, (ii) with respect to any property that can be perfected by control, upon execution of the Control Agreement or the Depositary Agreement, as applicable, and (iii) with respect to the Pledged Collateral and any other property (if any) that can be perfected by possession, upon Collateral Agent receiving possession thereof, and in each case such security interest will be, as to Collateral perfected under the UCC or otherwise as aforesaid and to the extent provided in the UCC, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of Lien, assignment or otherwise, except Permitted Liens. As of the Closing Date, no filing, recordation, re-filing or re-recording other than those listed on Exhibit D-1 hereto is necessary to perfect and maintain the perfection of the interest, title or Liens of the Collateral Documents, and on the Closing Date, all such filings or recordings will have been made to the extent Collateral Agent’s security interest can be perfected by filing. Borrower has or concurrently herewith shall have properly delivered or caused to be delivered, or provided control, to Collateral Agent or Depositary Agent with respect to all Collateral that permits perfection of the Lien and security interest described above by possession or control. Borrower’s obligations under this Agreement rank and will rank at least pari passu in priority of payment and in all other respects with all other present or future unsecured and secured Debt of Borrower.

4.21    ANTI-TERRORISM LAWS. None of the Loan Parties nor any of their respective directors, officers, or employees and, to the best of the Loan Parties’ knowledge, any of their respective Affiliates, or agents acting in connection with activities on behalf of the Loan Parties, is a Person that (a) is a Sanctioned Person or described by or designated in the Anti-Terrorism Order or is owned or Controlled by such a Person, (b) has, in the past five years, engaged in dealings or transactions or is engaging in dealings or transactions or will engage in dealings or transactions with any such Sanctioned Person or Person described by or designated in the Anti-Terrorism Order, (c) is in violation of the Anti-Terrorism Laws applicable thereto, (d) has, in the past five years, violated or is violating any Sanctions, (e) is using or will use the proceeds of the Borrowing hereunder for the purpose of financing or making funds available directly or indirectly to any Sanctioned Person or Person described by or designated in the Anti-Terrorism Order, to the extent such financing or provision of funds would be prohibited by Sanctions or would otherwise, to the knowledge and belief of Borrower, cause any person to be in breach of Sanctions, or (f) is contributing or will contribute or otherwise make available directly or indirectly the proceeds of the Borrowing hereunder to any other person or entity for the purpose of financing the activities of any Sanctioned Person or described by or designated in the Anti-Terrorism Order, to the extent such contribution or provision of proceeds would be prohibited by Sanctions or would otherwise, to the knowledge and belief of the Loan Parties, cause any person to be in breach of Sanctions.

4.22    SOLVENCY. Immediately after giving effect to the transactions to occur on the Closing Date, (a) the fair value of the assets of Borrower, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of Borrower, (b) the present fair saleable value of the property of Borrower will be greater than the amount that will be required to pay the probable liability of Borrower on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) Borrower will be able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured (after giving effect to any guarantees and credit support), and (d) Borrower will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date. Immediately after giving effect to the transactions to occur on the Closing Date, (a) the fair value of the assets of Borrower and its Subsidiaries, on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of Borrower and its Subsidiaries, on a consolidated basis, (b) the present fair saleable value of the property of Borrower and its Subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of Borrower and its Subsidiaries, on a consolidated basis, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) Borrower and its Subsidiaries, on a consolidated basis, will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured (after giving effect to any guarantees and credit support), and (d) Borrower and its Subsidiaries, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date. For purposes of this Section 4.22, (i) “able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured (after giving effect to any guarantees and credit support)” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancings, or a combination thereof, to meet its obligations as they become due, and (ii) the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

4.23    AML LAWS; ANTI-CORRUPTION LAWS AND SANCTIONS. Each Loan Party has implemented and maintains in effect such policies and procedures as are necessary to ensure compliance by each of them and their respective directors, officers, employees and agents, as the case may be, with Anti-Corruption Laws, applicable AML Laws and applicable Sanctions. None of (a) any Loan Party, any guarantor or any other party providing credit support in respect of any

Person’s obligations under the Credit Documents or any of their respective directors or officers, or, to the knowledge of Borrower, any of their respective employees or Affiliates, or (b) to the knowledge of Borrower, any agent of any Loan Party, any guarantor or any other party providing credit support in respect of any Person’s obligations under the Credit Documents, or any Affiliate that will act in any capacity in connection with or benefit from the credit facility established hereby, (i) is a Sanctioned Person, or (ii) is in violation of AML Laws, Anti-Corruption Laws, or Sanctions, in each case applicable thereto. No proceeds of any Borrowing or other transaction contemplated by this Agreement will be used by Borrower in violation of applicable AML Laws, Anti-Corruption Laws or applicable Sanctions or in any manner by Borrower that, to the knowledge of the Borrower, would cause a violation of applicable AML Laws, Anti-Corruption Laws or applicable Sanctions by any person participating in the transactions contemplated by this Agreement, whether as lender, borrower, agent, underwriter, advisor, investor, hedge provider or otherwise. Borrower represents that neither it, nor any Loan Party or parent company or any guarantor or any other party providing credit support in respect of any Person’s obligations under the Credit Documents, or, to the knowledge of Borrower, any other Affiliate, has engaged in or intends to engage in any dealings or transactions with, or for the benefit of, any Sanctioned Person or with or in any Sanctioned Country.

4.24    INSURANCE. Borrower maintains or has caused to be maintained the insurance required to be maintained in accordance with the OpCo Credit Agreement, and such insurance is in full force and effect.

4.25    ACCOUNTS. Borrower has no accounts other than the Depositary Accounts and accounts with amounts on deposit which do not exceed $50,000 per such account and $50,000 in the aggregate for all such accounts at any one time, and such accounts are separate from the bank accounts of the Pledgor and all other Persons.

4.26    NO OTHER DEBT. The Borrower has no Debt except for Debt under the Credit Documents.

ARTICLE 5

AFFIRMATIVE COVENANTS

Borrower covenants and agrees that until the Discharge of Obligations:

5.1    USE OF PROCEEDS, COMPLIANCE WITH DEPOSITARY AGREEMENT.

5.1.1    Borrower shall apply the proceeds of the Loans on the Closing Date solely in accordance with the Funds Flow Memorandum (a) to repay indebtedness of CNX, (b) to fund the Debt Service Reserve Account and the Liquidity Reserve Account and (c) to pay transactions costs, fees and expenses in connection with the Term Facility.

5.1.2    Borrower shall cause all amounts received from any Person to be deposited into the applicable Depositary Account.

5.2    WARRANTY OF TITLE. Except as permitted pursuant to Section 6.4, Borrower shall maintain good, legal and valid title to or interest in all material Collateral (other than properties and assets disposed of in accordance with this Agreement), in each case free and clear of all Liens other than Permitted Liens and such other title exceptions as are reasonably acceptable to Administrative Agent.

5.3    NOTICES. Borrower shall promptly (and in any event within five (5) Banking Days (or such longer time periods provided herein)), upon acquiring notice or giving notice (except as otherwise specified below) or obtaining knowledge thereof, as the case may be, give written notice (with copies of any underlying notices, papers, files, reports, financial statements or related documentation, as applicable) to Administrative Agent and Collateral Agent (with respect to any notices related to Collateral) of:

5.3.1    any material written notices, certificate and other documents either sent to the lenders or the agents or received from the lenders or the agents pursuant to the OpCo Credit Documents, including annual operating reports;

5.3.2    copies of any material amendments, supplements or modifications to the OpCo Credit Documents;

5.3.3    copies of any approved Annual Operating Budget and any material approved amendments, supplements or modifications to an Annual Operating Budget;

5.3.4    any litigation, suit, arbitration, action or similar proceeding, whether at law or in equity or before any Governmental Authority (including any Environmental Claim) pending or to Borrower’s knowledge, threatened in writing against Borrower or Pledgor or relating to the Project which involves claims against Borrower or the Project in excess of $500,000 individually or which could reasonably be expected to have a Material Adverse Effect, such notice to include, if requested in writing by Administrative Agent, copies of all papers filed in such litigation;

5.3.5    any investigation, enforcement action, dispute or disputes between Borrower and any Governmental Authority and which involve (a) claims against Borrower which exceed $500,000 individually or (b) claims which could reasonably be expected to have a Material Adverse Effect;

5.3.6    any Event of Default or Default (together with a statement of a Responsible Officer of Borrower setting forth the details of such Event of Default or Default and the action which Borrower has taken and proposes to take with respect thereto other than litigation strategy and documentation subject to attorney-client privilege or similar privilege);

5.3.7    any casualty, damage or loss to the Project, whether or not insured, through fire, theft, other hazard or casualty, or any act or omission of (a) Borrower, or its employees, agents, contractors, consultants or representatives in excess of $500,000 for any one casualty or loss, or (b) to Borrower’s knowledge, any other Person if such casualty, damage or loss could reasonably be expected to have a Material Adverse Effect;

5.3.8    any early cancellation, suspension or material change in the terms, coverage or amounts of any insurance required to be maintained pursuant to the OpCo Credit Agreement;

5.3.9    initiation of any Event of Eminent Domain with respect to any material portion of the Collateral, taken as a whole;

5.3.10    the occurrence of any ERISA Event that, individually or together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect;

5.3.11    any (a) noncompliance by Borrower with any Environmental Law or any Release of Hazardous Substances by Borrower on or from the Project or the Real Property that has resulted or would result in a Material Adverse Effect, or (b) pending or, to Borrower’s knowledge, threatened in writing, Environmental Claim against Borrower or, to Borrower’s knowledge, any of its contractors arising from their occupying or conducting operations on or at the Project or Real Property which could reasonably be expected to have a Material Adverse Effect;

5.3.12    any event or circumstance specific to Borrower or the Project that is not a matter of general public knowledge and that could reasonably be expected to have a Material Adverse Effect;

5.3.13    any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) and (d) of such certification; and

5.3.14    Borrower shall provide, with reasonable promptness, to Administrative Agent any other information with respect to Borrower or the Project as is reasonably requested by Administrative Agent or any Lender (which request shall be made through Administrative Agent).

5.4    FINANCIAL STATEMENTS.

5.4.1    Borrower shall deliver or cause to be delivered to Administrative Agent and Administrative Agent shall promptly provide a copy of the same to the Lenders:

(a)    within 120 days after the end of each applicable fiscal year (commencing from fiscal year 2020), the audited annual consolidated financial statements of Borrower audited by an Acceptable Accountant and the related consolidated statements of income, statement of cash flow, balance sheet and members’ equity for, at the election of Borrower, either (i) such fiscal year or (ii) the portion of such fiscal year beginning on the Closing Date and ending on the last day of such fiscal year, setting forth in each case (other than in the case of the audited annual consolidated financial statements for the 2020 fiscal year (or portion thereof, as applicable)) in comparative form corresponding audited figures from the preceding fiscal year (or portion thereof, as applicable), accompanied by an opinion thereon (without a “going concern” or similar qualification or material exception and without any qualification or material exception as to the scope of the audit on which such opinion is based) of an Acceptable Accountant, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of Borrower and its results of operations and cash flows and have been prepared in conformity with GAAP;

(b)    within 60 days after the end of the first, second and third fiscal quarters of each year, the consolidated unaudited quarterly financial statements of Borrower (commencing from the first quarterly accounting period of fiscal year 2020). Such financial statements shall include (x) balance sheets and the related statements of income for such quarterly period and for the portion of the fiscal year ending with the last day of such quarterly period, and (y) the related statements of cash flow for the portion of the year ending with the last day of such quarterly period for such quarterly period and, setting forth in each case in comparative form corresponding unaudited figures from the preceding fiscal year, all prepared in accordance with GAAP (subject to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure); and

(c)    along with such financial statements under (a) and (b) above, a certificate signed by a Responsible Officer of Borrower certifying that (w) to such Responsible Officer’s knowledge, no Event of Default or Default has occurred and is continuing or, if any Event of Default or Default has occurred and is continuing, the nature thereof and the corrective actions that Borrower has taken or proposes to take with respect thereto (other than litigation strategy and documentation subject to confidentiality obligations or attorney-client privilege or similar privilege), (x) the Debt Service Coverage Ratio for the applicable Test Period and associated supporting calculations thereof, (y) the Consolidate Total Net Leverage Ratio for the applicable Test Period and associated supporting calculations thereof and (z) such financial statements have been prepared in conformity with GAAP, consistently applied, and fairly present, in all material respects, the financial position of Borrower for the applicable period then ended.

5.5    BOOKS, RECORDS, ACCESS. Borrower shall maintain, or cause to be maintained, adequate books, accounts and records with respect to itself and its assets. Borrower shall prepare all financial statements required hereunder in accordance with GAAP in all material respects (subject, in the case of unaudited financial statements, to changes resulting from audit and normal year-end adjustments) and in material compliance with the regulations of any Governmental Authority having jurisdiction thereof. Subject to requirements of Governmental Rules, safety requirements and existing confidentiality and other contractual restrictions imposed upon Borrower by any other Person, Borrower shall permit employees or agents of Administrative Agent at any reasonable times and upon reasonable prior written notice to Borrower, to inspect all of Borrower’s properties, to examine or audit all of Borrower’s books, accounts and records and make copies and memoranda thereof and to communicate with Borrower’s auditors with the participation of Borrower; provided that, other than during the continuance of an Event of Default, not more than one (1) inspection during any calendar year shall be at Borrower’s expense.

5.6    COMPLIANCE WITH LAWS, INSTRUMENTS, APPLICABLE PERMITS, ETC.

5.6.1    Borrower shall, or shall cause Project Company to, (a) promptly comply with, and cause the Project to be operated and maintained in compliance with, all applicable Legal Requirements (including Environmental Laws and Applicable Permits), subject to Borrower’s right to protest, appeal or otherwise challenge application or enforcement of any such Legal Requirement where it reasonably believes that the application or enforcement of such Legal Requirement is contrary to or not supported by the underlying facts or Legal Requirement, and make, or cause to be made, such alterations to the Project and the Real Property as may be required for such compliance unless any non-compliance could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect, (b) obtain, renew and maintain in full force and effect all Permits required under Environmental Law for its operations and properties, except as would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (c) in each case to the extent required by Environmental Laws, conduct any assessment, evaluation, investigation, monitoring, containment, cleanup, repair, remediation or other corrective action (“Remedial Work”) necessary to address Hazardous Substances Released at, on, under or from the Project or the Real Property, and pursue such Remedial Work in accordance with Environmental Laws, except as would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect; (d) conduct its operations in a manner that will not Release, threaten to Release, or expose any property or Person to any Hazardous Substances, except as would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect; and (e) establish and implement such procedures as may be necessary in its reasonable business judgment to determine and assure that Borrower’s obligations under this Section 5.6.1 are timely and fully satisfied.

5.6.2    Borrower shall, and shall cause each other Loan Party to:

(a)    not lend, contribute or otherwise make available any proceeds of the Loans, directly or indirectly, to any Person that (i) is, or is an Affiliate of a Person that is a Sanctioned Person or Sanctioned Country, or is described by or designated in any Anti-Terrorism Order, (ii) is, or is an Affiliate of a Person that is, in violation of the Sanctions, AML Laws, Anti-Corruption Laws or Anti-Terrorism Laws, or (iii) has, or is an Affiliate of a Person that has, been convicted of money laundering (under any AML Laws, including 18 U.S.C. Sections 1956 or 1957), which conviction has not been overturned, in each case, to the extent that such contribution or provision of such proceeds would be prohibited by the Sanctions, AML Laws, Anti-Corruption Laws or Anti-Terrorism Laws or would otherwise cause any Person to be in breach of the Sanctions, AML Laws, Anti-Corruption Laws or Anti-Terrorism Laws, which, in each case, are applicable to such Person;

(b)    not fund all or part of any repayment under the Loans out of proceeds derived from transactions which would be prohibited by the Sanctions, AML Laws, Anti-Corruption Laws or Anti-Terrorism Laws or would otherwise cause any Person to be in breach of any Sanctions, AML Laws, Anti-Corruption Laws or Anti-Terrorism Laws, in each case applicable to them; and

(c)    not request any Borrowing, and Borrower shall not use, and shall cause its directors, officers, or employees, and shall use reasonable best efforts to cause Affiliates and agents to not use, directly or indirectly, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of Anti-Corruption Laws or applicable AML Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or involving any goods originating in or with a Sanctioned Person or Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions by any Person (including any Person participating in the transactions contemplated hereunder, whether as underwriter, advisor, lender, investor, hedge provider, agent or otherwise).

(d)    ensure that appropriate controls and safeguards are in place designed to prevent any proceeds of the Loans from being used contrary to clauses (a) through (c) above.

5.6.3    Borrower will maintain in effect and enforce policies and procedures as are necessary to ensure compliance by Borrower and its directors, officers, employees and agents with, Anti-Corruption Laws, applicable AML Laws and applicable Sanctions.

5.7    EXISTENCE, CONDUCT OF BUSINESS, PROPERTIES, ETC.

Except as otherwise expressly permitted under this Agreement, Borrower shall (a) maintain and preserve its existence as a limited liability company in good standing in the State of Delaware, (b) maintain all material rights, privileges and franchises necessary in the normal conduct of its business except where failure to do so could not reasonably be expected to result in a Material Adverse Effect, and (c) obtain and maintain, or cause Project Company to obtain and maintain, all Permits except where failure to do so could not reasonably be expected to result in a Material Adverse Effect.

5.8    LENDER MEETINGS. Borrower will, upon the request of Administrative Agent or Required Lenders, participate in a meeting of Administrative Agent and Lenders once during each fiscal year to be held at Borrower’s corporate offices (or at such other location as may be agreed to by Borrower and Administrative Agent) at such time as may be agreed to by Borrower and Administrative Agent and all travel and other expenses related to such meeting incurred by any party shall be for such party’s own account. Participants may attend such meeting by teleconference.

5.9    DISTRIBUTION OF CASH BY SUBSIDIARIES. To the extent permitted under the limited liability company agreements, the OpCo Credit Documents and applicable law, the Borrower shall cause each of its Subsidiaries promptly to distribute to the Borrower the maximum permitted amount of any cash and cash equivalents held by such Subsidiary.

5.10    PRESERVATION OF RIGHTS; FURTHER ASSURANCES.

5.10.1    From time to time, Borrower shall execute, acknowledge, record, register, deliver and/or file all such notices, statements, instruments and other documents (including any financing statement, continuation statement, certificate of title or estoppel certificate relating to the Loans stating the interest and charges then due and any known Events of Default or Defaults), and take such other reasonable steps as may be necessary or advisable to render fully valid and enforceable under all applicable laws the rights, liens and priorities of the Secured Parties with respect to all Collateral and other security from time to time so furnished under this Agreement and the other Credit Documents or intended to be so furnished, and otherwise in such form and at such times as shall be reasonably requested by Collateral Agent (acting at the written direction of Required Lenders), and pay all reasonable fees and expenses (including reasonable attorneys’ fees) incident to compliance with this Section 5.10.1.

5.10.2    Upon the reasonable request of any Agent, Borrower shall execute and deliver all documents as shall be reasonable, necessary, or that such Agent shall reasonably request, in each case in connection with the rights and remedies of such Agent and the Lenders under the Credit Documents, and perform such other reasonable acts as may be necessary to carry out the intent of this Agreement and the other Credit Documents.

5.11    MAINTENANCE OF INSURANCE. Borrower shall maintain or cause to be maintained in all material respects on its behalf in effect at all times the types of insurance required pursuant to the OpCo Credit Agreement in the amounts and on the terms and conditions specified therein, with the endorsements required thereby, from the quality of insurers specified therein or other insurance companies of recognized responsibility reasonably satisfactory to Administrative Agent in consultation with the Insurance Consultant and provide reports required to be delivered thereunder.

5.12    TAXES, OTHER GOVERNMENT CHARGES AND UTILITY CHARGES. Borrower shall    timely file all federal and other material tax returns it is required to file and pay, or cause to be paid, as and when due and prior to delinquency, all material Taxes, assessments and governmental charges (including any interest, additions to Tax or penalties applicable thereto) of any kind that may at any time be lawfully assessed or levied against or with respect to Borrower or the Project, including material sales and use Taxes and material real estate Taxes, all material utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project, and all material assessments and charges lawfully made by any Governmental Authority for public improvements that may be secured by a Lien on the Project; provided that Borrower may contest in good faith any such Taxes, assessments and other charges and, in such event, may permit the Taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when Borrower is in good faith contesting the same, so long as (a) reserves to the extent required by GAAP have been established in an amount sufficient to pay any such Taxes, assessments or other charges, accrued interest thereon and potential penalties or other costs relating thereto, or other adequate provision for the payment thereof reasonably satisfactory to Administrative Agent shall have been made and maintained at all times during such contest, (b) enforcement of the contested Tax, assessment or other charge is effectively stayed for the entire duration of such contest, and (c) any Tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is promptly paid after resolution of such contest.

5.13    INTEREST RATE PROTECTION.

5.13.1    Permitted Swap Agreements. No later than fifteen (15) days following the Closing Date (or such later date as agreed to by Administrative Agent), Borrower shall enter into one or more forward-starting Hedge Transactions under Permitted Swap Agreements with one or more Permitted Swap Counterparties for the period commencing on the last day of the month that ends on or after such date and ending no earlier than the Final Maturity Date, in an aggregate notional amount equal to at least 50% of the aggregate principal amount of the Loans projected to be outstanding during such period based on the anticipated outstanding principal balances set forth in the Base Case Projections.

5.13.2    Over-Hedging. If on any date after the Closing Date the notional amounts under the Permitted Swap Agreements, in the aggregate, are greater than 105% of the aggregate principal amount of the Loans, Borrower shall within a period of up to ten (10) days after any Mandatory Prepayment or otherwise within a period of up to thirty (30) days after the date on which such condition occurs take such action as may be necessary to ensure that the notional amounts under such Permitted Swap Agreements, in the aggregate, are not greater than 105% of the aggregate outstanding principal amount of the Loans (and, no breach under this Section 5.13.2 shall be deemed to have occurred during such ten (10) day or thirty (30) day period, as applicable); provided that Borrower shall not have to reduce such notional amounts or take any action therefor if the notional amounts under the Permitted Swap Agreements, in the aggregate, are greater than 105% of the aggregate outstanding principal amount of the Loans if the transactions under such Permitted Swap Agreements are interest rate caps (as opposed to swaps or other products).

5.13.3    Hedge Breaking Fees. To the extent required pursuant to the terms of a Permitted Swap Agreement, Borrower shall pay all termination amounts owed by Borrower and all costs, fees and expenses incurred by Borrower in connection with any unwinding or termination of any Hedge Transactions thereunder (“Hedge Breaking Fees”), all to the extent provided in and as calculated pursuant to the applicable Permitted Swap Agreements.

5.14    SPECIAL PURPOSE ENTITY. Borrower shall conduct its business in accordance with the terms and conditions of its limited liability company agreement.

5.15    MAINTENANCE OF ACCOUNTS. Borrower shall fund and maintain the Accounts in accordance with the Depositary Agreement, which Accounts shall constitute the only deposit or securities accounts of Borrower, except (a) accounts with amounts on deposit which do not exceed $50,000 per such account and $50,000 in the aggregate for all such accounts at any one time and (b) as permitted by the prior written consent of the Administrative Agent.

5.16    TAX STATUS. Borrower shall take reasonable steps to avoid and to cause Intermediate HoldCo to avoid being classified for U.S. federal or applicable state, local, or foreign income or franchise Tax purposes as an association taxable as a corporation.

5.17    SECURITY. Borrower shall take such action to preserve and maintain the security interests granted under the Collateral Documents, including taking any such action at its cost and expense to promptly discharge any Lien (other than Permitted Liens) on any Collateral and other security from time to time furnished under this Agreement and the other Credit Documents or intended to be so furnished, and undertake all actions which are necessary or appropriate to (a) maintain Collateral Agent’s security interest in and Lien on the Collateral or such other security in full force and effect at all times (including the priority thereof), and (b) preserve and protect the Collateral or such other security and protect and enforce Borrower’s rights and title and the rights of Collateral Agent and the other applicable Secured Parties to the Collateral or such other security, including the making or delivery of all filings and recordations, the payment of all fees and other charges and the issuance of supplemental documentation requested by Collateral Agent (acting at the written direction of Required Lenders) or Administrative Agent.

5.18    COMPLIANCE WITH OPCO CREDIT DOCUMENTS. Borrower shall cause each OpCo Loan Party to comply with the OpCo Credit Documents to which such OpCo Loan Party is a party; provided, however, a breach of this Section 5.18 shall not be a Default hereunder unless an OpCo Default has occurred.

ARTICLE 6

NEGATIVE COVENANTS

Borrower covenants and agrees that until the Discharge of Obligations:

6.1    CONTINGENT LIABILITIES. Except as provided in this Agreement, Borrower shall not become, and shall not permit Intermediate HoldCo to become, liable as a surety, guarantor, accommodation endorser or otherwise, for or upon the obligation of any other Person; provided that this Section 6.1 shall not be deemed to prohibit or otherwise limit Borrower’s or Intermediate HoldCo’s incurrence of Permitted Debt pursuant to clause (e) of the definition thereof.

6.2    LIMITATIONS ON LIENS. Borrower shall not create, assume or suffer to exist any Lien on its properties, the Project or on any of the Collateral, real or personal, whether now owned or hereafter acquired, except Permitted Liens. Borrower shall not permit Intermediate HoldCo to create, assume or suffer to exist any Lien on its properties or the Project, except Permitted Equity Liens.

6.3    INDEBTEDNESS. Borrower shall not incur, create, assume or permit to exist any Debt except Permitted Debt. Borrower shall not permit Intermediate HoldCo to incur, create, assume or permit to exist any Debt other than Permitted Debt pursuant to clause (e) of the definition thereof.

6.4    SALE, LEASE OR TRANSFER OF ASSETS. Borrower shall not sell, lease, assign, transfer or otherwise dispose of assets, or grant any option or other right to purchase, lease or otherwise acquire assets, in each case, whether now owned or hereafter acquired, except that Borrower shall be entitled to:

(a)    sell, lease, assign, transfer or otherwise dispose of assets in the ordinary course of its business and as contemplated by the Credit Documents;

(b)    sell, transfer or dispose of cash or other Permitted Investments under clause (a) of the definition thereof;

(c)    unwind any Permitted Swap Agreement pursuant to its terms; and

(d)    grant Permitted Liens.

6.5    LINE OF BUSINESS CHANGES.

6.5.1    Notwithstanding anything to the contrary herein, the Borrower shall not conduct, transact or otherwise engage in any business or operations or hold any assets, or make any investments other than the following: (i) its ownership of Securities in the OpCo Loan Parties, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the incurrence of the liabilities hereunder and the other Credit Documents and the performance of its obligations and payments with respect to the Credit Documents, (iv) making and holding investments in the OpCo Loan Parties made with contributions received from the Pledgor, (v) the payment of fees and expenses in the ordinary course of business and consistent with past practice, (vi) other de minimis activities and (vii) any activities incidental to the foregoing. Borrower shall not permit Intermediate HoldCo to conduct, transact or otherwise engage in any business or operations or hold any assets, enter into any contract or agreement or otherwise incur any liabilities or make any investments other than the following: (i) its ownership of Securities in the OpCo Loan Parties, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance),

(iii) the incurrence of the liabilities under the OpCo Credit Documents and the performance of its obligations and payments with respect to the OpCo Credit Documents, (iv) making and holding investments in the OpCo Loan Parties made with contributions received from the Borrower, (v) the incurrence of Permitted Debt pursuant to clause (e) of the definition thereof and (vi) any activities incidental to the foregoing.

6.5.2    No Loan Party shall enter into any contract following the Closing Date (other than the Credit Documents or guarantees of the Project Company’s obligations that would otherwise constitute Permitted Debt) if the aggregate liability under all such contracts entered into following the Closing Date would exceed $250,000.

6.6    DISTRIBUTIONS.

6.6.1    Conditions to Distributions. Except as provided in Section 6.6.2, Borrower shall not directly or indirectly, make or declare any Restricted Payment.

6.6.2    Certain Distributions Permitted. Nothing in this Section 6.6 shall prohibit or otherwise limit:

(a)    any repayment of CNX Debt included in the Funds Flow Memorandum;

(b)    the payment of all O&M Costs; and

(c)     any distribution from the Liquidity Reserve Account after December 31, 2020.

6.7    INVESTMENTS. Borrower shall not make any investments (whether by purchase of stocks, bonds, notes or other securities, loan, extension of credit, advance or otherwise) other than Permitted Investments.

6.8    TRANSACTIONS WITH AFFILIATES. Borrower shall not directly or indirectly enter into any transaction or series of transactions relating to the Project with an Affiliate without the prior written approval of Administrative Agent, except for Permitted Affiliate Transactions.

6.9    REGULATIONS. Borrower shall not directly or indirectly apply any part of the proceeds of any Loan or other extensions of credit hereunder or other revenues to the “buying”, “carrying” or “purchasing” of any margin stock within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder.

6.10    PARTNERSHIPS, ETC. Borrower shall not become a general or limited partner in any partnership or a joint venturer in any Joint Venture or create and hold stock in any Subsidiary other than the OpCo Loan Parties.

6.11    DISSOLUTION; MERGER. Borrower shall not liquidate or dissolve, or combine, merge or consolidate with or into any other entity, or change its legal form, or implement any acquisition or purchase of assets consisting of a business division or line of business from any Person, or purchase or otherwise acquire all or substantially all of the assets of any Person.

6.12    AMENDMENTS TO AND TERMINATION OF CERTAIN DOCUMENTS.

6.12.1    Borrower shall cause each OpCo Loan Party not to agree to any material consent, modification, amendment, waiver or termination of or under the OpCo Credit Documents (including any Project Document Modification, entry into an Additional Project Document, approval of a Replacement Obligor or Replacement Project Document or amendment of any Applicable Permit) without the prior written consent of each Lender, the Required Lenders or the Administrative Agent (as applicable) in accordance with the standard of approval required under the OpCo Credit Documents (e.g., (x) an amendment requiring the consent of the OpCo Required Lenders under the OpCo Credit Agreement would require the consent of the Required Lenders and (y) if such consent is to not be unreasonably withheld, delayed, and/or conditioned, the same standard shall apply).

6.12.2    Notwithstanding Section 6.12.1, Borrower shall cause Project Company not to (i) amend or otherwise modify, give any consent, waiver or approval under (including any waiver of any default under or breach of) the DGO GGA if the result could reasonably be expected to reduce revenues received by Project Company under the DGO GGA below those forecasted to be received pursuant to the minimum volume commitment in Section 2.1 of the DGO GGA as of the date hereof or (ii) assign, terminate or replace, or agree to assignment or termination of, the DGO GGA, in each case without the prior written consent of, the Required Lenders (in consultation with the Independent Engineer).

6.12.3    Borrower shall not without the prior written consent of the Required Lenders, such consent not to be unreasonably withheld, conditioned, or delayed, amend, supplement, waive or otherwise modify the organizational documents of Borrower, if the result could reasonably be expected to have an adverse effect on the Lenders or their rights or remedies under the Credit Documents in any material respect; provided that any amendment, supplement, waiver or other modification regarding the issuance of any Securities in Borrower, any restrictions on distributions or any revisions of the separateness provisions shall be deemed to be adverse to the Lenders in a material respect.

6.13    NAME AND LOCATION. Borrower shall not change its name, its jurisdiction of organization, the location of its principal place of business or its organization identification number without providing at least five (5) Banking Days prior written notice to Administrative Agent and Collateral Agent (or such shorter period as Administrative Agent may agree). Borrower shall not effect any such name change or change in jurisdiction of organization until all necessary steps have been taken to maintain the perfection and priority of the Liens granted herein or in any other Credit Document.

6.14    HAZARDOUS SUBSTANCES. Borrower shall not Release into the Environment any Hazardous Substances (a) in violation of any Environmental Laws, Legal Requirements or Applicable Permits or (b) in a quantity, type or location that would lead to liability (contingent or otherwise) pursuant to Environmental Laws, Legal Requirements or Applicable Permits; except for any Release that could not reasonably be expected to materially impair the value of the Project and the Collateral, taken as a whole, and would not otherwise reasonably be expected to have a Material Adverse Effect.

6.15    ERISA MATTERS. The Borrower shall not at any time maintain, sponsor or contribute to or have any liability under or with respect to any Plan or Multiemployer Plan, other than liability on account of an ERISA Affiliate that would not reasonably be expected to have a Material Adverse Effect.

6.16    TAX ELECTION. Borrower shall not make an election (nor permit an election to be made on its behalf) to be classified or to have Intermediate HoldCo classified for U.S. federal or applicable state, local or foreign income or franchise Tax purposes as an association taxable as a corporation.

6.17    TAX SHARING AGREEMENTS. Borrower shall not enter into any Tax sharing agreement with any other entity, other than commercial contracts the principal purpose of which is to address non-Tax matters (such as an equipment supply agreement, an operations and maintenance contract, a real estate lease, or a loan agreement, in each case, solely to the extent entered into in a commercial context).

6.18    HEDGING AGREEMENTS. Borrower shall not enter into any Hedging Agreements other than the Permitted Swap Agreements (including all Hedge Transactions thereunder).

6.19    SALE AND LEASE-BACK TRANSACTIONS. The Borrower will not directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an operating lease or capital lease obligations, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which the Borrower has sold or transferred or is to sell or transfer to any other Person or (b) which the Borrower intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower.

6.20    CAPITAL EXPENDITURES. Borrower shall not make any Capital Expenditures.

6.21    AUDITORS AND ACCOUNTING. Borrower shall not, without consent of Administrative Agent, (a) change its independent certified accountant (unless as a result of a corporate reorganization or restructuring of such accountant), other than to another Acceptable Accountant, (b) make any material change in its accounting policies or financial reporting practices other than as required or permitted by GAAP, or (c) change its fiscal year.

6.22    GOVERNMENTAL REGULATION.

6.22.1    The Borrower shall not take any action or fail to act in any manner that would cause the Administrative Agent, the Collateral Agent, or the Lenders or any Affiliate of any of them to become, solely as a result of the operation of the Project or the delivery or performance of any Credit Document or any transaction contemplated therein, subject to regulation under the ICA, NGA, NGPA, or PUHCA or state laws or any regulations promulgated thereunder, except to the extent required by the exercise of remedies under the Credit Documents.

6.22.2    The Borrower shall not take any action or fail to act in any manner that would subject it to or cause it to not otherwise be exempt from, regulation as a “common carrier”, “natural gas company” or “public utility” under the ICA, NGA, NGPA, PUHCA or any similar term under any state laws or any regulations promulgated under any of the foregoing.

6.23    NEGATIVE PLEDGE AGREEMENTS. Borrower will not, and will not permit any other Loan Party to, create, incur, assume or suffer to exist any contract, agreement or understanding that in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its property in favor of the Collateral Agent for the benefit of the Secured Parties, or that requires the consent or authorization of Persons other than any Loan Party in connection therewith which consent or authorization has not been obtained, other than the Credit Documents and customary provisions restricting assignment of any agreement entered into in the ordinary course of business. The Borrower shall not and shall not permit any Subsidiary to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to pay dividends or make any other distribution on any of such Person’s Securities other than the OpCo Credit Documents as in effect on the Closing Date.

6.24    FINANCIAL COVENANTS.

6.24.1    Borrower shall not permit the Debt Service Coverage Ratio for the last day of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2020, to be less than 1.25:1.00.

6.24.2    Borrower shall not permit the Consolidated Total Net Leverage Ratio as of the last day of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2020, (a) for any fiscal quarter ending on or prior to September 30, 2021, to be greater than 5.50:1:00 or (b) thereafter, to be greater than 5.00:1:00.

ARTICLE 7

EVENTS OF DEFAULT; REMEDIES

7.1    EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an event of default (each, an “Event of Default”) hereunder:

7.1.1    Failure to Make Payments. Borrower shall fail to pay, in accordance with the terms of this Agreement (a) any principal on any Loan on the date that such sum is due, (b) any interest on any Loan within three (3) Banking Days after the date such sum is due, (c) any scheduled fee, cost, charge or sum (not referred to in clause (a) or (b) of this Section 7.1.1) due hereunder or under any other Credit Documents within three (3) Banking Days of the date that such sum is due, or (d) any other fee, cost, charge or other sum due under this Agreement or the other Credit Documents within five (5) Banking Days after Administrative Agent has provided written notice to Borrower that such sum is due.

7.1.2    Bankruptcy; Insolvency. A Loan Party shall become subject to a Bankruptcy Event.

7.1.3    Cross Defaults.

(a)    Borrower shall default for a period beyond any applicable grace period (i) in the payment of any principal, interest or other amount due under any agreement involving Debt (other than Debt under the Credit Documents) and the outstanding amount or amounts payable under any such agreement equals or exceeds $2,000,000 in the aggregate or (ii) in the performance of any obligation due under any agreement involving such Debt if pursuant to such default, the holder of the obligation concerned has accelerated (or is permitted to accelerate) the maturity of any such Debt evidenced thereby which equals or exceeds $2,000,000 in the aggregate.

(b)    An OpCo Event of Default shall have occurred and be continuing; provided that, an OpCo Event of Default shall be deemed to be continuing if waived in accordance with the OpCo Credit Documents unless also waived by the Lenders hereunder in accordance with the terms of this Agreement.

7.1.4    Judgments. A final judgment or judgments shall be entered against Borrower in the amount of $2,000,000 or more (other than, in each case, (a) a judgment which is fully covered by insurance (subject to any applicable deductibles) or discharged within sixty (60) days after its entry, or (b) a judgment, the execution of which is effectively stayed within sixty (60) days after its entry, or (c) a judgment is satisfied within sixty (60) days after its entry).

7.1.5    ERISA. One or more ERISA Events shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect.

7.1.6    Breach of Terms of Agreement.

(a)    Defaults Without Cure Periods. Borrower shall fail to perform or observe any of the covenants set forth in Sections 5.1.1 (Use of Proceeds), 5.3.6 (Notices), 5.6.2 (Compliance with Laws, Instruments, Applicable Permits, Etc.), 5.7 (Existence), 5.11 (Maintenance of Insurance), 5.14 (Special Purpose Entity), 5.15 (Maintenance of Account) or Article 6 (Negative Covenants).

(b)    Other Defaults. Borrower or Pledgor shall fail to perform or observe any of its covenants set forth hereunder or any other Credit Document not otherwise specifically provided for in Section 7.1.6(a) or elsewhere in this Article 7, and such failure shall continue unremedied for a period of thirty (30) days after Borrower or Pledgor, as applicable, has knowledge thereof or receives written notice thereof from Administrative Agent; provided that, if (A) such failure cannot be cured within such thirty (30) day period, (B) such failure is susceptible of cure within one hundred twenty (120) days thereafter, (C) Borrower or Pledgor, as applicable, is proceeding with diligence and in good faith to cure such failure, (D) the existence of such failure has not had and could not, after considering the nature of the cure, be reasonably expected to have a Material Adverse Effect, and (E) Administrative Agent shall have received a certificate signed by a Responsible Officer to the effect of clauses (A), (B), (C) and (D) above and stating what action Borrower or Pledgor, as applicable, is taking to cure such failure, then such thirty (30) day cure period shall be extended to such date, not to exceed a total of one hundred twenty (120) days thereafter as shall be necessary for Borrower or Pledgor, as applicable, diligently to cure such failure.

7.1.7    Loss of Collateral. Any substantial portion of the Collateral, taken as a whole, is damaged, seized or appropriated without sufficient applicable insurance proceeds (subject to the underlying deductible) or otherwise without fair value being paid therefor so as to allow replacement of such Collateral and/or prepayment of Loans and to allow Borrower to continue satisfying its material obligations hereunder and under the other Credit Documents to which it is a party, after giving effect to any applicable insurance coverage or other proceeds received or reasonably expected to be received for such event.

7.1.8    Security. Any of the Collateral Documents, shall, other than with respect to an immaterial portion of the Collateral, fail to provide to Collateral Agent, for the benefit of the Secured Parties, the Liens, security interest having the priority required by this Agreement or the relevant Collateral Documents, rights, titles, interest, remedies permitted by law, powers or privileges intended to be created thereby or, except in accordance with its terms, cease to be in full force and effect, or the validity thereof having the priority required by this Agreement or the relevant Collateral Documents or the applicability thereof to the Loans, the Notes (if any) or any other obligations purported to be secured or guaranteed thereby or any part thereof shall be disaffirmed by or on behalf of Borrower or, in respect of the Pledge Agreement, Pledgor (other than following the satisfaction in full of the Obligations or any other termination of a Collateral Document in accordance with the terms hereof and thereof).

7.1.9    Change of Control. A Change of Control shall have occurred.

7.1.10    Unenforceability of Credit Documents. At any time after the execution and delivery thereof, any material provision of any Credit Document shall cease to be in full force and effect (other than by reason of the satisfaction in full of the Obligations of Borrower and Pledgor or any other termination of a Credit Document in accordance with the terms hereof or thereof), any Credit Document shall be declared null and void by a Governmental Authority of competent jurisdiction or any Loan Party or its Affiliate contests in writing the validity or enforceability of any provision of any Credit Document or any Loan Party or its Affiliate denies in writing that it has any or further liability or obligation under any Credit Document, or purports in writing to revoke, terminate or rescind any Credit Document.

7.1.11    Misstatements; Omissions. Any representation, warranty, certification, statement of fact made or deemed made by or on behalf of Borrower or any other Loan Party herein, in any other Credit Document or in any document or certificate delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made.

7.2    REMEDIES. Upon the occurrence and during the continuation of an Event of Default, each Agent may, as applicable, and at the request of the Required Lenders shall, without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands (other than notices expressly required by the Credit Documents) being waived, exercise any or all of the following rights and remedies, in any combination or order that the Required Lenders may elect, in addition to such other rights or remedies as the Secured Parties may have hereunder, under the Collateral Documents or at law or in equity:

7.2.1    No Further Loans. Administrative Agent and the Lenders shall not be obligated, to continue any Loans, and no Agent shall be required, to make any payments, or permit the making of payments, from any Account or any funds held by such Agent under the Credit Documents or on behalf of Borrower.

7.2.2    Cure by Agents. Without any obligation to do so, make disbursements or Loans to or on behalf of Borrower or disburse amounts from any Account to cure (a) any Event of Default or Default hereunder, and (b) any default and render any performance under any Project Document as the Required Lenders in their sole discretion may consider necessary or appropriate, whether to preserve and protect the Collateral or the Secured Parties’ interests therein or for any other reason. All sums so expended, together with interest on such total amount at the Default Rate (but in no event shall the rate exceed the maximum lawful rate), shall be repaid by Borrower to Administrative Agent or Collateral Agent, as the case may be, on demand and shall be secured by the Credit Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the aggregate amount of the Total Commitment.

7.2.3    Acceleration. Declare and make all or a portion of the sums of accrued and outstanding principal and accrued but unpaid interest remaining under this Agreement, together with all unpaid fees, costs (including Liquidation Costs and Hedge Breaking Fees) and charges due hereunder or under any other Credit Document, immediately due and payable and require Borrower immediately, without presentment, demand, protest or other notice of any kind, all of which Borrower hereby expressly waives, to pay each Agent or the Secured Parties an amount in immediately available funds equal to the aggregate amount of any outstanding Obligations of Borrower; provided that, if an Event of Default occurs under Section 7.1.2 with respect to Borrower, all such amounts shall become immediately due and payable without further act of Administrative Agent, Collateral Agent, or the other Secured Parties.

7.2.4    Cash Collateral; Letters of Credit. Apply or execute upon any amounts on deposit in any Account, or any proceeds or any other moneys of Borrower on deposit with Administrative Agent, Collateral Agent, Depositary Agent or any other Secured Party in the manner provided in the UCC and other relevant statutes and decisions and interpretations thereunder with respect to cash collateral; or draw upon any Acceptable Letter of Credit held by Administrative Agent or Depositary Agent as security. Without limiting the foregoing, each of Administrative Agent, Collateral Agent and Depositary Agent shall have all rights and powers with respect to the Loan proceeds, draws upon any Acceptable Letter of Credit, the Accounts and the contents of the Accounts as it has with respect to any other Collateral and may apply, or cause the application of, such amounts to the payment of interest, principal, fees, costs, charges or other amounts due or payable to Administrative Agent, Collateral Agent, Depositary Agent or the Secured Parties with respect to the Loans in accordance with the Intercreditor Agreement.

In addition to the foregoing, but subject to the Intercreditor Agreement, each Agent may and, at the written direction of the Required Lenders, shall at any time while an Event of Default has occurred and is continuing be entitled to exercise all remedies under the UCC and any Governmental Rule. For the avoidance of doubt, the provisions of this Section 7.2 are not intended to modify or limit any provision of any Permitted Swap Agreement.

7.3    APPLICATION OF PROCEEDS. All proceeds received by any Agent shall be applied, and proceeds received by any Secured Party under this Agreement or any Collateral Document shall be turned over to Administrative Agent to be applied, in full or in part by Administrative Agent as and when provided in Section 4.2 of the Intercreditor Agreement.

ARTICLE 8

SCOPE OF LIABILITY

Notwithstanding anything in this Agreement or the other Credit Documents to the contrary, the liability of the Non-Recourse Persons (as defined in the Intercreditor Agreement) shall be limited as and to the extent set forth in Section 10.19 of the Intercreditor Agreement.

ARTICLE 9

AGENTS; SUBSTITUTION

9.1    APPOINTMENT, POWERS AND IMMUNITIES.

9.1.1    In order to expedite the transactions contemplated by this Agreement, each Lender hereby appoints and authorizes Investec Bank plc, to act as Administrative Agent. None of the Agents or any of their respective Related Parties shall have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Document, or be a trustee or a fiduciary for any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Credit Documents or otherwise exist against Administrative Agent, Depositary Agent or Collateral Agent (other than those implied as a matter of applicable law that are not capable of being waived). It is understood and agreed that the use of any of the terms “agent,” “arranger” or “bookrunner” herein or in any other Credit Documents (or any other similar term) with reference to Administrative Agent or any other Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Legal Requirements. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Notwithstanding anything to the contrary contained herein, none of the Agents or any of their respective Related Parties shall be liable as such for any action taken or omitted by any of them except for its or their own bad faith, gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment), or required to take any action which is contrary to this Agreement or any other Credit Documents or any Legal Requirement or that exposes any of the Agents or any of their respective Related Parties (as the case may be) to any liability. None of the Agents, the Lenders nor any of their respective Related Parties shall be required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants or agreements contained in any Credit Document, or be responsible for (i) any recitals, statements, representations or warranties made by any other Person contained in this Agreement or the other Credit Documents or the contents of any document delivered in connection herewith or therewith, the other Credit Documents or in any certificate or other document referred to or provided for in, or received by any Agent, or any other Secured Party under this Agreement or any other Credit Document, (ii) any failure by any Loan Party or its Affiliates to perform their respective obligations hereunder or thereunder, or (iii) the failure, delay in performance or breach by any Lender of any of its obligations hereunder or as a result of any information provided by any Lender, or to any Lender on account of the failure of or delay in performance or breach by any other Lender or any Loan Party of any of their respective obligations hereunder or in connection herewith. Each

Agent may execute any and all duties hereunder by or through any agents or employees or any sub-agent appointed by it, and none of the Agents shall be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

9.1.2    Without limiting the generality of the foregoing, (a) Administrative Agent may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Administrative Agent, (b) each Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (c) none of the Agents makes any warranty or representation to any other Secured Party for any statements, warranties or representations made in or in connection with any Credit Document, (d) none of the Agents shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Credit Document on the part of any party thereto, to inspect the property (including the books and records) of any Loan Party or any other Person or to ascertain or determine whether a Material Adverse Effect exists or is continuing, provided that (i) Administrative Agent shall have a duty to inquire in the event that a scheduled payment required under Article II of this Agreement is not received when due and (ii) each Agent shall have a duty to inquire in the event that any item specifically required to be delivered to such Agent under the Credit Documents is not so delivered on the date required thereunder and (e) none of the Agents shall be responsible to any other Secured Party for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of any Credit Document or any other instrument or document furnished pursuant thereto other than with respect to themselves. Except as otherwise provided under this Agreement and the other Credit Documents, each Agent shall take, or omit, such action with respect to the Credit Documents as shall be directed in writing by the Required Lenders or, if expressly so provided, all Lenders. No Agent shall have any duty to take any discretionary action or exercise any discretionary powers and shall be fully justified in failing or refusing to take any action under this Agreement or any other Operative Document unless it shall first receive the advice or concurrence of the Borrower, Administrative Agent, Collateral Agent or Required Lenders, as applicable, and until the instructions are received, such Agent shall act, or refrain from acting, as it deems advisable (which shall not constitute an unreasonable delay of condition on or withholding of such action). The other Secured Parties further acknowledge and agree that so long as any Agent shall make any determination to be made by it hereunder or under any other Credit Document in good faith, such Agent shall have no liability in respect of such determination to any Person. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees, and may consult with the applicable Independent Consultants in the exercise of such powers, rights and remedies and the performance of such duties. To the extent of any conflict or inconsistencies between the functions, responsibilities, duties, obligations or liabilities of Depositary Agent set forth in this Article 9 and those set forth in the Depositary Agreement, the terms of the Depositary Agreement shall govern.

9.1.3    Neither of the Sole Bookrunner or Lead Arranger shall have any right, power, obligation, liability, responsibility or duty under this Agreement. Without limiting the foregoing, neither the Lead Arranger nor the Sole Bookrunner shall have or be deemed to have a fiduciary relationship with any Secured Party. Each Secured Party hereby makes the same acknowledgments with respect to the Lead Arranger and the Sole Bookrunner as it makes with respect to the Agents in this Article 9. The parties hereto acknowledge that the Sole Bookrunner and the Lead Arranger hold such title in name only, and that such titles confer no additional rights or obligations relative to those conferred on any Secured Party hereunder.

9.1.4    In the event Administrative Agent receives any notice of an Default or Event of Default, Administrative Agent shall promptly post or deliver a copy of such notice to each Lender and each other Agent.

9.2    RELIANCE. Each of the Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any certificate, notice or other document (including any cable, telegram, facsimile, electronic mail or telex) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by it. Each of the Agents also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each of the Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders (or, where so expressly stated, all Lenders) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Secured Parties. As to any other matters not expressly provided for by this Agreement, none of the Agents shall be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Lenders or, where expressly provided, all Lenders (except that none of the Agents shall be required to take any action which exposes such Agent to personal liability or which is contrary to this Agreement, any other Credit Document or any Legal Requirement). Each of the Agents shall in all cases (including when any action by such Agent alone is authorized hereunder, if such Agent elects in its sole discretion to obtain instructions from the Required Lenders) be fully protected in acting, or in refraining from acting, hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or, where so expressly stated, all Lenders), and such instructions of the Required Lenders (or all Lenders, where applicable) and any action taken or failure to act pursuant thereto shall be binding on all of the Secured Parties.

9.3    NON-RELIANCE. Each Lender represents that it has, independently and without reliance on the Lead Arranger, the Sole Bookrunner, the Agents, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of Borrower and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon the Lead Arranger, the Sole Bookrunner, the Agents, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. None of the Agents, the Lead Arranger, the Sole Bookrunner or any Lender shall be required to keep informed as to the performance or observance by Borrower or its Affiliates under this Agreement or the other Credit Documents or any other document referred to or provided for herein or therein to make inquiry of, or to inspect the properties or books of Borrower or its Affiliates.

9.4    DEFAULTS; MATERIAL ADVERSE EFFECT. None of the Agents shall be deemed to have knowledge or notice of the occurrence of any Default, Event of Default or Material Adverse Effect, unless a Responsible Officer of such Person has received a written notice from a Lender or any Loan Party, referring to this Agreement, describing such Default, Event of Default or Material Adverse Effect and indicating that such notice is a notice of the occurrence of such default or Material Adverse Effect (as the case may be). If Administrative Agent receives such a notice of the occurrence of a Default, Event of Default or Material Adverse Effect, Administrative Agent shall give notice thereof to the Lenders and each other Agent. Each Agent shall take such action with respect to such Default, Event of Default or Material Adverse Effect as is provided in Article 7 or the terms of the Credit Documents, or if not provided for in Article 7 or such Credit Documents, as such Agent shall be reasonably directed by the Required Lenders; provided that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default, Event of Default or Material Adverse Effect as it shall deem advisable in the best interest of the Lenders.

9.5    INDEMNIFICATION. Without limiting the Obligations of Borrower hereunder, each Lender agrees to indemnify each Agent and their respective officers, directors, shareholders, Controlling Persons, employees, agents and servants, ratably in accordance with their Proportionate Shares for any and all liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any Agent or such Person in any way relating to or arising out of this Agreement, the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents, or any action taken or omitted by it or any of them under this Agreement or any other Credit Document, to the extent the same shall not have been reimbursed by Borrower; provided that no Lender shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Agent or any of their Related Parties. The obligations of the Lenders under this Section 9.5 shall survive payment of all Obligations and the resignation or replacement of any Agent. Each Agent or any such Person shall be fully justified in refusing to take or to continue to take any action hereunder or under any other Credit Document unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limitation of the foregoing, each Lender agrees to reimburse each Agent or any such Person promptly upon demand for its Proportionate Share of any out-of-pocket expenses (including reasonable counsel fees and expenses paid for services rendered in connection with the Credit Documents) incurred by any Agent or any such Person in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Credit Documents, to the extent that any Agent or any such Person is not reimbursed for such expenses by Borrower; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or any such Person in its capacity as such. This Section 9.5 shall not apply to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

9.6    WITHHOLDING TAXES. To the extent required by applicable Legal Requirements, Administrative Agent may withhold from any interest payment to any Secured Party an amount equivalent to the applicable withholding Tax. Each Lender shall severally indemnify Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes or Other Taxes that are attributable to such Lender (but only to the extent that Borrower has not already indemnified Administrative Agent for such Taxes or Other Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.4 relating to the maintenance of a Participant register and (iii) any amounts attributable to such Lender that are Excluded Taxes, in each case, that are payable or paid by Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this Section 9.6.

9.7    SUCCESSOR AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, Administrative Agent may resign at any time by notifying the Lenders and Borrower no later than thirty (30) days prior to the effective date of such resignation. Administrative Agent may be removed involuntarily only for a material breach of its respective duties and obligations hereunder and under the other Credit Documents or for bad faith, gross negligence or willful misconduct in connection with the performance of its respective duties hereunder or under the other Credit Documents and then only upon the affirmative vote of the Required Lenders (determined after giving effect to Section 11.3.3). Upon any such resignation or removal of Administrative Agent, the Required Lenders shall have the right, with, provided no Event of Default has occurred and is continuing, the consent of Borrower (such consent not to be unreasonably withheld, conditioned, or delayed) to appoint a successor Administrative Agent, which successor Administrative Agent shall be (or have an Affiliate that is) a Lender hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation or the Required Lenders’ removal of the applicable retiring Agent, the retiring Administrative Agent may, on behalf of the applicable Secured Parties, with, provided no Event of Default has occurred and is continuing under Section 7.1.1 or Section 7.1.2, the consent of Borrower (such consent not to be unreasonably withheld, conditioned, or delayed), appoint a successor Administrative Agent or hereunder, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent under the Credit Documents by a successor Administrative Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the applicable retiring Agent, and the applicable retiring Agent shall be discharged from its duties and obligations as the applicable Agent only under the Credit Documents. If no successor Administrative Agent has been appointed pursuant to the preceding sentences by the 45th day after the date of removal or such notice of resignation was given by the applicable Agent, such Agent’s removal or resignation shall nonetheless become effective in accordance with such notice and the applicable retiring Agent shall be discharged from its duties and obligations hereunder and the other Credit Documents. In such an event, the Lenders will collectively exercise the rights and obligations of Administrative Agent until such time as a new Administrative Agent is appointed. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Credit Documents. Anything herein to the contrary notwithstanding, if at any time the Required Lenders determine that the Person serving as Administrative Agent is a Defaulting Lender, the Required Lenders (determined after giving effect to Section 11.3.3) may by notice to Borrower and such Person remove such Person as Administrative Agent and appoint a replacement Administrative Agent hereunder. Such removal will, to the fullest extent permitted by applicable law, be effective on the earlier of (i) the date a replacement Administrative Agent and (ii) the date which is five (5) Banking Days after the giving of such notice by the Required Lenders (regardless of whether a replacement Administrative Agent, as applicable, has been appointed). The terms of resignation by, and removal of, Collateral Agent and Depositary Agent (and, in each case, replacement thereof) shall be governed by the relevant provisions set forth in the Intercreditor Agreement and the Depositary Agreement, respectively.

9.8    AUTHORIZATION. Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes each of the Agents to take such actions on behalf of such Lender or assignee and to exercise such powers as are specifically delegated to such Person in such capacity by the terms and provisions hereof and of the other Credit Documents, together with such actions and powers as are reasonably incidental thereto, and each Lender and each assignee of any such Lender hereby agrees to be bound by any such actions. Without limiting the generality of the foregoing, Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, and is hereby obligated to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and, subject to Section 9.10.1, promptly to distribute to each Lender its proper share of each payment so received (and any such payments not so distributed by Administrative Agent within one (1) Banking Day of receipt thereof shall bear interest (at Borrower’s expense) at a rate equal to the greater of (i) the Federal Funds Rate and (ii) a rate reasonably determined by Administrative Agent in accordance with banking industry rules on interbank compensation). The Administrative Agent shall give notice on behalf of each of the Lenders of any Event of Default specified in this Agreement of which Administrative Agent has actual knowledge acquired in connection with the performance of its duties as Administrative Agent hereunder. Without limiting the generality of the foregoing, Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, and is hereby obligated, to distribute to each Lender copies of all notices, financial statements and other materials delivered by Borrower pursuant to this Agreement as received by Administrative Agent. Each of the Agents is further authorized by the other Secured Parties to release or subordinate Liens on property that Borrower is permitted to sell or transfer pursuant to the terms of this Agreement or the other Credit Documents and to enter into agreements supplemental hereto for the purpose of curing any formal defect, inconsistency, omission or ambiguity in this Agreement or any Credit Document to which it is a party. Without limiting the generality of the foregoing, Administrative Agent is hereby expressly authorized by the Lenders but not obligated in case of the pendency of any proceeding under any Bankruptcy Law or any other judicial proceeding relative to any Loan Party (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, each Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, each Agent and their respective agents and counsel and all other amounts due the Lenders, each Agent under this Agreement) allowed in such judicial proceeding and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the applicable Agent any amount due for the reasonable compensation, expenses, disbursements and advances of such Agent and its agents and counsel, and any other amounts due such Agent under this Agreement.

9.9    OTHER ROLES. With respect to its Commitment, the Loans made by it and any Note issued to it, each Agent in its individual capacity shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not an Agent. Each Agent and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with Borrower or any other Person, without any duty to account therefor to the other Secured Parties. For the avoidance of doubt Collateral Agent may act as Depositary Agent notwithstanding any potential or actual conflict of interest presented by the foregoing and any Loan Party. Each of the Secured Parties hereby waives any claim against each of the Agents, the Loan Parties and any of their respective Affiliates based upon any conflict of interest that each Agent or any of their respective Affiliates may have with regard to acting as an agent or arranger hereunder and acting in such other roles.

ARTICLE 10

INDEPENDENT CONSULTANTS

10.1    REMOVAL AND FEES. Administrative Agent, in its reasonable discretion, may remove from time to time, any one or more of the Independent Consultants and Administrative Agent may appoint replacements, which, so long as no Event of Default shall have occurred and be continuing under Section 7.1.1 or Section 7.1.2, shall require the consent of Borrower. Notice of any replacement Independent Consultant shall be given by Administrative Agent to Borrower, the Lenders and the Independent Consultant being replaced. All reasonable and documented fees and expenses of the Independent Consultants (whether the original ones or replacements) shall be paid by Borrower pursuant to agreements reasonably acceptable to Borrower; provided that no such acceptance shall be required at any time an Event of Default shall have occurred and be continuing; provided further that there shall be no more than one Independent Engineer, no more than one Market Consultant and no more than one Insurance Consultant at any time.

10.2    CERTIFICATION OF DATES. Administrative Agent will request that the Independent Consultants act diligently in the issuance of all certificates required to be delivered by the Independent Consultants hereunder, if their issuance is appropriate. Borrower shall use commercially reasonable efforts to provide the Independent Consultants with reasonable notice of the expected occurrence of any dates or events requiring the issuance of such certificates.

ARTICLE 11

MISCELLANEOUS

11.1    ADDRESSES. Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to Administrative Agent:	Investec Bank plc, as Administrative Agent
Attention: Global Lending Operations

30 Gresham Street
London, EC2V 7QP
United Kingdom

Telephone No. +44 207 597 5747

Facsimile No. +44 207 597 4913
E-mail: GLO-transactionmanagement- generallending@investec.co.uk and glo- agency@investec.co.uk

With a copy to:	Hans Beekmans

Investec USA Holdings Corp.
10 East 53rd Street, 22nd Floor
New York, NY 10022

Telephone: +1 (212) 259-5604
Email: hans.beekmans@investec.com

If to Collateral Agent:	The Bank of New York Mellon
240 Greenwich St.
New York, NY 10286
Attention: Mary Miselis
Telephone: 212-815-4812
Email: mary.miselis@bnymellon.com

If to Depositary Agent:	The Bank of New York Mellon
240 Greenwich St.
New York, NY 10286
Attention: Mary Miselis
Telephone: 212-815-4812
Email: mary.miselis@bnymellon.com

If to Borrower:	CSG Holdings II LLC
c/o CNX Gas Company LLC

Attention: President and Chief Executive Officer

1000 CONSOL Energy Drive
Canonsburg, PA 15317-6506

Telephone No. 724 485 3117
E-Mail: ChadGriffith@cnx.com

With a copy to:	CNX Resources Corporation

Attention: General Counsel

1000 CONSOL Energy Drive
Canonsburg, PA 15317-6506

Telephone No. 724 485 4234
E-Mail: StephanieGill@cnx.com

All such notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service (including Federal Express, UPS, ETA, Emery, DHL, AirBorne and other similar overnight delivery services), (c) if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested, (d) if sent by facsimile with receipt confirmed by telephone, or (e) by Electronic Transmission (as defined below). Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by facsimile or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Banking Day and, if not, on the next following Banking Day) on which it is transmitted if transmitted before 4:00 p.m., recipient’s time, and if transmitted after that time, on the next following Banking Day; provided that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location by giving prior notice to the other parties in the manner set forth above.

Any Loan Party may deliver to any Agent, as the case may be, any borrowing certificate, collateral report or other material hereunder or under the other Credit Documents, by e-mail or other electronic transmission (an “Electronic Transmission”), subject to the following terms:

1.    Each Electronic Transmission must be sent by an authorized Person of the applicable Loan Party (or any other authorized representative), and must be addressed to the e-mail address specified above in this Section 11.1 or such other e-mail address, as designated by Administrative Agent or Collateral Agent or Depositary Agent (as the case may be) from time to time in accordance with this Section 11.1. Unless the applicable Agent otherwise prescribes,

(i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement) and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, in the case of each of the foregoing clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Banking Day for the recipient. If any Electronic Transmission is returned to the sender as undeliverable, the material included in such Electronic Transmission must be delivered to the intended recipient in another manner permitted by this Section 11.1.

2.    Each certificate, collateral report, notice or instruction to Depositary Agent or Collateral Agent or other material contained in an Electronic Transmission must be in a “pdf” or other imaging format. Any signature on a certificate, collateral report or other material contained in an Electronic Transmission shall constitute a valid signature for purposes hereof. Each Agent may rely upon, and assume the authenticity of, any such signature, and any material containing such signature shall constitute an “authenticated” record for purposes of the UCC and shall satisfy the requirements of any applicable statute of frauds.

11.2    RIGHT TO SET-OFF. Subject to Section 2.5.2, if an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement or any other Credit Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Credit Document and although such obligations of Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 2.5.2 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of each Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify Borrower and Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.3    AMENDMENTS; WAIVERS.

11.3.1    Required Lender Consent; Exceptions. Neither this Agreement nor any other Credit Document (other than any Collateral Document, each of which may only be waived, amended or modified in accordance with the Intercreditor Agreement, or any Permitted Swap Agreement, which may be waived, amended or modified by Borrower and the applicable Permitted Swap Counterparty in accordance with the terms thereof) nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders or by Borrower and Administrative Agent, Depositary Agent or Collateral Agent, as applicable, with the consent of the Required Lenders; provided that no such agreement, waiver or supplement shall, without the consent of each affected Lender:

(a)    increase the amount of the Commitment of any Lender hereunder;

(b)    amend any provision of this Section 11.3 or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

(c)    release all or substantially all of the Collateral from the Lien of any of the Collateral Documents;

(d)    cause any Obligations to cease to be secured on a pari passu basis with all other Obligations;

(e)    extend the Final Maturity Date or reduce the principal amount of any outstanding Loans or Notes or reduce the rate or extend the time of payment of interest due on any Loan; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” (but not to a rate less than zero) or to waive any obligation of Borrower to pay interest at the Default Rate; provided further that amendments pursuant to Section 2.6.6 shall be effected in accordance with such Section;

(f)    forgive, reduce or extend the payment date for the principal of, or rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Credit Document; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” (but not to a rate less than zero) or to waive any obligation of Borrower to pay interest at the Default Rate; provided further that amendments pursuant to Section 2.6.6 shall be effected in accordance with such Section;

(g)    add, modify or waive any provisions to the Credit Documents so as to subordinate the Loans to any other Debt;

(h)    except as expressly provided herein, amend the definition of “Amortization Schedule” or amend Section 3.1(b)(vi) of the Depositary Agreement;

(i)    modify or waive Section 11.22 in any manner that would permit an assignment by Borrower of its rights or obligations under this Agreement except as expressly permitted hereunder; or

(j)    amend or modify any provision set forth in this Agreement, the Depositary Agreement or Section 4.2 of the Intercreditor Agreement in a manner that would alter the pro rata sharing of payments with respect to the Term Facility, including the definition of “Proportionate Share”;

(k)    change the order of priority of payments set forth in Section 3.1(b) of the Depositary Agreement;

(l)    amend the definitions of “Lenders” or “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder or under any other Credit Document;

(m)    amend, waive or otherwise modify the portion of the definition of “Interest Period” that provides three month intervals to allow intervals other than three months; or

(n)    waive any condition specified in Section 3.1.

provided that, all Lenders shall be deemed directly affected with respect to any amendment described in clauses (b), (c), (k), (l) and (n).

11.3.2    Affected Party Consent. Notwithstanding anything to the contrary herein, no agreement, waiver or supplement hereto shall add, modify or waive any provisions to the Credit Documents (other than any Secured Swap Agreements), or change in any manner the rights of the Lenders or Secured Swap Counterparties hereunder or thereunder, so as to amend, modify or otherwise affect the rights or duties of an Agent without the prior written consent of such Agent.

11.3.3    Defaulting Lenders. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely to other affected Lenders shall require the consent of such Defaulting Lender.

11.3.4    Minor Defects. Notwithstanding the other provisions of this Section 11.3, the applicable Loan Parties or Agents may (but shall have no obligation to) amend or supplement the Credit Documents without the consent of any other Secured Party for the purpose of (a) curing any ambiguity, defect or inconsistency to correct any typographical errors or other similar mistakes that do not modify the rights and obligations of the parties hereto, (b) (i) making any change that would provide any additional rights or benefits to the Secured Parties or (ii) making, completing or confirming any grant of Collateral permitted or required by this Agreement or any of the Credit Documents or any release of any Collateral that is otherwise permitted under the terms of this Agreement and the Credit Documents (or, if not addressed therein, not prohibited) and (c) making administrative or mechanical amendments to this Agreement or any of the Credit Documents to provide for the addition of obligations secured by the Collateral and the related secured parties and otherwise to effect the intent of Section 5.2 of the Intercreditor Agreement or the addition of any Loan Party as permitted or required under the Credit Documents so long as such amendments do not modify the rights and obligations of the parties hereto (other than, for the avoidance of doubt, as may result from having additional secured obligations benefiting from the Collateral and additional secured parties voting as provided herein and having other rights of secured parties under this Agreement and under the Credit Documents).

11.4    PARTICIPATION. Any Lender may, at any time, without the consent of Borrower or Administrative Agent, sell participations to any Person (other than a natural Person or a holding company, investment vehicle or trust for or owned for the benefit of a natural Person, a Defaulting Lender, Borrower or any of Borrower’s Affiliates or a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitments and the Loans owing to it); provided that (a) no such sale of a participation shall alter such Lender’s or Borrower’s obligations hereunder, (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (c) Borrower, each Agent, any and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (d) any agreement or instrument (oral or written) pursuant to which any Lender may grant a participation in its rights with respect to its Commitment (or Loans made hereunder) shall provide that, with respect to such Commitment (or Loans made hereunder), subject to the following proviso, such Lender shall retain the sole right and responsibility to enforce this Agreement and the other Credit Documents, including the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document and the right to take action to have the Obligations hereunder (or any portion thereof) declared due and payable pursuant to Article 7; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.3.1 that affects such Participant. Each Participant shall be entitled to the benefits of Sections 2.4.4(a), 2.6.3 and 2.7 (subject to the requirements and limitations therein, including the requirements under Sections 2.4.4(e) and 2.4.5 (it being understood that the documentation required under such Sections shall be delivered to the participating Lender and not to Administrative Agent or Borrower)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.5; provided that such Participant (A) agrees to be subject to Section 2.8.2 as if it were an assignee under Section 11.5 and (B) shall not be entitled to receive any greater payment under Sections 2.4.4(a), 2.6.3 or 2.7, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change of Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans (or other rights or obligations) held by it; provided that no Lender shall have any obligation to disclose all or any portion of such register (including the identity of any Participant or any information relating to a Participant’s interest in any of its obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Treasury regulations Section 5f.103-1(c) and Proposed Treasury regulations Section 1.163-5(b). The entries in such register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in such register as the owner of such Loan (or other right or obligation) hereunder as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary. Subject to the foregoing, any such register shall be available for inspection by an Agent at any reasonable time and from time to time upon reasonable prior notice. The Participant register is intended to cause the

Commitments and Loans to be in registered form within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code, Treasury regulation Sections 5f.103-1(c) and 1.871-14(c), and Proposed Treasury regulations Section 1.163-5(b).

11.5    TRANSFER OF COMMITMENT.

11.5.1    Notwithstanding anything else herein to the contrary, any Lender, after receiving Administrative Agent’s prior written consent (such consent not to be unreasonably withheld, conditioned, or delayed) and, unless an Event of Default has occurred and is continuing, Borrower’s prior written consent (such consent not to be unreasonably withheld, conditioned, or delayed and provided that, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Banking Days after having received notice thereof), may from time to time, at its option, sell, assign, transfer, negotiate or otherwise dispose of a portion of Loans made hereunder (including the Lender’s interest in this Agreement and the other Credit Documents) to any Eligible Assignee; provided, that no Lender (including any assignee of any Lender) may assign any portion of its Loans (a) in an amount less than $1,000,000 or, if less, the remaining amount of such Lender’s Loans, (unless to another Lender), or (b) in an amount which leaves the assigning Lender with Loans of less than $1,000,000 (in each case based on the original principal amount of the Loans assigned) after giving effect to such assignment and all previous assignments (except that a Lender may be left with no Loans if it assigns all of its Loans); provided, further, that any Lender may assign all or any portion of its Commitments and Loans to an Affiliate of such Lender, to any other Lender or to any Person described in clause (c) of the definition of Eligible Assignee, in each case, without the consent of any Person. An assignee shall not be entitled to receive any greater payment under Sections 2.4.4, 2.6 or 11.19 than the applicable Lender would have been entitled to receive with respect to the interest assigned to such assignee unless Borrower shall have consented to such assignment. An assignee shall not be entitled to the benefits of Section 2.4.4 to the extent such assignee fails to comply with Section 2.4.5. In the event of any such assignment, (i) the assigning Lender’s Proportionate Share shall be reduced and its obligations hereunder released by the amount of the Proportionate Share assigned to the new Lender, as applicable, (ii) the parties to such assignment shall execute and deliver an appropriate agreement evidencing such sale, assignment, transfer or other disposition, in the form set forth in Exhibit I or otherwise reasonably satisfactory to Administrative Agent and Borrower, (iii) the parties to the sale, assignment, transfer or other disposition, excluding Borrower, shall collectively pay to Administrative Agent an administrative fee of $3,500; provided that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment, and (iv) at the assigning Lender’s option, Borrower shall execute and deliver to such new Lender, Notes in the form attached hereto as Exhibit B, as requested, in a principal amount equal to such new Lender’s Loan amount, but only, to the extent the assigning Lender has been issued any Notes, if it shall also be executing and exchanging with the assigning Lender a replacement note for any such Note(s) in an amount equal to the Loans retained by the assigning Lender, if any; provided that Borrower shall have received for cancellation the existing Note(s) held by such assigning Lender. Thereafter, such new Lender shall be deemed to be a Lender and shall have all of the rights and duties of a Lender (except as otherwise provided in this Article 11), in accordance with its Proportionate Share, under each of the Credit Documents. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in Section 2.1.7.

11.6    LAWS. Notwithstanding the foregoing provisions of this Article 11, no sale, assignment, transfer, negotiation or other disposition of the interests of any Lender hereunder or under the other Credit Documents shall be allowed if it would require registration under the federal Securities Act of 1933, as then amended, any other federal securities laws or regulations or the securities laws or regulations of any applicable jurisdiction. Borrower shall, from time to time at the request and expense of Administrative Agent, execute and deliver to Administrative Agent, or to such party or parties as Administrative Agent may designate, any and all further instruments as may in the opinion of Administrative Agent be reasonably necessary or advisable to give full force and effect to such sale, assignment, transfer, negotiation or disposition which would not require any such registration.

11.7    ASSIGNABILITY AS COLLATERAL. Notwithstanding any other provision contained in this Agreement or any other Credit Document to the contrary, any Lender may assign all or any portion of the Loans or Notes held by it to the Federal Reserve Bank and the United States Treasury as collateral security pursuant to Regulation A of the Federal Reserve Board and any operating circular issued by such Federal Reserve Bank or to any central bank as collateral security in accordance with applicable law or other central bank having jurisdiction over such Lender; provided that any payment in respect of such assigned Loans or Notes made by Borrower to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy Borrower’s obligations hereunder in respect of such assigned Loans or Notes to the extent of such payment; provided, further, that no such assignment shall release the assigning Lender from its obligations hereunder and in no event shall the Federal Reserve Bank or any central bank be considered a “Lender” hereunder.

11.8    NOTICES TO LENDERS. Administrative Agent shall promptly deliver all material documents, instruments and notices that it receives hereunder and under the other Credit Documents to each Lender. Except as expressly provided in this Agreement or the other Credit Documents, Borrower shall not be required to deliver any documents, instruments or notices directly to the Lenders.

11.9    DELAY AND WAIVER. No delay or omission to exercise any right, power or remedy accruing to the Secured Parties upon the occurrence of any Event of Default, Default, Material Adverse Effect or any breach or default of Borrower or unsatisfied condition precedent under this Agreement or any other Credit Document shall impair any such right, power or remedy of the Secured Parties, nor shall it be construed to be a waiver of any such breach or default or unsatisfied condition precedent, or an acquiescence therein, or of or in any similar breach or default or unsatisfied condition precedent thereafter occurring, nor shall any waiver of any single Event of Default, Default, Material Adverse Effect or other breach or default or unsatisfied condition precedent be deemed a waiver of any other Event of Default, Default, Material Adverse Effect or other breach or default or unsatisfied condition precedent theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Agent or the other Secured Parties of any Event of Default, Default, Material Adverse Effect or other breach or default or unsatisfied condition precedent under this Agreement or any other Credit Document, or any waiver on the part of any Agent or the other Secured Parties of any provision or condition of this Agreement or any other Credit Document, must be in writing and shall be effective only to the extent in such writing specifically set forth. All remedies, either under this Agreement or any other Credit Document or by law or otherwise afforded to the Agents and the other Secured Parties, shall be cumulative and not alternative or exclusive of any other rights or remedies provided.

11.10    COSTS, EXPENSES AND ATTORNEYS’ FEES. Borrower will pay to each of the Agents all of their respective reasonable and documented out-of-pocket costs and expenses (net of any costs and expenses paid prior to the Closing Date) in connection with the preparation, negotiation, closing and administering of this Agreement, the other Credit Documents and the documents contemplated hereby and any participation or syndication of the Loans or this Agreement, including the reasonable fees, expenses and disbursements of Kirkland & Ellis LLP, Emmet, Marvin & Martin, LLP and Nelson Mullins Riley & Scarborough LLP in connection with the preparation of such documents and any amendments hereof. Borrower will reimburse each Agent for all of its respective out of pocket costs and expenses, including attorneys’ fees, expended or incurred by such Agents, and the Lenders for their out-of-pocket expenses (including, without limitation, fees and disbursements of attorneys’ fees and expenses and reasonable expert, consultant and advisor fees and expenses), in the case of a restructuring of the Loans or in enforcing this Agreement or the other Credit Documents in connection with an Event of Default or Default, in actions for declaratory relief in any way related to this Agreement or in collecting any sum which becomes due on the Notes or under the Credit Documents or otherwise enforcing their rights and remedies hereunder. Borrower shall not be responsible for any counsel fees of such Agents or the Lenders other than as set forth above, in Section 11.19 or as otherwise set forth in a separate agreement. All amounts due under this Section shall be payable within thirty (30) days at the written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

11.11    ENTIRE AGREEMENT. This Agreement and the other Credit Documents and any agreement, document or instrument attached hereto or thereto or referred to herein or therein integrate all the terms and conditions mentioned herein or therein or incidental hereto or thereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof or thereof. Subject to the Intercreditor Agreement and except as otherwise expressly provided, in the event of any conflict between the terms, conditions and provisions of this Agreement and any other Credit Document or any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail. There are no promises, undertakings, representations or warranties by any Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

11.12    GOVERNING LAW. THIS AGREEMENT AND ANY OTHER CREDIT DOCUMENT (UNLESS OTHERWISE EXPRESSLY PROVIDED FOR THEREIN), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

11.13    SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

11.14    HEADINGS. Article, Section and Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

11.15    ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and practices consistent with those applied in the preparation of the financial statements submitted by Borrower to Administrative Agent, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles and practices.

11.16    NO PARTNERSHIP, ETC. The Agents and Lenders, on the one hand, and Borrower, on the other hand, intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Agreement, the Notes or any of the other Credit Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, Joint Venture or co-ownership by or among the Agents and Lenders or among the Loan Parties, the Agents and the Lenders. None of the Agents or the Lenders shall be in any way responsible or liable for the debts, losses, obligations or duties of Borrower or any other Person with respect to the Project or otherwise. Except as otherwise expressly set forth herein, all obligations to pay real property or other Taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation or occupancy of the Project (if any) and to perform all obligations and other agreements and contracts relating to the Project shall be the sole responsibility of Borrower.

11.17    DEPOSITARY AGREEMENT. Each of the Lenders hereby acknowledges that it has received and reviewed a copy of the Depositary Agreement and agrees to be bound by the terms thereof. Without limiting the generality of the foregoing, each Lender (and each Person that becomes a Lender hereunder pursuant to Section 11.5) and each other Secured Party hereby (a) authorizes and directs Administrative Agent to designate and appoint The Bank of New York Mellon to act as Depositary Agent of such Lender under the Credit Documents pursuant to Section 2.1 of the Depositary Agreement, (b) authorizes and directs each Agent to execute the Depositary Agreement and the other Credit Documents to which it is a party on behalf of such Lender or Secured Party and agrees that the Agents may take such actions on behalf of such Lender or Secured Party as are contemplated by the terms of the Depositary Agreement, and (c) acknowledges that Depositary Agent is acting as Depositary Agent for all of the Secured Parties and not solely the Lenders.

11.18    LIMITATION ON LIABILITY. No claim shall be made by any Loan Party against the Administrative Agent, Collateral Agent, Depositary Agent, the Lenders or any of their respective Affiliates, directors, employees, attorneys or agents for any loss of profits, business or anticipated savings, special or punitive damages or any indirect or consequential loss whatsoever in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Credit Documents or any act or omission or event occurring in connection therewith, and each Loan Party hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor, in each case, except to the extent such claim is based on bad faith, gross negligence or willful misconduct of such Person (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Except to the extent expressly provided herein, no claim shall be made by any Secured Party against any Loan Party or any of their respective Affiliates, directors, employees, attorneys or agents for any loss of profits, business or anticipated savings, special or punitive damages or any indirect or consequential loss whatsoever in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Credit Documents or any act or omission or event occurring in connection therewith, and each Secured Party hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor, in each case, except to the extent such claim is based on bad faith, gross negligence or willful misconduct of such Person (as determined by a court of competent jurisdiction in a final and non-appealable judgment). The limitations on liability set forth in this Section 11.18 shall survive the termination of this Agreement and the date of discharge of the Obligations hereunder.

11.19    INDEMNITY. Borrower agrees to indemnify the Administrative Agent, Collateral Agent, Depositary Agent, the Lenders and each of their respective directors, partners, trustees, officers, administrators, managers, employees, Affiliates, investment advisors and agents (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented counsel and consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee (collectively, “Subject Claims”) arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the other transactions contemplated hereby or thereby, or the enforcement or administration of this Agreement or any other Credit Documents, (ii) the use of the proceeds of the Loans, (iii) any Environmental Claim, any Release of Hazardous Substances at, on, from or to the Project or the Real Property, or with respect to the Borrower, the Project, the Project Company or the Real Property, any violation of, or liability under, any Environmental Law, or (iv) the use, financing, operation or maintenance of the Project; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that the applicable Subject Claim results primarily from the bad faith, gross negligence or willful misconduct of such Indemnitee, as determined by the final, non-appealable judgment of a court of competent jurisdiction. Borrower and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Indemnitee under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted, to the extent the claim or cost recovery action arises from the actions of Borrower. It is expressly understood and agreed that to the extent that any Indemnitee is strictly liable under any Environmental Laws as a result of its relationship to Borrower, Borrower’s obligation to such Indemnitee party under this indemnity shall likewise be without regard to fault on the part of Borrower with respect to the violation or condition which results in liability of an Indemnitee. The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Document, or any investigation made by or on behalf of any Lender. All amounts due under this

Section shall be payable within thirty (30) days at the written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested. This Section 11.19 shall not apply to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. Each Indemnitee agrees to provide Borrower with written notice of a proposed compromise or settlement of any Subject Claim specifying in detail the nature and amount of such proposed settlement or compromise. Such Indemnitee shall consult with Borrower before compromising or settling such Subject Claim for at least thirty (30) days after Borrower receives such notice of intended compromise or settlement and shall take into consideration any views or issues communicated by Borrower in connection with such compromise or settlement. Such Indemnitee shall act in good faith and reasonably, taking into account the interests of the Loan Parties, in agreeing to any compromise or settlement.

11.20    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 11.20 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

11.21    CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(a)    ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(b)    WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM;

(c)    AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 11.1;

(d)    AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND

(e)    AGREES THAT ADMINISTRATIVE AGENT, COLLATERAL AGENT, DEPOSITARY AGENT AND SECURED PARTIES RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

11.22    SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Borrower may not assign or otherwise transfer any of its rights under this Agreement except with the prior written consent of each Agent and each Lender, and the Lenders may not assign or otherwise transfer any of their rights under this Agreement except as provided in this Article 11.

11.23    COUNTERPARTS. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in one or more duplicate counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart to this Agreement by facsimile transmission or electric transmission in “pdf” or other imaging format shall be as effective as delivery of a manually signed original.

11.24    USURY. Nothing contained in this Agreement or the Notes shall be deemed to require the payment of interest or other charges by Borrower or any other Person in excess of the amount which the holders of the Notes may lawfully charge under applicable usury laws. In the event that the Lenders shall collect moneys which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable Legal Requirements, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of the Lenders, be returned to Borrower or credited against the principal balance then outstanding.

11.25    SURVIVAL. All representations, warranties, covenants and agreements made herein, in any other Credit Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Credit Documents shall be considered to have been relied upon by the parties hereto and shall survive the execution and delivery of this Agreement, the other Credit Documents and the making of the Loans. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in Sections 2.4.4(a), 2.6.3, 2.6.4, 2.7, 11.10, 11.18, 11.19, 11.20 and 11.21 and the agreements of the Lenders and Agents set forth in Sections 9.1, 9.5 and 9.9 shall survive the payment and performance of the Loans and the other Obligations and the reimbursement of any amounts drawn hereunder, and the termination of this Agreement and the resignation or removal of an Agent.

11.26    PATRIOT ACT NOTICE.

(a)    Each Lender and each Agent (for itself but not on behalf of any other Person, including any Lender) hereby notifies each Loan Party that, pursuant to the requirements of the USA PATRIOT Act (2001 H.R. 3162 (signed into law October 26, 2001)) (the “USA PATRIOT Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name, address, Tax identification number and other identifying information that will allow such Lender or Agent, as applicable, to identify such Loan Party (or its direct or indirect owners, if required) in accordance with the USA PATRIOT Act. Borrower shall, promptly following a request by any Lender or Agent, provide all documentation and other information that such Lender or Agent, as applicable, requests in order to comply with its ongoing obligations under applicable “know your customer”, AML Laws, Anti-Corruption Laws, Anti-Terrorism Laws and any rules or regulations thereunder, including the USA PATRIOT Act.

(b)    In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the Collateral Agent and Depositary Agent are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent or Depositary Agent. Accordingly, each of the parties agree to provide to the Collateral Agent or Depositary Agent, upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent or Depositary Agent to comply with Applicable AML Law.

11.27    TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY. Each Lender and each Agent agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to keep confidential any nonpublic information supplied to it by any Loan Party or any of its Affiliates; provided that nothing herein shall limit the disclosure of any such information: (a) to the extent such information is required to be disclosed by any Governmental Rule or judicial or administrative process, or to any Governmental Authority in connection with an examination, audit or dispute or otherwise, (b) to counsel, agents, Affiliates and/or advisors and auditors for any of the Lenders or any Agent, (c) to banking, securities exchange or other regulatory or supervisory authorities (including any self-regulatory authority, such as the National Association of Insurance Commissioners or any other similar organization), auditors or accountants having proper jurisdiction and authority to require such disclosure, (d) to any Agent or any other Lender, (e) to any entity in connection with a securitization or proposed securitization of, among other things, all or a part of any amounts payable to or for the benefit of any Lender or its Affiliates under the Credit Documents so long as such entity agrees to keep such information confidential in a manner consistent with this Section 11.27, (f) in connection with the exercise of any remedies hereunder or under any of the other Credit Documents, including without limitation upon the occurrence of any Event of Default and any enforcement or collection proceedings (including any in- or out-of-court foreclosure) resulting therefrom or in connection with the negotiation of any restructuring or “work-out”, whether or not consummated, of the obligations of Borrower under this Agreement or any other Credit Document or in any suit, action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (g) to any actual or prospective successor Agent so long as such entity agrees to keep such information confidential in a manner consistent with this Section 11.27, or (h) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section 11.27, to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to Borrower or its obligations (including any credit insurance provider relating to Borrower and its obligations), in each case, to the extent not included in the previous clauses (a) – (f) of this proviso. In addition, Administrative Agent and each Lender may disclose (x) the existence of this Agreement, (y) statistical data about this Agreement without reference to specific terms and conditions of this Agreement, and (z) the identity of the Lenders and Agents (but not the identity of the Loan Parties) to market data collectors, the CUSIP Service Bureau, league table providers, and similar service providers to the lending industry. To the extent not otherwise permitted pursuant to clause (ii) below, each Lender may, in its sole discretion, for the purposes of investor reporting, disclose to any Person (1) Borrower’s registered company name, (2) the jurisdiction, sector and sub-sector in which Borrower operates in its ordinary course of business, (3) the outstanding principal amount of such Lender’s Loans, (4) the Final Maturity Date and (5) the Rate Margin. In no event shall any Lender, Administrative Agent, Depositary Agent or Collateral Agent be obligated or required to return any materials furnished by any Loan Party. Notwithstanding the foregoing provisions of this Section 11.27, the foregoing obligation of confidentiality shall not apply to any such information that (i) was known to any Lender or Agent prior to the time it received such confidential information from any Loan Party or their respective Affiliates, or (ii) becomes part of the public domain independently of any act of any Lender or Agent not permitted hereunder (through publication or otherwise), or (iii) is received by any Lender or any Agent, as applicable, without restriction as to its disclosure or use, from a Person other than an Affiliate of any Loan Party, in each case, other than as a result of any violation of the foregoing obligation of confidentiality. Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, any obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated by this Agreement (the “Loan Transactions”), shall not apply to the federal Tax structure or federal Tax treatment of the Loan Transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the federal Tax structure and federal Tax treatment of the Loan Transactions. The preceding sentence is intended to cause the Loan Transactions not to be treated as having been offered under conditions of confidentiality for purposes of Treasury regulation Section 1.6011-4(b)(3) (or any successor provision) promulgated under Section 6011 of the Code and shall be construed in a manner consistent with such purpose. Any Person required to maintain the confidentiality of information as provided in this Section 11.27 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord to its own confidential information.

11.28    COMMUNICATIONS.

11.28.1    Delivery.

(a)    Borrower hereby agrees that it will use all reasonable efforts to provide to Administrative Agent all information, documents and other materials that it is obligated to furnish to Administrative Agent pursuant to this Agreement and any other Credit Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials (collectively, the “Communications”), by transmitting the Communications by Electronic Transmission or in an electronic/soft medium in a format reasonably acceptable to Administrative Agent at the e-mail address referenced in Section 11.1 or such other e-mail address designated by Administrative Agent from time to time. Nothing in this Section shall prejudice the right of any Agent, any Lender or Borrower to give any notice or other communication pursuant to this Agreement or any other Credit Document in any other manner specified in this Agreement or any other Credit Document.

(b)    Administrative Agent agrees that receipt of the Communications by Administrative Agent at the e-mail address referenced in Section 11.1 or such other e-mail address designated by Administrative Agent from time to time shall constitute effective delivery of the Communications to Administrative Agent for purposes of the Credit Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform (as defined below) shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents; provided that such Lender may access such Platform without any undertaking or condition other than those set forth in this Agreement. Each Lender agrees (A) to notify Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by Electronic Transmission and (B) that the foregoing notice may be sent to such email address.

11.28.2    Posting. Borrower further agrees that Administrative Agent may make the Communications available to the Lenders by posting the Communications on Debt Domain, IntraLinks, SyndTrak or a substantially similar Electronic Transmission system (the “Platform”).

11.28.3    The Platform is provided “as is” and “as available”. The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Communications or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall any Agent or any of their respective Affiliates or any of their respective officers, directors, employees, sub-agents, advisors or representatives (collectively, “Agent Parties”) have any liability to Borrower, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of Borrower’s or such Person’s transmission of communications through the internet, except to the extent the liability of any Agent Party is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent Party’s bad faith, gross negligence or willful misconduct.

11.29    INTERCREDITOR AGREEMENT. Each Lender hereby acknowledges and agrees on behalf of itself that certain matters related to the Credit Documents and the Collateral are subject to and governed by the Intercreditor Agreement. Each of each Lender, by delivering its signature page hereto, funding its Loans and/or executing an assignment and assumption, as applicable, shall be deemed to have (a) authorized and directed Administrative Agent to designate and appoint The Bank of New York Mellon to act as the initial Collateral Agent of such Lender under the Credit Documents pursuant to Section 9.1 of the Intercreditor Agreement, (b) acknowledged receipt of, consented to and approved of the Intercreditor Agreement, (c) authorized Administrative Agent and Collateral Agent to perform their respective obligations thereunder and (d) acknowledged that Collateral Agent in performing such duties is acting as Collateral Agent for all of the Secured Parties and not solely the Lenders. The Lenders party hereto hereby authorize Collateral Agent to enter into amendments to the Intercreditor Agreement or any new intercreditor or subordination agreement (in form and substance reasonably satisfactory to Collateral Agent) as may be deemed necessary or appropriate by Administrative Agent (as evidenced by their execution of the same). In the event of any inconsistency between the provisions of this Agreement and the provisions of the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall supersede and control.

11.30    ACKNOWLEDGMENT REGARDING ANY SUPPORTED QFCS. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Secured Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

11.30.1    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

11.31    ACKNOWLEDGMENT AND CONSENT TO BAIL-IN. Notwithstanding any other term of this Agreement, any other Credit Document or any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under this Agreement or any other Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

11.31.1    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

11.31.2    the effects of any Bail-In Action on any such liability, including, if applicable:

(a)    a reduction in full or in part or cancellation of any such liability;

(b)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other agreement; or

(c)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

11.32    THIRD PARTY BENEFICIARIES. Depositary Agent and Collateral Agent shall be express third party beneficiaries of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Agreement to be duly executed and delivered as of the day and year first above written.

CSG Holdings II LLC, a Delaware limited liability company, as Borrower

By:	/s/ Donald W. Rush
Name:	Donald W. Rush
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Credit Agreement]

INVESTEC BANK PLC, as Administrative Agent

By:	/s/ Olivier Fricot
Name:	Olivier Fricot
Title:	Authorised Signatory

By:	/s/ Andrew Nosworthy
Name:	Andrew Nosworthy
Title:	Authorised Signatory

[Signature Page to Credit Agreement]

EXHIBIT A

to Credit Agreement

DEFINITIONS

“Acceptable Accountant” means a firm registered with the Public Company Accounting Oversight Board to prepare and issue audit opinions.

“Acceptable Letters of Credit” has the meaning given in the Depositary Agreement.

“Accounts” means, collectively, the Depositary Accounts and any sub-accounts within such accounts.

“Additional Project Documents” has the meaning given to such term in the OpCo Credit Agreement.

“Adjusted LIBO Rate” means, for any Interest Period for any LIBOR Loan, an interest rate per annum (rounded upwards, if necessary, to the next 1/100th of one percent) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

“Administrative Agent” has the meaning given in the preamble hereto.

“Affiliate” means (a) as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person and (b) as applied to Investec Bank plc, Affiliate shall also include any Subsidiary or holding company of Investec plc or Investec Limited (a company incorporated under the laws of the Republic of South Africa).

“Agency Fee Letters” means (a) the Fee Letter, dated as of December 23, 2019, between Borrower and Administrative Agent, (b) the Fee Schedule for Depositary Agent and Collateral Agent, executed on February 14, 2020, by and among the Borrower, Project Company, Collateral Agent and the Depositary Agent.

“Agent” means Depositary Agent, Collateral Agent or Administrative Agent.

“Agent Parties” has the meaning given in Section 11.28.3 of the Agreement.

“Agreement” has the meaning given in the preamble hereto.

“AML Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Agent, any Lender, Borrower, or any guarantor or any other party providing credit support in respect of any Person’s obligations under the Credit Documents from time to time concerning or relating to anti-money laundering.

“Amortization Schedule” means equal quarterly installments on each Quarterly Payment Date, in an amount equal to 0.25% of the original principal amount of the Term Facility as of the Closing Date.

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“Annual Operating Budget” has the meaning given to such term in the OpCo Credit Agreement.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended, (b) the UK Bribery Act 2010, (c) anti-bribery legislation promulgated by the European Union and implemented by its member states, (d) legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and (e) similar legislation applicable to Borrower, Borrower’s Subsidiaries or any guarantor or any other party providing credit support in respect of any Person’s obligations under the Credit Documents from time to time.

“Anti-Terrorism Laws” means any of the following: (a) the Anti-Terrorism Order; (b) the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations); (c) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations); (d) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations); (e) the anti-money laundering provisions of the USA PATRIOT Act; (f) the USA PATRIOT Act; (g) any regulations promulgated pursuant to the laws, orders and regulations listed in the foregoing clauses (a)-(f) of this definition; or (h) comparable laws, rules and directives administered or enforced by the United Nations Security Council, the European Union, or a member state of the European Union.

“Anti-Terrorism Order” means Section 1 of Executive Order 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (Title 12, Part 595 of the U.S. Code of Federal Regulations).

“Applicable Permit” has the meaning given to such term in the OpCo Credit Agreement.

“Asset Sale” has the meaning given to such term in the Depositary Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of any EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.

“Bank Fee Letter” means collectively, each Fee Letter, dated as of the date hereof, by and between Borrower and the applicable Lender.

“Banking Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York (or, when used in relation to the date of the Notice of Borrowing or a Notice of Conversion of Loan Type or the date of any Borrowing thereunder, the law of the City of London, United Kingdom) or is a day on which banking institutions located in such jurisdiction are authorized or required by law or other governmental action to close and, where such term is used in any respect (including the Minimum Notice Period) relating to a LIBOR Loan, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

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“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means an event which shall be deemed to occur, with respect to any Person, if that Person shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Law, or shall consent to the institution of an involuntary case thereunder against it; or such Person shall file a petition or consent or shall otherwise institute any similar proceeding under any other applicable Federal or state law, or shall consent thereto; or such Person shall apply for, or consent or acquiesce to, the appointment of, a receiver, administrator, administrative receiver, liquidator, sequestrator, trustee or other officer with similar powers for itself or any substantial part of its assets; or such Person shall make a general assignment for the benefit of its creditors; or such Person shall admit in writing its inability to pay its debts generally as they become due; or if an involuntary case shall be commenced seeking liquidation or reorganization of such Person under the Bankruptcy Law or any similar proceedings shall be commenced against such Person under any other applicable Federal or state law and (a) the petition commencing the involuntary case is not dismissed within sixty (60) days of its filing, (b) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of such Person and such appointment is not vacated within sixty (60) days, (c) such Person files an answer to the petition commencing the involuntary case admitting the material allegations contained therein or (d) an order for relief shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, administrator, administrative receiver, liquidator, sequestrator, trustee or other officer having similar powers, over such Person or all or a part of its property shall have been entered or any other similar relief shall be granted against such Person under any applicable Bankruptcy Law and, in each case of this clause (d), not vacated within sixty (60) days.

“Bankruptcy Law” means the Bankruptcy Code, any similar federal, state or foreign law for the relief of debtors and all other federal, state or foreign laws relating to liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or the relief of debtors from time to time in effect.

“Base Case Projections” means the base case projections of Borrower’s operating results and the Project Company’s operating results for the Project (over a period ending no sooner than the tenth anniversary of the Closing Date) delivered to the Lenders on the Closing Date pursuant to Section 3.1.18 of the Agreement.

“Base Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the greatest of (a) the rate of interest per annum published in the Wall Street Journal Eastern Edition as the “prime rate” for such day and if the Wall Street Journal Eastern Edition does not publish such rate on such day, then such rate as most recently published prior to such day, or if for any reason such rate is no longer published or available, the rate publicly announced from time to time by Administrative Agent (or Lender (which agrees in writing to have its rates so used), selected by Administrative Agent) as its prime rate, (b) the Federal Funds Rate for such day plus 0.50% or (c) other than with respect to any Base Rate Loans

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made, converted or deemed made or deemed converted pursuant to Section 2.6, the Adjusted LIBO Rate then in effect (assuming a one month interest period) plus 1.00%. Any change in the Base Rate due to a change in the prime rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the prime rate or the Federal Funds Rate, as the case may be.

“Base Rate Loan” has the meaning given in Section 2.1.1(b)(i) of the Agreement.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. § 1841(k)) of such party.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Borrower Party” means each Loan Party and each OpCo Loan Party.

“Borrowing” means a borrowing by Borrower of any Loan.

“Capital Expenditures” means expenditures made by Borrower to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements), which, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the statement of cash flows of Borrower.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act.

“Change of Control” means any of the following:

(a)    the Designated Holders shall fail to own, directly or indirectly, in the aggregate, Securities in Borrower representing more than 50% of (x) the issued and outstanding Securities of the Borrower and the Project Company and (y) the aggregate voting power represented by the issued and outstanding Securities of the Borrower and the Project Company;

(b)    the Designated Holders, in the aggregate, shall fail to have the power, directly or indirectly, to direct management of the Borrower and the Project Company; or

(c)    Pledgor ceases to own 100% of the direct membership, voting and economic interests of Borrower.

“Change of Law” means the occurrence after the Closing Date of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty by any Governmental Authority, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not

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having the force of law, but if not having the force of law, being of a type with which a Lender customarily complies) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case, to the extent having the force of law or, if not having the force of law, if they are of a type with which a Lender customarily complies, be deemed to be a “Change of Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date on which the conditions set forth in Section 3.1 of the Agreement are or were satisfied or waived.

“CNX” means CNX Resources Corporation, a Delaware corporation.

“CNX Offtake Agreement” means the Gas Gathering Agreement, dated as of March 11, 2020, among Project Company, CNX Gas Company LLC and Pocahontas Gas LLC.

“CNX Parent Guaranty” means the Guaranty, dated as of the Closing Date, by CNX in favor of Project Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property which is subject to or is intended to become subject to the security interests or Liens granted by any of the Collateral Documents.

“Collateral Agent” means The Bank of New York Mellon, acting in its capacity as collateral agent for the Secured Parties under the Credit Documents.

“Collateral Documents” means the Intercreditor Agreement, the consents to assignment for the Fundamental Project Documents, the Pledge Agreement, the Security Agreement, the Depositary Agreement, each subordination agreement entered into by a Loan Party in accordance with this Agreement, and each of the security agreements and any fixture filings, financing statements, or other similar documents filed, recorded or delivered in connection with the foregoing.

“Commitments” means, as of any date with respect to a Lender, such Lender’s Proportionate Share of the Total Commitment as of such date. The amount of each Lender’s Commitment and Proportionate Share of the Total Commitment is set forth in Exhibit F.

“Communications” has the meaning given in Section 11.28.1(a) of the Agreement.

“Consolidated Total Debt” shall mean, as at any date of determination, an amount equal to the sum of the aggregate amount of all outstanding Debt of the Borrower and the OpCo Loan Parties on a consolidated basis, excluding obligations in respect of Hedge Transactions.

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“Consolidated Total Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (i) Consolidated Total Debt as of the last day of the Test Period most recently ended on or prior to such date of determination minus cash on deposit in the Liquidity Reserve Account, the Debt Service Reserve Account, the OpCo Liquidity Reserve Account and the Debt Service Reserve Account (as defined in the OpCo Credit Agreement) as of the last day of the Test Period most recently ended on or prior to such date of determination to (ii) Operating Cash Available for Debt Service as of the last day of the Test Period most recently ended on or prior to such date of determination; provided that, for any Test Period that does not include four full fiscal quarters, such calculation shall be annualized.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 11.30.1 of the Agreement.

“Credit Documents” means the Agreement, the Notes, the Collateral Documents, the Secured Swap Agreements (including all Hedge Transactions thereunder) provided by the Secured Swap Counterparties, and the Fee Letters.

“Credit Party” means each Agent, Lender and Secured Swap Counterparty.

“Dataroom” means https://cnxresources.sharefile.com/home/shared/fo88f48d-3874-4370-b2a4-b899263c9b8b.

“Debt” means, with respect to any Person at any date, without duplication:

(a)    all Debt for Borrowed Money;

(b)    all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or under acceptance, letter of credit or similar facilities, but excluding all obligations of such Person to reimburse any Person in respect of a performance and completion guaranty or similar instrument, or any surety, performance or other similar bond;

(c)    all obligations of such Person to pay the deferred purchase price of property or services, and other accrued expenses arising in the ordinary course of business which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, but excluding trade accounts payable and other accrued expenses arising in the ordinary course of business;

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(d)    all obligations of such Person under leases which are or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable; provided, that no lease shall be deemed a capital lease for purposes of this Agreement if such lease would have been categorized as an operating lease as determined in accordance with GAAP prior to giving effect to the Accounting Standards Codification Topic 842, leases up to an amount equal to $15,000,000;

(e)    all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person or is nonrecourse to the credit of such Person, provided that the aggregate amount of such obligations constituting “Debt” shall not exceed the lesser of (i) the aggregate unpaid amount of the relevant obligation and (ii) the fair market value of the assets by which the obligations are secured;

(f)    all reimbursement obligations, contingent or otherwise, with respect to any performance and completion guaranty or similar instrument or any surety, performance or other similar bond;

(g)    all guarantees by such Person of any of the foregoing; and

(h)    obligations in respect of Hedge Transactions.

“Debt for Borrowed Money” means of any Person, all obligations of such person for borrowed money.

“Debt Service” means, for any period, the sum of (a) all interest, fees and scheduled principal payable during such period in respect of the Loans, plus (b) (for purposes of calculating the Debt Service Coverage Ratio) any net payments payable by Borrower during such period pursuant to Permitted Swap Agreements entered into with Permitted Swap Counterparties less (for purposes of calculating the Debt Service Coverage Ratio) any net payments received by Borrower during such period pursuant to Permitted Swap Agreements entered into with Permitted Swap Counterparties. For the avoidance of doubt, Debt Service shall not include (x) any amounts paid under or with respect to the OpCo Credit Documents or (y) voluntary or Mandatory Prepayments pursuant to the Credit Documents or any amounts required to fund the Debt Service Reserve Account or the Debt Service Reserve Account (as defined in the OpCo Credit Agreement), or any balloon payment due on the Final Maturity Date.

“Debt Service Coverage Ratio” means, for any Test Period, the ratio of (a) Operating Cash Available for Debt Service for such Test Period to (b) OpCo Debt Service for such Test Period plus Debt Service for such Test Period.

“Debt Service Reserve Account” has the meaning given in the Depositary Agreement.

“Debt Service Reserve Requirement” means, with respect to any Quarterly Payment Date, the amount that is equal to the estimated amount of Debt Service scheduled to be due during the six-month period commencing on the day after such date, including net Ordinary Course Swap Settlement Payments.

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“Default” means any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time or the giving of notice or both, would constitute an Event of Default.

“Default Rate” has the meaning given in Section 2.4.3 of the Agreement.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.4.6(c), any Lender that

(a)    has failed to (i) fund all or any portion of its Loans within two Banking Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent or any Lender any other amount required to be paid by it hereunder within two (2) Banking Days of the date when due;

(b)    has notified Borrower or Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied);

(c)    has failed, within three Banking Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower); or

(d)    becomes, or has a direct or indirect Parent Company that becomes the subject of a Bankruptcy Event other than by way of an Undisclosed Administration; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Securities in that Lender or any direct or indirect Parent Company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender; or

(e)    has become the subject of a Bail-In Action.

Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.4.6(c)) upon delivery of written notice of such determination to Borrower and each Lender.

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For purposes of this definition, “Undisclosed Administration” means in relation to a Lender or its direct or indirect Parent Company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or its direct or indirect Parent Company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Depositary Accounts” has the meaning given in the Depositary Agreement.

“Depositary Agent” means The Bank of New York Mellon, not in its individual capacity but solely as depositary agent under the Depositary Agreement.

“Depositary Agreement” means the Depositary Agreement, dated as of the date hereof, among Borrower, Administrative Agent, Collateral Agent and Depositary Agent.

“Designated Holders” means (a) CNX and (b) any Qualified Owner.

“DGO GGA” means the Gas Gathering Agreement, dated November 25, 2019 between Project Company and Diversified Production LLC.

“Discharge of Obligations” has the meaning given in the Intercreditor Agreement.

“Disqualified Institution” means (a) those Persons who have been identified to Lead Arranger in writing prior to the date hereof, (b) any competitor of Borrower or Project Company which has been identified to Lead Arranger in writing prior to the date hereof and (c) Affiliates of the Persons identified in clauses (a) and (b) above that are identifiable as Affiliates thereof solely on the basis of such Person’s name; provided, that Borrower may supplement the list of Disqualified Institutions in clause (b) and Affiliates thereof in writing to Administrative Agent (it being understood that (i) any such supplement shall not apply retroactively to disqualify a Person that has previously acquired an assignment or participation interest in a Loan and (ii) Disqualified Institutions shall not include any Person which is a bona fide debt fund, investment vehicle, regulated bank entity or unregulated lending entity (other than any Person separately identified as a Disqualified Institution pursuant to clause (a) or (b) above) that is engaged in making, purchasing, holding or otherwise investing in commercial loans or similar extensions of credit in the ordinary course of business so long as any Person identified in clauses (a) through (c) above does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity).

“Dollars” and “$” means United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

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“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Transmission” has the meaning given in Section 11.1 of the Agreement.

“Eligible Assignee” means (a) any Lender, (b) an Affiliate of any Lender, (c) any Person (other than a natural person) that primarily invests in commercial loans and is administered or managed by a Lender, an Affiliate of a Lender or an Affiliate of an entity that administers or manages a Lender, and (d) any other Person (other than a natural person), approved by Administrative Agent, such approval not to be unreasonably withheld (and unless an Event of Default shall then be continuing, with the consent of the Borrower, not to be unreasonably withheld); provided, that, notwithstanding the foregoing, Eligible Assignee shall not include (x) any Defaulting Lender, (y) any Loan Party, CNX, or any Affiliate or Subsidiary thereof or (z) any Disqualified Institution.

“Environment” means ambient or indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or sediment, and natural resources such as wildlife, flora and fauna or as otherwise defined in any Environmental Law.

“Environmental Claim” means any and all written administrative, regulatory or judicial suits, demands, decrees, claims, liens, judgments, warning notices, notices of noncompliance or violation, investigations, proceedings, removal or remedial actions or orders, issued to the Project or Borrower or, for the purposes of Section 11.19, the Project Company and relating in any way to (a) a violation or alleged violation of, or liability under, Environmental Law or Permit issued (or left unissued due to the negligence of Borrower) under any Environmental Law, or (b) a Release or threatened Release of Hazardous Substances.

“Environmental Law” means any and all federal, state or local (or any subdivision of either of them), statutes, laws (including common law), ordinances, orders, agreements, decrees, rules, regulations, judgments, Permit, or any other requirements of Governmental Authorities applicable to the Project, any Real Property or Borrower and relating to (i) pollution or protection of the Environment; (ii) the generation, use, storage, transportation, treatment, processing, removal, remediation, Release or disposal of Hazardous Substances; (iii) occupational safety and health and industrial hygiene to the extent relating to exposure to or release or management of Hazardous Substances; or (iv) land use or the protection of human health (with respect to exposure to Hazardous Substances), plants or animals.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means any entity, trade or business (whether or not incorporated) that, together with any of the Loan Parties, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

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“ERISA Event” means (a) any Reportable Event; (b) any failure by any Plan to satisfy the applicable minimum funding standards under Section 412 or 430 of the Code or Section 302 or 303 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the failure of Borrower or any ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure by Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; (e) the determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (f) the determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status (as defined in Section 432 of the Code or Section 305 of ERISA) under circumstances in which any Loan Party could reasonably be expected to incur any liability as a result thereof; (g) the receipt by any Loan Party or any ERISA Affiliate from the PBGC of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan or from a plan administrator of any notice relating to an intention to terminate any Plan in a distress termination described in Section 4041(c) of ERISA, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (h) the incurrence by any Loan Party or any ERISA Affiliate of any Withdrawal Liability; (i) the receipt by any Loan Party or any ERISA Affiliate of any notice or a determination that a Multiemployer Plan is in insolvency or being terminated by the PBGC; or (j) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in material liability to any Loan Party.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning given in Article 7 of the Agreement.

“Event of Eminent Domain” has the meaning given in the Depositary Agreement.

“Excluded Taxes” has the meaning given in Section 2.4.4(a) of the Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, effective as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and current or future regulations promulgated thereunder, official interpretations thereof, published administrative guidance implementing such provisions, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreements with respect to the implementation of the foregoing, and any official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System, calculated by the Federal

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Reserve Bank of New York as published by the Federal Reserve Bank of New York on the next succeeding Banking Day; provided that if no such rate is so published on such next succeeding Banking Day, the Federal Funds Rate for such day shall be the average rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) charged to Administrative Agent on such day on such transactions as determined by Administrative Agent. If the Federal Funds Rate is less than zero, it shall be deemed to be zero hereunder.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fee Letters” means each of (i) the Agency Fee Letters and (ii) the Bank Fee Letter.

“FERC” means the Federal Energy Regulatory Commission and its successors.

“Final Maturity Date” means the earliest of (a) the seventh (7th) anniversary of the Closing Date and (b) the date on which the entire outstanding principal amount of the Loans, together with all unpaid interest, fees, charges and costs, shall be accelerated in accordance with the Agreement, provided that if such date is not a Banking Day, the Final Maturity Date shall be the immediately preceding Banking Day from such date.

“Fitch” means Fitch, Inc.

“Fundamental Project Document” means each of the CNX Offtake Agreement, the CNX Parent Guaranty, the Command Center Services Agreement, dated as of March 6, 2020, between Project Company and CNX Gas Company LLC and the O&M Agreement.

“Funds Flow Memorandum” means the memorandum delivered by Borrower to Administrative Agent and Depositary Agent with respect to the disbursement of funds on the Closing Date.

“GAAP” means generally accepted accounting principles in the United States consistent with those applied in the preparation of the financial statements referred to in the Agreement; provided, that in no event shall any lease be deemed a capital lease for purposes of the Agreement if such lease would have been categorized as an operating lease as determined in accordance with GAAP prior to giving effect to the Accounting Standards Codification Topic 842, leases, and all lease liabilities and right of use assets in each case related to operating leases shall be excluded from all calculations made under the Agreement up to an amount equal to $15,000,000.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, bylaws, operating agreement or other organizational or governing documents of such Person.

“Governmental Authority” means any federal, state, municipal, regional, national, tribal or other government, governmental department, commission, board, bureau, court, agency or instrumentality, political subdivision or any entity or officer thereof exercising executive, legislative, judicial, Taxing, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government and shall also include any supra-national body

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exercising such powers or functions, such as the European Union or the European Central Bank. For the avoidance of doubt, “Governmental Authorities” include FERC, PHMSA, the U.S. Army Corps of Engineers, the U.S. Fish and Wildlife Service, the U.S. Environmental Protection Agency, the U.S. Federal Aviation Administration, the U.S. Department of Energy, and any agency with jurisdiction within the states of Virginia, Kentucky, and West Virginia.

“Governmental Rule” means, with respect to any Person, any law, rule, regulation, ordinance, order, code, treaty, judgment, decree, directive or similar form of decision of any Governmental Authority binding on such Person.

“Hazardous Substances” means those substances, chemicals, materials and wastes regulated as hazardous materials, hazardous substances, or toxic substances under, or for which standards of conduct or liability are or may be imposed pursuant to, Environmental Laws, including petroleum, petroleum products, gas, poly- and per-fluoroalkyl substances, natural gas, oil, oil and gas waste, crude oil, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, or infectious or medical wastes, and noise.

“Hedge Breaking Fees” has the meaning given in Section 5.13.3 of the Agreement.

“Hedge Transaction” means any “Transaction” (such as swaps, caps, collars or floors) entered into under, and as defined in, a Permitted Swap Agreement.

“Hedging Agreement” means any agreement in respect of any interest rate swap, forward rate transaction, forward commodity transaction, commodity swap, commodity option, interest rate option interest or commodity cap, interest or commodity collar transaction, currency swap agreement, currency future or option contract or other similar agreements.

“ICA” means the Interstate Commerce Act, as amended, including the regulations of FERC thereunder.

“Impacted Loans” has the meaning given in Section 2.6.1 of the Agreement.

“Indemnified Taxes” means all Taxes other than Excluded Taxes.

“Indemnitees” has the meaning given in Section 11.19 of the Agreement.

“Independent Consultants” means, collectively, the Independent Engineer, Insurance Consultant and the Market Consultant.

“Independent Engineer” means Leidos Engineering LLC or another electric market consultant selected in accordance with Section 10.1 of the Agreement.

“Independent Engineer Report” means the report entitled Independent Engineer’s Report Cardinal States Gas, dated as of February 26, 2020, and delivered by the Independent Engineer, including all exhibits, appendices and any other attachments.

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“Independent Market Report” means the report entitled Cardinal States Gathering (CSG) Market Due Diligence, dated as of December 2019, and delivered by the Market Consultant, including all exhibits, appendices and any other attachments.

“Insurance Consultant” means Texas Series of Lockton Companies, LLC or another insurance consultant selected in accordance with Section 10.1 of the Agreement.

“Intercreditor Agreement” means that certain Collateral Agency and Intercreditor Agreement, dated as of the date hereof, by and among Borrower, Pledgor, Administrative Agent, Collateral Agent and the other parties from time to time party thereto.

“Interest Expense” means for any period, all interest and Liquidation Costs in respect of outstanding Obligations accrued, capitalized or payable during such period (whether or not actually paid during such period).

“Interest Period” means, with respect to any LIBOR Loan, the time period provided for pursuant to the Agreement which commences on the date such Loan is disbursed, or the effective date of any conversion or continuation (as the case may be) and ends on the date that is three months thereafter; provided, that, notwithstanding anything to the contrary provided herein, the first Interest Period selected by Borrower for LIBOR Loans on or after the Closing Date and prior to the first Quarterly Payment Date shall be an irregular Interest Period ending on the first Quarterly Payment Date.

“Interest Rate” means the Base Rate or the LIBO Rate, as the case may be.

“Intermediate HoldCo” means CSG Holdings I LLC.

“Investec” has the meaning given in the preamble hereto.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Lead Arranger” means Investec Inc.

“Legal Requirements” means, as to any Person, any requirement under any Permit or under any Governmental Rule, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

“Lender” or “Lenders” means each financial institution listed on Exhibit F, as well as any Person that becomes a “Lender” hereunder pursuant to Section 11.5 of the Agreement. Any Affiliate of any Loan Party will be deemed not to be a Lender for purposes of Section 11.5 of the Agreement or any other provision of the Agreement requiring the vote of the Lenders.

“Lending Office” means, with respect to any Lender, the office designated in writing as such to Administrative Agent and Borrower from time to time.

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“LIBO Rate” means, with respect to any LIBOR Loan for any Interest Period, (a) the ICE Benchmark Administration Limited Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period appearing on the display designated as the Reuters LIBOR01 page (or on any successor or substitute page or service providing quotations of interest rates applicable to dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Banking Days prior to the commencement of such Interest Period; (b) if the rate referenced in clause (a) above does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service that displays an average ICE Benchmark Administration Limited Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Banking Days prior to the first day of such Interest Period; or (c) if the rates referenced in the clauses (a) and (b) above are not available, the rate per annum determined by Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by major banks of international repute reasonably satisfactory to Administrative Agent in the offshore Dollar market at their request at approximately 11:00 a.m., London time, two (2) Banking Days prior to the first day of such Interest Period. At no time shall the LIBO Rate be less than 1%. Each determination by Administrative Agent pursuant to this definition shall be conclusive in the absence of manifest error.

“LIBO Rate Discontinuance Event” means any of the following: (a) an interest rate is not ascertainable pursuant to the provisions of the definition of “Adjusted LIBO Rate” and the inability to ascertain such rate is unlikely to be temporary, (b) the regulatory supervisor for the administrator of clauses (a) and (b) of the definition of LIBO Rate, the central bank for the currency of the Adjusted LIBO Rate, an insolvency official with jurisdiction over the administrator for the Adjusted LIBO Rate, a resolution authority with jurisdiction over the administrator for the Adjusted LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Adjusted LIBO Rate, has made a public statement, or published information, stating that the administrator of the Adjusted LIBO Rate has ceased or will cease to provide the Adjusted LIBO Rate permanently or indefinitely on a specific date, provided that, at that time, there is no successor administrator that will continue to provide the Adjusted LIBO Rate, or (c) the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over Administrative Agent or the administrator of clauses (a) and (b) of the definition of LIBO Rate has made a public statement identifying a specific date after which the Adjusted LIBO Rate or the rates established under clauses (a) and (b) of the definition of LIBO Rate shall no longer be made available, or used for determining the interest rate of loans; provided that, at that time, there is no successor administrator that will continue to provide the Adjusted LIBO Rate.

“LIBO Rate Discontinuance Event Date” means, with respect to any LIBO Rate Discontinuance Event, (i) in the case of an event under clause (a) of such definition, the Banking Day immediately following the date of determination that such interest rate is not ascertainable and such result is unlikely to be temporary and (ii) for purposes of an event under clause (b) or (c)

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of such definition, on the date on which the Adjusted LIBO Rate ceases to be provided by the administrator of the Adjusted LIBO Rate or is not permitted to be used (or if such statement or information is of a prospective cessation or prohibition, the ninetieth (90th) day prior to the date of such cessation or prohibition) (or if such prospective cessation or prohibition is fewer than ninety (90) days later, the date of such statement or announcement).

“LIBO Rate Replacement Date” means, in respect of any LIBOR Loan, upon the occurrence of a LIBO Rate Discontinuance Event, the next interest reset date after the relevant amendment in connection therewith becomes effective (unless an alternative date is specified) and all subsequent interest reset dates for which the Adjusted LIBO Rate would have had to be determined.

“LIBOR Loan” has the meaning given in Section 2.1.1(b)(i) of the Agreement.

“Lien” means, with respect to any property or asset, any mortgage, deed of trust, lien, pledge, charge, security interest, covenant, condition or restriction, or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Liquidation Costs” has the meaning given in Section 2.7 of the Agreement.

“Liquidity Reserve Account” has the meaning given to such term in the Depositary Agreement.

“Loan” has the meaning given in Section 2.1.1(a) of the Agreement.

“Loan Party” means Borrower and Pledgor.

“Loan Transactions” has the meaning given in Section 11.27 of the Agreement.

“Loans” has the meaning given in Section 2.1.1(a) of the Agreement.

“Loss Event” has the meaning given to such term in the Depositary Agreement.

“Major Project Documents” has the meaning given to such term in the OpCo Credit Agreement.

“Mandatory Prepayment” has the meaning given in Section 2.1.6(c) of the Agreement.

“Market Consultant” means Nexant, Inc. or another third party market consultant selected in accordance with Section 10.1 of the Agreement.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties, assets or financial condition of the Project, the Project Company or any of the Loan Parties, (b) the ability of the Loan Parties to fully and timely perform their material obligations under the Credit Documents, (c) the legality, validity, binding effect or enforceability against each Loan Party of the Credit Documents to which it is a party or (d) the rights and remedies available to, or conferred upon, the Secured Parties under any Credit Document.

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“Minimum Notice Period” means not later than 12:00 p.m., New York City time (a) at least three (3) Banking Days before the date of any Borrowing, Optional Prepayment, continuation or conversion of a Type of Loan resulting in whole or in part in one or more LIBOR Loans, and (b) on the Banking Day of any Borrowing, or at least one (1) Banking Day before any Optional Prepayment or conversion of a Type of Loan resulting in whole or in part in one or more Base Rate Loans or, in each case, such shorter period as the Administrative Agent and the Lenders may agree.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA subject to the provisions of Title IV of ERISA and in respect of which any Loan Party or any ERISA Affiliate has an obligation to contribute or any other liability.

“Net Proceeds” means in the case of any OpCo Asset Sale, OpCo Loss Event or OpCo Mandatory Prepayment, cash distributed by the OpCo Loan Parties to the Borrower resulting from such OpCo Asset Sale, OpCo Loss Event or OpCo Mandatory Prepayment (which, for the avoidance of doubt, will not include any amounts permitted to be reinvested or required to be applied to prepayment of the OpCo Obligations in accordance with the OpCo Credit Documents), net of all taxes paid or reasonably estimated to be payable by the Borrower as a result thereof. For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Borrower or any of its Subsidiaries shall be disregarded.

“NGA” means the Natural Gas Act, as amended, including the regulations of FERC thereunder.

“NGPA” means the Natural Gas Policy Act, as amended, including the regulations of FERC thereunder.

“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender.

“Note” has the meaning given in Section 2.1.3 of the Agreement.

“Notice of Borrowing” means a request by Borrower in accordance with Section 2.1.1(b) of the Agreement and substantially in the form of Exhibit C-1 thereto.

“Notice of Conversion of Loan Type” means a request by Borrower in accordance with Section 2.1.5 of the Agreement and substantially in the form of Exhibit C-2 thereto.

“O&M Agreement” means the Operating Services and Maintenance Agreement, dated as of the Closing Date, between Project Company and CNX Gas Company LLC.

“O&M Costs” has the meaning given in the Depositary Agreement.

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“Obligations” means and includes, all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by Borrower to the Administrative Agent, Depositary Agent, Collateral Agent, the Secured Swap Counterparties or the Lenders of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Agreement or any of the other Credit Documents, including all interest, fees, charges, expenses, attorneys’ fees and accountants fees chargeable to Borrower and payable by Borrower hereunder or thereunder.

“OpCo Asset Proceeds” has the meaning given to the term “Asset Sale Proceeds” in the OpCo Depositary Agreement.

“OpCo Asset Sale” has the meaning given to the term “Asset Sale” in the OpCo Depositary Agreement.

“OpCo Closing Date” has the meaning given to the term “Closing Date” in the OpCo Credit Agreement.

“OpCo Credit Agreement” means the Credit Agreement, dated as of the date hereof, among Project Company, the lenders party thereto from time to time, and Investec Bank plc, as administrative agent.

“OpCo Credit Documents” has the meaning given to the term “Credit Documents” in the OpCo Credit Agreement.

“OpCo Default” has the meaning given to the term “Default” in the OpCo Credit Agreement.

“OpCo Depositary Agreement” means the Depositary Agreement, dated as of the date hereof, among Project Company, Investec Bank plc, as administrative agent, The Bank of New York Mellon, as collateral agent, and depositary agent.

“OpCo Event of Default” has the meaning given to the term “Event of Default” in the OpCo Credit Agreement.

“OpCo Liquidity Reserve Account” has the meaning given to the term “Liquidity Reserve Account” in the OpCo Depositary Agreement.

“OpCo Loan Party” has the meaning given to the term “Loan Party” in the OpCo Credit Agreement.

“OpCo Loss Event” has the meaning given to the term “Loss Event” in the OpCo Depositary Agreement.

“OpCo Loss Proceeds” has the meaning given to the term “Loss Proceeds” in the OpCo Depositary Agreement.

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“OpCo Mandatory Prepayment” has the meaning given to the term “Mandatory Prepayment” in the OpCo Credit Agreement.

“OpCo Material Adverse Effect” has the meaning given to the term “Material Adverse Effect” in the OpCo Credit Agreement.

“OpCo Obligations” has the meaning given to the term “Obligations” in the OpCo Credit Agreement.

“OpCo Quarterly Payment Date” has the meaning given to the term “Quarterly Payment” in the OpCo Credit Agreement.

“OpCo Required Lenders” has the meaning given to the term “Required Lenders” in the OpCo Credit Agreement.

“Operating Cash Available for Debt Service” means, for any Test Period, Project Revenues received during such Test Period minus OpCo O&M Costs paid during such Test Period minus O&M Costs paid for such Test Period.

“Optional Prepayment” has the meaning given in Section 2.1.6(b) of the Agreement.

“Ordinary Course Swap Settlement Payments” means all regularly scheduled payments due under any Permitted Swap Agreement from time to time, calculated in accordance with the terms of such Permitted Swap Agreement, but excluding, for the avoidance of doubt, any Swap Termination Payments due and payable under such Permitted Swap Agreement.

“Other Taxes” has the meaning given in Section 2.4.4(a) of the Agreement.

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant” has the meaning given in Section 11.4 of the Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permit” means any and all franchises, licenses, permits, approvals, consents, notifications, certifications, registrations, tariffs, authorizations, exemptions, variances, qualifications, and other rights, privileges and approvals issued by any Governmental Authority or required under any Governmental Rule.

“Permitted Affiliate Transactions” means (a) the Credit Documents entered into by Borrower with any or more of its Affiliates, and the transactions expressly contemplated thereby, (b) transactions on terms, taken as a whole, no less favorable to Borrower than would be included in an arm’s-length transaction entered into by a prudent Person with a non-Affiliated third party, (c) any employment, noncompetition or confidentiality agreement entered into by Borrower with any of its employees, officers or directors in the ordinary course of business, and (d) the payments expressly permitted by Section 6.6.2, and any transaction expressly permitted by Section 6.3 (with respect to Permitted Debt owed to an Affiliate) and Section 6.7 (with respect to a Permitted Investment in an Affiliate).

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“Permitted Debt” means:

(a)    Debt or other obligations incurred under the Credit Documents;

(b)    to the extent constituting Debt, obligations of Borrower under Permitted Swap Agreements;

(c)    to the extent constituting Debt, Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that the Debt described in this clause is extinguished within fifteen (15) Banking Days of its incurrence;

(d)    other unsecured indebtedness owed to Affiliates of Borrower in an aggregate amount not to exceed $1,000,000 solely to the extent it is fully subordinated to the secured Obligations and made subject to a duly executed and delivered subordination agreement substantially in the form of Exhibit D-2; and

(e)     other unsecured Debt constituting obligations of Borrower or Intermediate HoldCo under a guarantee of the obligations of the Project Company as a lessee under leases permitted under the the OpCo Credit Documents in an aggregate amount not to exceed $1,000,000.

“Permitted Equity Liens” has the meaning given to such term in the Pledge Agreement, dated as of the date hereof, between Intermediate HoldCo and The Bank of New York Mellon, as collateral agent.

“Permitted Investments” means:

(a)    “Permitted Investments”, as defined in the Depositary Agreement;

(b)    investments in Permitted Swap Agreements; and

(c)    promissory notes and other non-cash consideration received in connection with dispositions permitted under the Agreement.

“Permitted Liens” means:

(a)    the Lien of Collateral Agent for the benefit of the Secured Parties in the Collateral as provided in the Collateral Documents and Liens in favor of Permitted Swap Counterparties, subject to the terms of the Intercreditor Agreement;

(b)    Liens of Borrower for any Tax, assessment or other governmental charge, either not yet due or being contested in good faith and by appropriate proceedings and reserved against as provided under Section 5.12 of the Agreement;

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(c)    Liens of Borrower arising out of judgments or awards so long as within ninety (90) days after the entry thereof an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate cash reserves are established or bonds or other security reasonably acceptable to Administrative Agent have been provided or are fully covered by insurance (other than any customary deductible);

(d)    Liens or pledges of deposits of cash securing deductibles, self-insurance, co-payment, co-insurance, retentions or similar obligations to providers of property, casualty or liability insurance in the ordinary course of business;

(e)    Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(f)    Liens of Borrower arising by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights arising in the ordinary course of business;

(g)    Liens, pledges or deposits under worker’s compensation, unemployment insurance or other social security legislation (other than ERISA); and

(h)    extensions, renewals and replacements of any of the foregoing or following Liens to the extent and for so long as the Debt or other obligations secured thereby remain outstanding.

“Permitted Swap Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate Hedging Agreement or other similar agreement or arrangement, between the Borrower and a Permitted Swap Counterparty entered into in accordance with Section 5.13.

“Permitted Swap Counterparty” means Investec Bank plc or any other Person that, at the time that such Person enters into, or otherwise becomes a party to, the applicable Permitted Swap Agreement, (i) has a credit rating (or a guaranty from a Person with a credit rating) of at least “A-” from S&P or at least “A-3” from Moody’s, (ii) is a Lender (or an Affiliate of a Lender), (iii) is the Collateral Agent or Administrative Agent (or an Affiliate thereof), or (iv) is any other Person reasonably acceptable to the Required Lenders.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and in respect of which any Loan Party or any ERISA Affiliate (i) is (or if such plan were terminated Borrower would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA or (ii) sponsors, or has any liability.

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“Platform” has the meaning given in Section 11.28.2 of the Agreement.

“Pledge Agreement” means the Pledge Agreement, dated as of the date hereof, between Pledgor and Collateral Agent.

“Pledged Collateral” has the meaning given in the Pledge Agreement and the Security Agreement.

“Pledgor” means CSG Holdings III LLC, a Delaware limited liability company.

“Project” has the meaning given in the recitals hereto.

“Project Document Modification” has the meaning given to such term in the OpCo Credit Agreement.

“Project Documents” has the meaning given to such term in the OpCo Credit Agreement.

“Project Revenues” has the meaning given in the OpCo Depositary Agreement.

“Proportionate Share” means (a) on the Closing Date, the percentage participation of a Lender in the Total Commitment as set forth on Exhibit F to the Agreement and (ii) following the funding of the Loans on the Closing Date, the outstanding principal amount of a Lender’s Loans divided by the aggregate outstanding principal amount of all Loans.

“PUHCA” means the Public Utility Holding Company Act of 2005, including the regulations of the FERC thereunder.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning given in Section 11.30 of the Agreement.

“Qualified Owner” means any Person that (a) has, or is a direct or indirect Subsidiary of a Person, or comprises a fund or account or other investment vehicle managed or Controlled by a Person, that has, or has its obligations in respect of its direct or indirect ownership interests in the Borrower guaranteed by a Person that has, in each case, a tangible net worth of at least $300,000,000 (or assets under management of at least $1,000,000,000) or a long-term senior debt rating of at least BBB- from S&P or Baa3 from Moody’s, (b) either (i) is (or is a Subsidiary or Affiliate of) a Person that owns or manages (or has owned or has managed) gathering and processing systems with capacity totaling at least 300 Mcf per day within the past three years or (ii) has engaged an operator that is experienced in the business of gathering and processing systems with capacity totaling at least 300 Mcf per day, and (c) prior to such Person becoming an owner of outstanding interests in the Borrower, has complied with all applicable “know your customer” and anti-money laundering requirements of the Lenders.

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“Quarterly Payment Date” means (a) the last Banking Day of each March, June, September and December, commencing on the last Banking Day of June 2020 and (b) the Final Maturity Date.

“Rate Margin” means 6.75% per annum for LIBOR Loans and 5.75% per annum for Base Rate Loans.

“Real Property” means all right, title and interest of Borrower or its Subsidiaries in and to any and all parcels of real property owned, leased or operated by Borrower or its Subsidiaries together with all of Borrower’s or its Subsidiaries’ interests in all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

“Register” has the meaning given in Section 2.1.7 of the Agreement.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System (or any successor).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, emptying, seeping, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Substance into the Environment, including the movement of any Hazardous Substance through the air, soil, surface water or groundwater.

“Replacement Obligor” has the meaning given to such term in the OpCo Credit Agreement.

“Replacement Project Document” has the meaning given to such term in the OpCo Credit Agreement.

“Reportable Event” means any of the events set forth in Section 4043(b) or (c) of ERISA with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) for which notice to the PBGC has not been waived.

“Required Lenders” means, at any time, Lenders holding more than 50% of the sum of (a) the aggregate principal amount of the Loans outstanding and (b) Interest Expense related to any of the foregoing; provided that, except for the purposes of Section 7.2 (Remedies), if at any time there are only two unaffiliated Lenders, Required Lenders shall mean both Lenders. The Loans of any Defaulting Lender or any Affiliate of any Loan Party shall be disregarded in determining Required Lenders at any time. The Administrative Agent shall be responsible for determining whether the Required Lender threshold has been met and, upon the request of any other Agent, shall confirm in writing to such Agent whether such threshold has been met.

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“Responsible Officer” means, with respect to (a) any Agent, any officer within the department of such Agent administering this matter, including any vice president, assistant vice president, senior associate, assistant secretary, assistant treasurer, trust officer or any other officer of such Agent who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any such matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement or the applicable Credit Document; or (b) as to any other Person, its president, executive officer or financial officer, treasurer or any Person who is a manager or managing member of a limited liability company (or any of the preceding with regard to any such manager or managing member) or any other officer or similar official thereof, in each case responsible for the administration of the obligations of such Person in respect of this Agreement and the other Credit Documents.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Securities in, or subordinated Debt of, Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, defeasance, retirement, acquisition, cancellation or termination of any Securities in, or subordinated Debt of, Borrower or any option, warrant or other right to acquire any such Securities in, or subordinated Debt of, Borrower which is not expressly permitted by this Agreement.

“Revenue Account” has the meaning given in the Depositary Agreement.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sanctioned Country” means, at any time, a country, region or territory which is, or whose government is, the subject or target of any Sanctions broadly restricting or prohibiting dealings with such country, region, territory or government (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea Region of Ukraine).

“Sanctioned Person” means, at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States (including by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce), the United Nations Security Council, the European Union or any of its member states, Her Majesty’s Treasury, Switzerland or any other relevant authority, (b) any Person located, organized or resident in, or any Governmental Authority or governmental instrumentality of, a Sanctioned Country, or (c) any Persons owned, directly or indirectly 50% or more in the aggregate, Controlled by, or acting for the benefit or on behalf of, any Person described in clauses (a) or (b) hereof.

“Sanctions” means economic or financial sanctions or trade embargoes or restrictive measures enacted, imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce (b) the United Nations Security Council; (c) the European Union or any of its member states; (d) Her Majesty’s Treasury; or (e) any other relevant authority.

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“Secured Parties” has the meaning given in the Intercreditor Agreement.

“Secured Swap Agreement” means each Permitted Swap Agreement entered into between Borrower and a Secured Swap Counterparty; provided that the requirements of Section 6.5(a) of the Intercreditor Agreement have been satisfied.

“Secured Swap Counterparty” means a Permitted Swap Counterparty, in its capacity as counterparty to the applicable Permitted Swap Agreement, if and to the extent that such counterparty is the Administrative Agent, the Lead Arranger, a Lender or an Affiliate of any of the foregoing on the date such Permitted Swap Agreement is entered into; provided that the requirements of Section 6.5(a) of the Intercreditor Agreement have been satisfied.

“Securities” means any stock, shares, partnership interests, limited liability company interests and all equivalent ownership interests in a Person, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Security Agreement” means that certain Security Agreement, dated as of the date hereof, between Borrower and Collateral Agent.

“Sole Bookrunner” means Investec Inc.

“Statutory Reserve Rate” means, for any Interest Period for any LIBOR Loan, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the board for eurocurrency funding (referred to as “Eurodollar liabilities” in Regulation D of the board as of the date of this Agreement). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subject Claims” has the meaning given in Section 11.19 of the Agreement.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which such Person: (a) owns 50% or more of the shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers, or similar governing body, of such corporation, partnership, limited liability company or other entity and/or (b) controls the management, directly or indirectly through one or more intermediaries.

“Successor LIBO Rate” has the meaning given in Section 2.6.6(a) of the Agreement.

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“Supported QFC” has the meaning given in Section 11.30 of the Agreement.

“Swap Termination Payment” means any amount payable to or by the Borrower in connection with an early termination (whether as a result of the occurrence of an event of default or other termination event) of any Permitted Swap Agreement in accordance with the terms thereof; provided that, for the avoidance of doubt, “Swap Termination Payments” shall not include any Ordinary Course Swap Settlement Payments due under any such Permitted Swap Agreement except any Ordinary Course Swap Settlement Payments due as part of such termination payment.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Facility” means the Commitments and the Loans made thereunder.

“Test Period” means, for any Quarterly Payment Date, the four consecutive fiscal quarters most recently ended on such Quarterly Payment Date; provided that for any Quarterly Payment Date occurring less than four consecutive fiscal quarters following the Closing Date, Test Period shall mean the period from the Closing Date until the applicable Quarterly Payment Date.

“Total Commitment” means $50,000,000.

“Treasury” means the U.S. Department of Treasury.

“Type” means, when used in reference to any Loan or Borrowing, whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any financing statement or by reason of any mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to Collateral Agent pursuant to the applicable Collateral Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, UCC means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each applicable Credit Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

“USA PATRIOT Act” has the meaning given in Section 11.26 of the Agreement.

“U.S. Special Resolution Regimes” has the meaning given in Section 11.30 of the Agreement.

“U.S. Tax Compliance Certificate” has the meaning given in Section 2.4.5 of the Agreement.

“Withdrawal Liability” means liability to any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) as a result of a complete or partial withdrawal from such multiemployer plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

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“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

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RULES OF INTERPRETATION

1.    The singular includes the plural and the plural includes the singular.

2.    A reference to a Governmental Rule (except as otherwise provided in this Agreement) includes any amendment or modification to such Governmental Rule, and all regulations, rulings and other Governmental Rules promulgated under such Governmental Rule.

3.    A reference to a Person includes its permitted successors, permitted replacements and permitted assigns.

4.    Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.

5.    The words “include”, “includes” and “including” are not limiting.

6.    A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document. In the event of any conflict between the provisions of the Agreement (exclusive of the Exhibits, Schedules, Annexes and Appendices thereto) and any Exhibit, Schedule, Annex or Appendix thereto, the provisions of the Agreement shall control.

7.    Unless otherwise expressly provided, references to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, amended and restated, supplemented or otherwise modified from time to time as permitted under this Agreement and in effect at any given time; provided that (i) no such modification of the OpCo Credit Documents shall be effective for purposes of the Credit Documents unless also approved by the Lenders, Required Lenders or Administrative Agent, as applicable, and (ii) if the OpCo Credit Agreement is terminated, references to the OpCo Credit Agreement herein shall mean the OpCo Credit Agreement as in effect on Closing Date, as amended, amended and restated, supplemented or otherwise modified by modifications approved by the Lenders, Required Lenders or Administrative Agent, as applicable.

8.    The words “hereof”, “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

9.    References to “days” shall mean calendar days, unless the term “Banking Days” shall be used. References to a time of day shall mean such time in New York, New York, unless otherwise specified.

10.    If, at any time after the Closing Date, Moody’s, Fitch or S&P shall change its respective system of classifications, then any Moody’s, Fitch or S&P “rating” referred to herein shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.

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11.    For all purposes of the Credit Documents, any reference to a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership, or trust, or an allocation of assets to a series of limited liability company, limited partnership, or trust (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with such Person. Any division of a limited liability company, limited partnership, or trust shall constitute a separate Person under this Agreement and the other Credit Documents (and each division of any limited liability company, limited partnership, or trust that is a Subsidiary, Joint Venture, or any like term shall also constitute such a Person or entity).

12.    The Credit Documents are the result of negotiations between, and have been reviewed by Borrower, each Loan Party to any such Credit Document, Administrative Agent, each Lender and their respective counsel. Accordingly, the Credit Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against Borrower, any Loan Party to any such Credit Document, Administrative Agent or any Lender solely as a result of any such party having drafted or proposed the ambiguous provision.

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